Registration No. 024-11164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

ELEGANCE BRANDS, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

9100 Wilshire Blvd, Suite 362W

Los Angeles, California 90212

Telephone (424) 313-7471

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Stephen A. Weiss, Esq.

Megan J. Penick, Esq.

Michelman & Robinson LLP

10880 Wilshire Blvd.

Los Angeles, California 90024

Telephone: (310) 299-5500

2082	82-3305170
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This is Amendment No. 1 to the Offering Circular that was filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2020. This Offering Circular is intended to replace the Regulation A+ offering circular that was originally qualified on December 26, 2018. Elegance Brands, Inc. (“Elegance”) was instructed by the Commission to re-register the Offering in order to account for numerous material changes to the Offering, including a 6.35375-for-1 forward stock split (the “Forward Stock Split”) and in order to register a total of 57,000,000 Units at a per Unit offering price of $0.50 each, with each Unit consisting of one share of Class A common stock and a warrant to purchase 0.5 shares of Class A Common Stock. Prior to and without giving effect to the Forward Stock Split, Elegance had originally registered 5,000,000 shares of Class A common stock, at an offering price of $10.00 per share.

UP TO 57,000,000 UNITS OF SECURITIES, CONSISTING OF 57,000,000 SHARES OF CLASS A COMMON STOCK AND 57,000,000 WARRANTS TO PURCHASE 28,500,000 SHARES OF CLASS A COMMON STOCK, AT AN OFFERING PRICE OF $0.50 PER UNIT

This is the initial public offering (the “Offering”) of 57,000,000 units of securities (the “Units”) of Elegance Brands, Inc., a Delaware corporation (which we refer to as “Elegance,” the “Company,” “we,” “our,” and “us”). The Units are being offered at an offering price of $0.50 per Unit (the “Offering Price”), and each Unit consists of one share of Class A Common Stock, par value $0.0001, of the Company (the “Class A Common Stock”), and a warrant to purchase one-half of one share of Class A Common Stock, at an exercise price of $0.75 per share (“Warrant”). Unless previously exercised, each Warrant shall expire on a date which shall be 18 months following the date of completion of this Offering. The minimum subscription for Units is 500 Units for a minimum Offering Price of $250.00. If all Units are sold in the Offering the Company would receive gross proceeds of $28,500,000 (the “Maximum Offering Amount” and if all Warrants were exercised following completion of this Offering the Company would receive an additional $21,375,000, for total gross proceeds of $49,875,000 (the “Maximum Gross Proceeds”). The $0.50 per Unit Offering Price of the Class A Common Stock and Warrant has been arbitrarily determined by the Company and is not based on book value, assets, earnings or any other recognizable standard of value.

Prior to the date of this Offering Circular, pursuant to its prior offering circular that was originally qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) on December 26, 2018, as amended, between August 12, 2019 and February 29, 2020, Elegance sold an aggregate of 41,318,340 Units to 10,590 subscribers and received gross proceeds of approximately $20,659,170 (the “Prior Offering”). Accordingly, we will be offering pursuant to this Offering Circular up to 15,681,660 additional Units (the “Offered Units”) for a maximum of $7,840,830 of additional gross proceeds if all such additional Offered Units are sold. Due to fundamental changes in our Company, between August 12, 2019 and the date of this Offering Circular, we have suspended the Prior Offering pending the review of this Offering Circular by the Commission and the Commission’s qualification of this Offering Circular which was effected as of the date set forth below. A copy of this Offering Circular will be sent electronically to each of the 10,590 subscribers who purchased Units between August 12, 2019 and February 29, 2020 (the “Prior Investors”), and upon completion or termination of this Offering, we will refund in full the cash subscriptions of any such Prior Investor who requests a refund within ten days from their receipt of this Offering Circular. Please see “Risk Factors” beginning on page 12.

The Offering of the remaining 15,681,660 Offered Units will terminate on the first to occur of (i) the date on which all 57,000,000 Units (inclusive of the 41,318,340 Units sold in the Prior Offering) are sold, (ii) the Company’s election to terminate the Offering at any time, or (iii) as late as December 31, 2020, subject to our right to extend such date until as late as March 31, 2021, in our sole discretion (in each case, the “Termination Date”). Subscriptions may be made by either check, wire, credit card or ACH deposits. Checks should be made payable to Elegance Brands, Inc. and mailed to Prime Trust in accordance with the terms of the subscription agreement. The Company has engaged Prime Trust of 2300 West Sahara, Suite 1170, Las Vegas, NV 89102 to conduct its anti-money laundering and “know-your-client” review of all potential investors, as well as to act as escrow agent.

i

The Units, the Class A Common Stock, Warrants, and shares of Class A Common Stock underlying the Warrants (the “Warrant Shares”), are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. The Units, the Class A Common Stock and Warrants of which the Units consist, and the underlying Warrant Shares, are only issued to purchasers who satisfy the requirements set forth in Regulation A.. The Total Maximum Offering amount of $49,875,000 includes the aggregate price and future aggregate potential proceeds of $21,375,000 with respect to the Warrant Shares if all 57,000,000 Units are sold and all 28,500,000 Warrant Shares are exercised following sale of the Units in this Offering.

The Units are being offered directly by the Company and its management on a “best efforts” basis. No commissions or other compensation will be paid to Company management with respect to sales initiated by them.

There has been no public market for our Units or underlying Class A Common Stock and Warrants. We intend to seek to list our Class A Common Stock and Warrants for trading on the NYSE American Market (“NYSE:AMEX”). Although Elegance ultimately intends to apply to list its Class A Common Stock and Warrants on the NYSE”AMEX in order to meet the minimum initial listing requirements to list our Class A Common Stock and Warrants on NYSE:AMEX, we will need, among other things, for our Class A Common Stock to trade at a price of not less than $3.00 per share, and we must comply with certain corporate governance rules which we do not currently have in place. In the event that we do not meet the initial listing requirements of the NYSE:AMEX we will apply to have our Class A Common Stock and Warrants approved for quotation on the OTCQX or OTCQB, over-the-counter exchanges operated by the OTC Market Group, Inc. (collectively, the “OTC Market”). For further information, see “Plan of Distribution – Exchange Listing” on page 71 of this Offering Circular. Accordingly, we expect that our Class A Common Stock and Warrants will initially be quoted on the OTC Market..

The Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is intended to replace the Form 1-A Offering Statement that was qualified by the SEC on December 26, 2018, as later supplemented on August 26, 2019 and October 7, 2019, (the “Prior Offering Circular”). We subsequently further amended the Prior Offering Circular, but were unable to obtain qualification of such amendment from the Commission. As such, and pursuant to the Commission’s direction, we ceased our offering that was being conducted under the Prior Offering Circular and are now seeking to qualify pursuant to this Offering Circular all prior sales made under the Prior Offering Circular and this Offering Circular, subject to the rescission right to be afforded to Prior Investors as described above. Upon obtaining qualification of this Offering Circular, we expect to immediately commence the offer and sale of the 15,681,660 additional Offered Units.

Title of Each Class of Securities to be Qualified	Amount to be Qualified (4)	Price to Public	Underwriting Discount and Commissions	Proceeds to the Company(1)(3)

Units, each consisting of:	57,000,000	$0.50	(2)	$28,500,000
One Share of Class A Common Stock	57,000,000	-
Warrant for one-half share of Class A Common Stock	57,000,000	-
Class A Common Stock underlying Warrants	28,500,000	$0.75	(2)	$21,375,000
Total Maximum Offering (3)			(2)	$49,875,000

(1) Includes an aggregate of 41,318,340 Units sold to 10,590 subscribers for gross proceeds of approximately $20,659,170 in the Prior Offering which are being requalified for sale pursuant to this Offering Circular, subject to the right we are granting to each Prior Investor to rescind his, her or its subscription made in the Prior Offering following completion of this Offering. Accordingly, the Company will be offering pursuant to this Offering Circular up to a maximum of 15,681,660 additional Units (the “Offered Units”) for a maximum of $7,840,830 of additional gross proceeds if all such additional Offered Units are sold. In accordance with Rule 457(p), the FINRA fees paid in conjunction with the Prior Offering are being carried forward into this Offering.

ii

(2) On June 30, 2018, the Company engaged Sageworks Capital LLC, member FINRA/SIPC, a registered broker/dealer, as its managing selling agent for the Prior Offering. Our agreement with Sageworks terminated and on May 4, 2020, the Company engaged Dalmore Group, LLC, a registered broker dealer, as managing selling agent for the shares that are to be sold in this Offering. Under the terms of our agreement with Sageworks Capital LLC for the Prior Offering and with Dalmore Group, LLC for this Offering, we have agreed to pay a services fee equivalent to 1% of all funds raised in the Prior Offering and in this Offering. Neither Sageworks Capital LLC nor Dalmore Group, LLC is an underwriter and neither will be paid underwriting fees, but has and will receive service fees. We agreed to indemnify both managing selling agents, its affiliates, their representatives and agents with respect to the Prior Offering and this Offering. See “Risk Factors” and see “Plan of Distribution” for additional information regarding the BDOR’s compensation

(3) Does not reflect payment of expenses of this Offering, which are estimated to be approximately 20% of the total funds raised, and which include, among other things, legal fees, accounting costs, broker-dealer fees, reproduction expenses, due diligence, administrative services, other costs of blue sky compliance, fees related to escrow services, and actual out-of-pocket expenses incurred by the Company selling the Units, but which do not include administrative fees paid to broker-dealers or technology providers. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the offering. In addition, in consideration for Fund America providing its web hosting platform and related services and its affiliate Prime Trust, LLC acting as escrow agent for the Offering, the Company has and will pay fees to Fund America and Prime Trust equal to approximately 3.3% of the gross proceeds received from the Prior Offering and this Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS.”

Elegance Brands is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filing after this Offering. Following this Offering, the Company will be a “controlled company” within the meaning of the corporate governance rules of the Nasdaq Stock Market and the NYSE:AMEX. See “Management—Corporate Governance.”

THE UNITS OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

DALMORE GROUP, LLC

525 Green Place, Woodmere, NY 11598

The date of this Offering Circular is _____________ __, 2020.

iii

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of Elegance Brands, Inc. and its direct and indirect subsidiaries are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, references to “capital stock,” “Units,” “Class A Common Stock,” “Class B Common Stock,” “Shares,” “preferred stock,” “stockholders” or “Warrants” means the securities and stockholders of Elegance Brands, Inc., a Delaware corporation (“Elegance”).

iv

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These risks include, but are not limited to, the following:

●	Enforcement of existing federal or state regulations concerning the cannabis industry or adoption of new regulations that could have a material adverse effect on our business;

●	Control of our voting common stock by our President and Chief Executive Officer and a number of related party transactions that could pose potential conflicts of interest;

●	Our ability to effectively execute our business plan and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

●	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving Cannabis industry;

●	Our ability to deal with anticipated more stringent federal regulations on recreational use of Cannabis which could materially and adversely affect our business; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

1

The forward-looking statements in this Offering Circular are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those presented in our forward-looking statements. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse.

These forward-looking statements speak only as of the date of this Offering Circular. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Offering Circular after we distribute this Offering Circular, whether as a result of any new information, future events or otherwise.

2

OFFERING CIRCULAR SUMMARY

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such that are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders.

As used in this Offering Circular, all references to “Elegance,” “Units,” “capital stock,” “Class A Common Stock,” Class B Common Stock, “Warrants,” “Shares,” “preferred stock” or “stockholders,” applies only to Elegance Brands, Inc. As used in this Offering Circular, the terms “Company,” the “Elegance Group,” “we,” “our” or words of like import mean Elegance Brands, Inc. and its subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31st.

As at the date of this Offering Circular, Elegance has authorized for issuance up to 310,000,000 shares of capital stock constating of 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 200,000,000 shares of Common Stock were designated as Class A voting Common Stock (“Class A Common Stock”) and 100,000,000 shares of Common Stock were designated as Class B non-voting Common Stock (“Class B Common Stock”), and (b) an aggregate of 41,318,340 shares of Class A Common Stock and 91,400,000 shares ‘of Class B Common Stock are issued and outstanding. Each share of Class A Common Stock has one vote per share and each share of Class B Common Stock has four votes per share. All share and per share information set forth in this Offering Circular gives effect to a 6.35375-for-one forward stock split that Elegance consummated as of April 8, 2020.

Overview

Our Company

Elegance Brands Inc. is a global beverage company that develops, markets and distributes both alcoholic, non-alcoholic and CBD-infused beverages with a focus on innovation. In addition to its flagship brands, Gorilla Hemp Energy Drink and Elegance Vodka, we develop a range of hemp and CBD-infused beverages and a range of spirits and other alcoholic beverages.

Originally formed under the name “Herb Infusion Group Holdings, Inc.” on October 30, 2017, the Company changed its name to Elegance Spirits, Inc. on March 18, 2018, before it changed its name to “Elegance Brands, Inc.” on September 11, 2019, so as to incorporate the full panoply of beverages that it intends to sell and market under the Elegance brands. We intend to build and scale brand equity in our alcoholic beverages such as Elegance Vodka and other alcohol brands under development, and hemp and CBD-infused beverages with Gorilla Hemp Energy Drink and other Hemp and CBD infused brands under development. A description of the Company’s beverage initiatives is set forth in more detail below.

Australian Boutique Spirits Pty Ltd.

On December 3, 2019, Elegance entered into a share purchase agreement, as amended on March 31, 2020 and further amended on May 19, 2020 (the “Share Purchase Agreement”), to acquire 100% of the capital shares of Australian Boutique Spirits Pty Ltd., a private company incorporated in Australia (“ABS”). ABS is the producer of a number of spirits and other alcoholic beverages. ABS owns the Australian Bitters Company brand in all territories of the world excluding Australia, with Coca-Cola Amatil Limited (“CCA”) owning and distributing the Australian Bitters brand in the Australian market. ABS has an exclusive manufacturing agreement in place with CCA for the Australian Bitters Company brand with ABS acting as the manufacturing partner for CCA.

3

ABS develops, manufactures, exports and markets a range of Australian made spirits and alcoholic beverages and has also developed a suite of product formulations for additional spirits, alcohol and CBD beverages. The focus of ABS is on quality, innovation and first-to-market beverage trends and building brand equity in its core brands which are sold in several global markets. ABS offers premium quality beverage experiences as a result of its unique, innovative recipes and manufacturing process, some of which showcases Australian ingredients. ABS has research and development staff which is a key element of its business having developed more than 60 recipes for spirits, ready to drink beverages, liqueurs, hemp and CBD beverages. In addition to the Australian Bitters brand we manufacture for CCA for distribution in Australia, other brands owned by ABS include VOCO Vodka Coconut Water Ready to Drink.

All manufacturing and distribution operations of ABS are currently conducted from Sydney, Australia, and its sales and marketing offices are located in Australia and Los Angeles. ABS has an Australian-specific manufacturing and distribution strategy, including an existing partnership with CCA with two separate long term agreements in place and has expanded its export focus to North America and other international markets via distributor relationships. The core business model of ABS is to manufacture its products for sale by its distribution partners and to manufacture products under manufacturing agreements. Currently there is a mix of both contract manufacturing for CCA, contract manufacturing for Elegance Brands as well as manufacturing its own brands for sale to distribution partners.

Based on its audited financial statements for the fiscal years ended December 31, 2018 and 2019 ABS had net revenues of AUS$1,230,326 (US$920,100)1 and AUS$3,232,327 (US$2,249,076)2, earnings before interest, depreciation and amortization of intangible assets (“EBITDA”) of AUS$330,614 (US$247,250)1 and AUS$1,613,559 (US$1,121,685)2, respectively, and net profits of AUS$224,010 (US$167,526)1 and AUS$936,616 (US$651,100)2, respectively. According to a valuation reasonableness report of Moore Stephens Perth Corporate Services Pty Ltd., the equity value of ABS was between AUS$21,386,771 (US$14,096,021) and AUS$30,368,771. Elegance intends to consummate the ABS acquisition immediately following the date this Offering Circular is qualified by the SEC.

Elegance’s Chairman and Chief Executive Officer, Amit Raj Beri, is also a director and the sole shareholder of ABS.

Under the terms of the Share Purchase Agreement, Elegance agreed to acquire the shares of ABS in exchange for a payment aggregating AUS$17,040,000 or USD $11,076,000, inclusive of a (AUS) $2,500,000 or (USD) $1,712,500 contract deposit previously paid in cash. The (AUS) $14,540,000 or (USD) $9,363,500 balance of the purchase price is payable at closing in the form of 18,727,000 shares of Elegance Class B Common Stock, valued at USD $0.50 per share (the “Stock Consideration”). The Stock Consideration (which may be converted at any time into shares of Class A Common Stock) are restricted securities under the Securities Act of 1933, as amended. In addition, Mr. Beri agreed that neither he nor any of his affiliates will publicly sell any of the Stock Consideration for a period of one year from the completion of this Offering.

1 Based on an exchange rate of the Australian Dollar to the U.S Dollar of 1:0.7479, representing the Reserve Bank of Australia’s average published exchange rate in 2018.

2. Based on an exchange rate of the Australian Dollar to the U.S Dollar of 1:0.6952, representing the Reserve Bank of Australia’s average published exchange rate in 2019.

4

The Share Purchase Agreement also provides that in the event at any time during the period that shall commence on the date of completion or termination of this Offering and expires one (1) year after the completion or termination of this Offering (the “Measuring Period”), Mr. Beri or his designated affiliate owning the Stock Consideration may sell and transfer back to Elegance for cancellation an aggregate of up to 60% of the Total Consideration or 13,291,200 shares of Class B or Class A Common Stock in exchange for up to AUS$10,224,000, less the amount of the contract deposit previously paid in cash, or AUS$7,724,000; which payment would be payable by the Company in $6,645,600 United States dollars, less the amount of the $1,712,500 cash deposit or (USD) $4,933,100 (the “Maximum Cash Payment”); provided, that at the time of payment of all or any portion of such Maximum Cash Payment, (i) after giving effect to any payments required to be made in respect of rescissions of subscriptions by investors who purchased securities of Elegance in connection with the Prior Offering, and (ii) after giving effect to the Maximum Cash Payment to be made to Mr. Beri or his affiliate, the “Working Capital” of the Company (defined as the excess of our consolidated current assets over our consolidated current liabilities) that is then available to the Company from all sources, including net proceeds of the Prior Offering and this Offering, sales of additional debt or equity securities of Buyer during the Measuring Period, or our net profits, shall be equal to or greater than $6,000,000, of which not less than $5,000,000 of such Working Capital shall be in the form of cash or immediately marketable securities. So long as these conditions are met, Mr. Beri or his affiliate may sell back to the Company during the Measuring Period less than 60% of the Stock Consideration and the Maximum Cash Payment shall be appropriately reduced based on valuing the amount of Stock Consideration sold at $0.50 per share.

The ABS purchase price is approximately 80% of the low end of the range of equity value of ABS set forth in the Moore Stephens Perth Corporate Services Pty Ltd. valuation reasonableness report.

It is anticipated that consummation of the acquisition of ABS shall occur immediately following the qualification of this Offering by the SEC.

To date, we have paid an initial cash deposit of AUS$2,500,000 (US$1,714,000) to Mr. Beri. Effective as of March 31, 2020, ABS and Mr. Beri entered into a guarantee letter agreement with Elegance under which they have agreed to refund the deposit in full to Elegance. To secure such guaranty, ABS and Mr. Beri pledged to Elegance the share capital of ABS pursuant to a charge over shares agreement.

Our Other Products

The current product categories owned by the Company include the following:

●	Super Premium Spirits: Elegance Vodka, which is a super-premium, luxury vodka brand distilled from Australian grapes. Elegance Vodka is certified gluten-free, distilled eleven times in small batches, and blended with Australian natural pure water and charcoal filtered prior to packaging and distribution. Each bottle of Elegance Vodka is hand blown, and all components are assembled by hand in a state-of-the-art manufacturing and bottling facility. Elegance has a number of additional spirits and alcohol brands under development.

●	Hemp and CBD Infused Beverages: The first hemp and CBD infused beverage brand ready for launch is Gorilla Hemp Energy Drink with a number of additional brands in development.

We believe that our mix of premium vodka, energy drinks, and hemp- and CBD-infused products will allow us to rise to the forefront of the markets for alcoholic and hemp and CBD-infused beverage products. We believe our planned acquisition of ABS., which we intend to consummate immediately following the date of this Offering Circular, along with potential acquisitions of other beverage producers or brands, will allow us to quickly expand and distribute our suite of products worldwide. Elegance is an early stage company and we anticipate that, following the acquisition of ABS, we intend to quickly grow our revenue base through sales in Australia, the U.S. and worldwide.

The Beverage Industry and Market Opportunity

We believe that we have strong economic prospects by virtue of the following dynamics of the industry and our competitive advantages:

5

●	Market for Premium Brand Vodka: Vodka is by far one of the most widely-consumed liquors in the United States and much of the world, with vodka representing almost one-third of industry sales according to the Distilled Spirits Council (DISCUS). The global alcoholic beverage market exceeded $1.4 trillion in 2017, and is anticipated to grow to more than $1.6 trillion by 2025 (see https://www.alliedmarketresearch.com/alcoholic-beverages-market). Distilled spirits, including vodka, represented one-third of that market by expenditure, and approximately 28 percent of that market by volume. In the U.S., spirits represented some 37.8% of the overall alcoholic beverage market. And vodka represented some 33%, or some $6.6 billion in sales, in that market. Today, premium and super premium vodka (priced at $30 and above) represents a growing segment of the distilled spirits and vodka market. In 2020 the U the global market for vodka is estimated at $48 billion in revenues, according to Statista. With the increasing popularity of premium and super premium spirits, we anticipate the premium vodka market to continue expanding in coming years.

●	Developing Market for Hemp- and CBD-Infused Beverages: With greater awareness of the health benefits surrounding cannabidiol (CBD), the global market for CBD-infused beverages is growing rapidly, and is anticipated to reach $1.4 billion by 2024, according to a report published by MarketWatch. As public awareness of the benefits of Hemp and CBD-infused beverages grow, we anticipate that there will be increasing demand for Hemp and CBD-infused beverages. Use of such extracts is legal, so long as the extract contains no more than 0.3% CBD. In addition, despite a conservative political environment in Washington D.C., support for marijuana legalization appears to be rapidly outpacing opposition. According to 2016 Gallup Poll, public support for the legalization of marijuana in the United States has soared from approximately 16% in 1974 to approximately 60% in 2016. We anticipate that this increasing public support for marijuana legalization, and openness toward use of such extracts, will expand the market for our beverages.

●	Market Size: The alcoholic beverage market alone is anticipated to grow by some $350 billion during the period 2019 to 2023, according to ResearchandMarkets.com. The global energy drink market, already at $46 billion in 2016, is projected to grow to some $86.0 billion by 2026, according to Allied Market Research, and the global market for CBD- and Hemp-infused beverage market is anticipated to grow to some $1.4 billion by 20203, according to Zenith Global. Through our acquisition of ABS, which already has a pre-existing distribution agreement with Coca-Cola Amatil, the Australian subsidiary of Coca Cola, we anticipate that we be able to exploit that market and achieve greater distribution of our beverages.

●	Market Leader: We aim to become a market leader in premium vodka, through the sale of our Elegance Vodka brand, and our numerous energy and lifestyle beverages.

Our Growth Strategy

Marketing and Development of our Super Premium Vodka: We believe that we have a unique and disruptive brand in Elegance Vodka, which differentiates it from its competition. Firstly, the visual and packaging detail sets it apart from other vodka brands. Secondly, the liquid innovation is also unlike any other vodka brand commercially available. Elegance Vodka has been designed to be attractive to the lifestyle focused consumer looking for a super-premium product offering. We believe that the brand has a palpable “WOW” factor and is one of the only vodka brands targeting a core female demographic consumer. Once distribution at scale is achieved, our marketing initiatives will allow us to successfully position this brand for repeat purchase by our core target consumer leading to increased lifetime value and incremental sales revenues for the company.

Marketing and Development of our Hemp and CBD-infused Energy Drinks: Our Gorilla Hemp Energy Drink offers a differentiated value proposition and is a unique lifestyle focused brand in the energy drink space. We are one of the only hemp-derived CBD infused energy drink brands available which allows us to position our brand in two large product categories: “Energy Drinks” and “Hemp CBD”. This brand has been designed for a core “Gen Z” male target consumer. Once initial distribution at scale is established, our marketing initiatives will allow this brand to be positioned as a lifestyle-focused offering to our target consumer leading to incremental sales revenues for the company.

6

Acquisition of Australian Boutique Spirits Pty Ltd: As discussed above, we recently entered into a share purchase agreement with Australian Boutique Spirits Pty Ltd. (“ABS”), an Australian corporation wholly owned by our Chairman and Chief Executive Officer, pursuant to which we will acquire from Amit Raj Beri 100% of the outstanding shares of ABS. Elegance’s acquisition of ABS will allow us to immediately ramp up our product categories with several successful brands, including Australian Bitters Company (which is a brand that Coca-Cola Amatil Limited (“CCA”)acquired and distributes in Australia and which we manufacture for CCA) with the brands owned by ABS for distribution in the USA, Canada, New Zealand, Denmark, United Kingdom and Thailand. Other brands owned by ABS include VOCO Vodka Coconut Water Ready to Drink. The acquisition of ABS is anticipated to close immediately following the date of this Offering Circular.

New Opportunities: Elegance Brands is also developing a suite of additional alcohol, energy drink and hemp CBD brands to allow for “bolt on” sales to the current “routes to market” for each respective product category.

Our Stock Split

Effective as of September 11, 2019, and pursuant to the terms of our amended and restated certificate of incorporation filed with the Delaware Secretary of State on April 8, 2020, we completed a 6.35375-for-one forward split (the “Stock Split”) of our Common Stock, resulting in the Company having a total of 41,318,340 shares of Class A Common Stock and 91,400,000 shares of Class B Common Stock outstanding. We completed this Stock Split in order to reduce the offering price of our shares in this Offering from $10.00 per share to $0.50 per Unit.

Our Fully-Diluted Equity.

Prior to the date of this Offering Circular, pursuant to its prior offering circular, as amended, between August 12, 2019 and February 29, 2020, Elegance sold an aggregate of 41,318,340 Units to 10,590 subscribers and received gross proceeds of approximately $20,659,170 (the “Prior Offering”). Accordingly, we will be offering pursuant to this Offering Circular up to 15,681,660 additional Units (the “Offered Units”) for a maximum of $7,840,830 of additional gross proceeds if all such additional Offered Units are sold. Due to fundamental changes in the terms of the offering, between August 12, 2019 and the date of this Offering Circular, we suspended the Prior Offering pending the review of this Offering Circular by the Securities and Exchange Commission (the “SEC” or the “Commission”) and the Commissions’ qualification of this Offering Circular which was effected as of the date hereof. A copy of this Offering Circular will be sent electronically to each of the 10,590 subscribers who purchased Units between August 12, 2019 and February 29, 2020 (the “Prior Investors”), and upon completion of this Offering, we will refund in full the cash subscriptions of any such Prior Investor who requested a refund within ten days from their receipt of this Offering Circular.

If Elegance completes this Offering and sells all 15,681,660 Offered Units, assuming that no subscriber to any of the 41,318,340 Units sold in the Prior Offering elects to rescind their subscriptions, the fully-diluted Common Stock, and giving effect to (a) up to 18,727,000 shares of Class B Common Stock to be issued to Amit Raj Beri upon consummation of the acquisition of ABS, (b) the exchange of all Class B Common Stock for Class A Common Stock and (c) the exercise of all 28,500,000 Warrants and the issuance of all Warrant Shares sold in this Offering, Elegance’s fully-diluted Common Stock would be a maximum of 186,131,064 shares of Common Stock

Fully-Diluted Class A Common Stock

The following table sets forth the number of shares of Elegance Common Stock to be owned by (a) the current holders of Elegance Class A Common Stock, (b) holders of Elegance Class B Common Stock, and (c) investors in this Regulation A+ Offering, based on the sale of 10%, 25%, 50%, 75% or 100% of the remaining 15,681,660 additional Offered Units, consisting of Class A Common Stock and Warrants to purchase Class A Common Stock, being offered in this Regulation A+ Offering. This Offering will be completed or terminated by Elegance.

7

Number of Class A Shares Sold (4)	10%	25%	50%	75%	100%
Investors in this Offering (1)	2,352,249	5,880,623	11,761,245	17,641,868	23,522,490
Holder of Class B Common Stock (2)	91,400,000	91,400,000	91,400,000	91,400,000	91,400,000
Existing Investors in Prior Offering (3)	61,977,510	61,977,510	61,977,510	61,977,510	61,977,510
Total	155,729,759	159,258,133	165,138,755	171,019,378	176,900,000

(1)	Consists of up to 15,681,660 additional Units (the “Offered Units”) for a maximum of $7,840,830 of additional gross proceeds if all such additional Offered Units are sold.

(2)	Does not include 18,727,000 additional shares of Class B Common Stock that may be issued to Amit Raj Beri upon consummation of the acquisition of ABS. The holders of Class B Common Stock consist of our founders and initial shareholders. Each outstanding share of Class B Common Stock entitles the holder to four votes at any regular or special meeting of shareholders of Elegance or in connection with any shareholder consents. Each of the shares of Class B Common Stock may be exchanged at any time by the holders for an identical number of shares of Class A Common Stock

(3)	Consists of an aggregate of 41,318,340 shares of Class A Common Stock included in Units sold to 10,590 subscribers in the Prior Offering, up to 15,681,660 additional shares of Class A Common Stock to be included in the additional Offered Units, and up to 28,500,000 additional shares of Class A Common Stock issuable upon exercise of the Warrants.

(4)	A copy of this Offering Circular will be sent electronically to each of the 10,590 subscribers who purchased Units between August 12, 2019 and February 29, 2020 (the “Prior Investors”), and upon completion of this Offering, we will refund in full the cash subscriptions of any such Prior Investor who requests a refund within ten days from their receipt of this Offering Circular.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO COMPLETE THE SALE OF ALL OF OUR UNITS IN THIS REG A+ OFFERING, OR THAT WE WILL BE ABLE RECEIVE ANY SIGNIFICANT NET PROCEEDS FROM THIS OFFERING.

Our Risks

An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Offering Circular Summary. These risks include, but are not limited to, the following:

●	Enforcement of existing federal or state regulations concerning the alcoholic beverage and cannabis industries or adoption of new regulations that could have a material adverse effect on our business;

●	Upon completion of this Offering, a significant number of Prior Investors may demand a refund of their subscriptions for Class A Common Stock made prior to March 1, 2020;

●	Our Chief Executive Officer has the power to control our Company and may have significant conflicts of interest;

●	Our ability to effectively execute our business plan and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate;

8

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics, and our ability to differentiate our business model and service offerings;

●	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving beverage industry;

●	Our ability to deal with anticipated more stringent federal regulations on the CBD-infused beverage industry, which could materially and adversely affect our business;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	Our inability to predict or anticipate the duration or long-term economic and business consequences of the ongoing COVID-19 pandemic.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this Offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. In addition, we may delay the adoption of certain accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

REGULATION A+

Elegance is offering Units, with each Unit consisting of one share of Class A Common Stock and a warrant to purchase one half share of Class A Common Stock, pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $50 million in a 12-month period.

9

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular forms a part.

THE OFFERING

Issuer:	Elegance Brands, Inc.

Shares Offered by Elegance Brands, Inc.(1):	Units being offered at an offering price of $0.50 per Unit, and with each Unit consisting of one share of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and a warrant to purchase one-half of one share of Class A Common Stock (with each warrant exercisable for a period of 18 months following the termination of this Offering at an exercise price of $0.75 per share), for maximum gross proceeds of $49,875,000, including each investor’s exercise in full of the Warrant Shares. Prior to the date of this Offering Circular, pursuant to our prior offering circular, as amended, Elegance sold an aggregate of 41,318,340 Units to 10,590 subscribers and received gross proceeds of approximately $20,659,170 in the Prior Offering. Accordingly, Elegance will be offering pursuant to this Offering Circular up to 15,681,660 additional Units (the “Offered Units”) for a maximum of $7,840,830 of additional gross proceeds if all such additional Offered Units are sold.

Number of shares of Common Stock Outstanding before the Offering(1):	41,318,340 shares of Class A Common Stock and 91,400,000 shares of Class B Common Stock (1)

Number of shares of Common Stock to be Outstanding after the Offering – Fully Diluted(2):	80,500,000 shares of Class A Common Stock and 91,400,000 shares of Class B Common Stock.

Price per Unit:	$0.50 per Unit, with a $0.75 per share exercise price for the Warrants included in the Units.

Minimum Purchase:	500 Units for a subscription price of $250.00.

Voting Rights:	The Class A Common Stock has one (1) vote per share.
The Class B Common Stock has four (4) votes per share.

Proposed Listing	Although Elegance ultimately intends to apply to list its Class A Common Stock and Warrants on a national securities exchange such as the NYSE American (“NYSE-AMEX”), in order to meet the minimum initial listing requirements to list our Class A Common Stock and Warrants on NYSE-AMEX we will need, among other things, our Class A Common Stock to trade at a price of not less than $3.00 per share, and we must comply with certain corporate governance rules which we do not currently have in place. Accordingly, it is anticipated that our Class A Common Stock and Warrants will initially trade on the OTCQX Market.

10

We may continue to offer our Class A Common Stock under this Offering Circular until as late as March 31, 2021, and we may wait to commence trading of our Class A Common Stock on a national securities exchange until completion of the Offering. As a result, you may experience a delay between the closing of your purchase of shares of our Class A Common Stock and the commencement of exchange trading of such shares on the relevant securities exchange.

There can be no assurance that the Elegance Class A Common Stock sold in this Offering will be approved for quotation on the OTCQX Market or listed a national securities exchange. See “Risk Factors” starting on page 12 of this Offering Circular.

Use of Proceeds(3)	If Elegance sells all of the 15,681,660 Offered Units in this Offering at a per Unit Price of 0.50 per Unit, together with the 41,318,340 Units sold between August 12, 2019 and February 29, 2020 in the Prior Offering, Elegance will receive gross proceeds of $28,500,000. If all of the 57,000,000 Warrants included in the Units to be sold in this Offering and sold in the Prior Offering are exercised, for up to 28,500,000 Warrant Shares, at an exercise price of $0.75 per share, Elegance would receive an additional $21,375,000 from the exercise of the Warrants. We expect to pay maximum fees to our broker dealer of record and other offering expenses estimated at up to $3,254,000 in the Prior Offering and in connection with the Offered Units in this Offering. Accordingly, the cumulative estimated net proceeds to Elegance, not including the proceeds from the exercise of the Warrants, will be approximately $25,200,000.

We intend to use these net proceeds of the Prior Offering and this Offering to pay the balance of the purchase price to acquire ABS (unless all or part of such balance is paid in additional shares of Class B Common Stock), cover research and development expenses, scale marketing initiatives for all brands, scale distribution initiatives for all brands, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section. See the “Risk Factors” and “Use of Proceeds” sections of this Offering Circular for further detail.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

(1)	Gives effect to a 6.35375-for-one forward stock split of Elegance’s outstanding shares of Class A Common Stock and outstanding shares of Class B Common Stock that was authorized as of September 11, 2019 and consummated on April 8, 2020.

(2)	Includes (a) up to 57,000,000 shares of Class A Common Stock, of which 41,318,340 shares were sold in the Prior Offering and 15,681,660 additional shares will be included in the Offered Units in this Offering, (b) a maximum of 28,500,000 shares of Class A Common Stock underlying the 57,000,000 Warrants included in the Prior Offering and this Offering, and (c) 91,400,000 shares of Class B Common Stock outstanding at the time of this Offering. Does not include 18,727,000 additional shares of Class B Common Stock that will initially be issued to Amit Raj Beri upon consummation of the acquisition of ABS.

(3)	Offering expenses include, in addition to potential selling commissions, fees and expenses for marketing and advertising of the Offering, media expenses, fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be up to $3,254,000, depending upon the length of time in which we offer the Offered Units prior to the Termination Date and the number of Offered Units we are ultimately able to sell in this Offering.

11

RISK FACTORS

The Units, and the underlying Shares and Warrant Shares, offered hereby are highly speculative, and prospective purchasers should be aware that an investment in the Company’s Class A Common Stock involves a high degree of risk. Accordingly, prospective purchasers should carefully consider the following risk factors in addition to the other information in this Offering Circular.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations.

Risks Relating to Our Business

The Company has a limited operating history and, as a result, has a limited history in the sale of its beverage products, which makes it difficult to accurately evaluate its business prospects.

The Company has a limited operating history. While the Company’s executives, including Amit Raj Beri, the Company’s Chairman and Chief Executive Officer, and Sahil Beri, one of the Company’s directors, each have significant experience in the beverage industry, Elegance has a limited operating history and has only recently begun to launch the sale of its products, including Elegance Vodka and Gorilla Hemp Energy Drink. The Company intends to acquire Australian Boutique Spirits Pty Ltd., a private Australian corporation, which has extensive history in the development, sale and marketing of beverages, the Company itself has limited experience. As such, the Company cannot guarantee that it will be successful in its business initiatives and as a result its business prospects are difficult to accurately evaluate.

Growth of operations will depend on the acceptance of our products and consumer discretionary spending.

The acceptance of our products by customers is critically important to our success. Shifts in user preferences away from our products, our inability to create alcoholic or hemp products that appeal to consumers, or changes in our products that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary user spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users may decide to purchase beverage, CBD, or hemp products that are cheaper or to forego purchasing any type of alcohol or hemp product, due to a lack of available capital. Our vodka and hemp products are intended to be more expensive, higher end products catering to the present trends that have been observed. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

We cannot be certain that the products that we offer will become, or continue to be, appealing and as a result there may not be any demand for these products and our sales could decrease, which would result in a loss of revenue. Additionally, there is no guarantee that interest in our products will continue, which could adversely affect our business and revenues.

12

Demand for products which we sell depends on many factors, including:

●	the number of customers we are able to attract and retain over time;

●	the competitive environment in the vodka industry, as well as the alcoholic beverage industry as a whole, may force us to reduce prices below our desired pricing level or increase promotional spending which may have an impact on customer perception; and

●	the ability to anticipate changes in user preferences and to meet customers’ needs in a timely, cost-effective manner;

All of these factors could result in immediate and longer-term declines in the demand for the products we plan to offer, which could adversely affect our sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

We have limited management resources and are dependent on key executives.

We are currently relying on key individuals to continue our business and operations and, in particular, the professional expertise and services of Mr. Amit Raj Beri, Chief Executive Officer, Mr. Christopher Alfieri, Chief Revenue Officer, Mr. Ram Venkat, Chief Financial Officer, Ms. Allison Luvera, Chief Marketing Officer, as well as key members of our executive management team and others in key management positions. Our future success depends in large part on the continued service of Mr. Beri. If our officers and directors chose not to serve or if they are unable to perform their duties, and we are unable to retain a replacement qualified individual or individuals, this could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace the current officers and directors with other qualified individuals.

Our Chief Executive Officer is in a position to control all shareholder votes and our board of directors and may be subject to significant conflicts of interest.

Amit Raj Beri, our Chief Executive Officer owns an aggregate of 43,918,477 shares of our Class B Common Stock which entitles him to cast up to 209,673,909 votes (or four votes per share of Class B Common Stock) at every shareholders meeting or in connection with providing written shareholder consents. In addition Mr. Beri may be issued up to 18,727,000 additional shares of Class B Common Stock upon consummation of the acquisition of ABS. Accordingly, Mr. Beri will likely be able to vote a majority of the outstanding Common Stock of Elegance and is in a position to elect the entire Board of Directors of Elegance. The interests of Mr. Beri and other shareholders may not coincide on one or more occasions and Mr. Beri may be subject to significant conflicts of interest.

We increased the volume of securities being offered on August 12, 2019 and have sold securities between that date and February 2020 without a qualified offering statement. Shareholders who purchased shares between August 2019 and February 2020 will have rescission rights that could require us to reacquire the shares sold during that period for an aggregate repurchase price of up to $20,659,170.

On August 12, 2019, we increased the volume of securities being offered and between August 12, 2019 and February 29, 2020 sold securities in the Prior Offering without a qualified offering statement since that date. We will not have a qualified offering statement until this Offering Statement and related Offering Circular is qualified by the Commission. As a result, that the Prior Offering Statement was not qualified to purchasers between August 12, 2019 and February 2020. Units sold during that period may not have been exempt from registration or qualification requirements under federal securities laws, may have been issued in violation of federal securities laws and may be subject to rescission. In order to redress this issue, upon completion of the Offering pursuant to this Offering Circular, we intend to make a separate rescission offer to all Prior Investors who made purchases of shares of Class A Common Stock between August 2019 and February 2020. If a substantial number of Prior Investors who purchased Class A Common Stock in the Prior Offering exercise such rescission right and request a refund of their subscriptions, we may not be left with sufficient liquidity achieve our business objectives; in which case our business and prospects could be materially and adversely affected.

We may face business interruption, as well as inability to raise funds in this Offering, due to terrorism, war, violence or other natural or man-made disasters, including the ongoing COVID-19 pandemic.

13

War, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic, may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial conditions.

The Company’s business may be adversely affected by instability, disruption or destruction in a geographic region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or man-made disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID-19”). Such events may disrupt our business operations, cause distributors to be unable to distribute our product, or cause customers to suspend their decisions on purchasing the Company’s products. Such disruption may also materially affect our ability to attend or sponsor trade shows or other conferences in which our products are presented to distributors, customers and potential customers, cause restrictions, postponements and cancellations of events that attract large crowds and public gatherings such as trade shows at which we have historically presented our products, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with purchases of goods or services and commitments to develop new products. These events also pose significant risks to the Company’s personnel and to physical facilities, transportation and operations, which could materially adversely affect the Company’s financial results.

The Uncertainty Surrounding the COVID-19 pandemic may make it difficult or impossible to predict the impact that the pandemic may have on the production, manufacturing and sale of our products and, as a result, may make it difficult or impossible to accurately make certain accounting judgments and determinations.

The COVID-19 pandemic has caused significant disruption to businesses around the world, causing disruption in supply chains, production, manufacturing and distribution. At this time, we are unable to accurately determine the short-term or long-term effects that these disruptions may have on the development of our brand, the effects that it may have on our manufacturing partners, the ultimately the launch and distribution of our products, and our revenue projections. Furthermore, significant accounting judgments may be required as a result of the ongoing COVID-19 pandemic. Areas that may be difficult to estimate or predict the effects of the COVID-19 pandemic, and the resulting government restrictions put in place as a result, include fair value and impairment considerations, leases, debt modifications or restructurings, hedging, revenue recognition, going concern determinations and subsequent events, among other things. Guidance from the SEC, Financial Accounting Standards Board and Public Accounting Oversight Board may change over time and may impact our financial reporting.

External Economic Factors May have a Material Adverse Impact on the Company’s Business Prospects.

Success can also be affected significantly by changes in local, regional and national economic conditions. Factors such as inflation, labor, energy, real estate costs, the availability and cost of suitable employees, fluctuating interest rates, state and local laws and regulations and licensing requirements and increased competition can also adversely affect the Company.

Data Privacy and Security

Our business activities are subject to laws and regulations governing the collection, use, sharing, protection and retention of personal data, which continue to evolve and have implications for how such data is managed. In addition, the Federal Trade Commission (the “FTC”) continues to expand its application of general consumer protection laws to commercial data practices, including to the use of personal and profiling data from online users to deliver targeted Internet advertisements. Most states have also enacted legislation regulating data privacy and security, including laws requiring businesses to provide notice to state agencies and to individuals whose personally identifiable information has been disclosed as a result of a data breach.

14

Similar laws and regulations have been implemented in many of the other jurisdictions in which the Company operates, including the European Union. Recently, the European Union adopted the General Data Protection Regulation (“GDPR”), which is intended to provide a uniform set of rules for personal data processing throughout the European Union and to replace the existing Data Protection Directive (Directive 95/46/EC). Fully enforceable as of May 25, 2018, the GDPR expands the regulation of the collection, processing, use and security of personal data, contains stringent conditions for consent from data subjects, strengthens the rights of individuals, including the right to have personal data deleted upon request, continues to restrict the trans-border flow of such data, requires mandatory data breach reporting and notification, increases penalties for non-compliance and increases the enforcement powers of the data protection authorities. Also, in 2015, the European Court of Justice invalidated the U.S.-E.U. Safe Harbor framework, one of the legal mechanisms through which personal data could be transferred from the European Union to the United States, and the mechanism relied upon by the Company with respect to certain personal data transfers among the Company’s businesses, and between the Company and some of its third-party service providers. The Company has been putting into place, and working with its third-party service providers to implement, alternative legal mechanisms for cross-border personal data transfers.

In response to such developments, industry participants in the U.S., and Europe have taken steps to increase compliance with relevant industry-level standards and practices, including the implementation of self-regulatory regimes for online behavioral advertising that impose obligations on participating companies, such as the Company, to give consumers a better understanding of advertisements that are customized based on their online behavior. The Company continues to monitor pending legislation and regulatory initiatives to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments, including any changes required in the Company’s data privacy and security compliance programs.

Risks Related to our Alcohol Brands

We face substantial competition in our industry, including many new entrants into spirits and consolidation among beverage alcohol producers, wholesalers, and retailers, could hinder the marketing, sale, or distribution of our products.

In the United States, we intend to sell our products either to distributors for resale to on-premise venues and off-premise retail outlets or, in those states that control alcohol sales, to state governments who then sell them to end customers and consumers. In other markets, including Australia, we intend use a variety of route-to-consumer models – including, in many markets, reliance on others to market and sell our products. In particular, in jurisdictions that control alcohol sales such as Canada, we intend to sell our products to the provincial liquor control boards who then sell them to end customers and consumers; and in other jurisdictions we intend to sell our products utilizing the aforementioned distributor model. Consolidation among spirits producers, distributors, wholesalers, suppliers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Other suppliers, as well as wholesalers and retailers of our brands, offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by other suppliers, and by wholesalers and retailers, could adversely affect our sales, margins, and business and financial results. While we seek to take advantage of the efficiencies and opportunities that large retail customers can offer, they often seek lower pricing and purchase volume flexibility, offer competing own-label products, and represent a large number of other competing products. If the buying power of these large retail customers continues to increase, it could negatively affect our financial results.

Our industry requires the attraction and retention of talented employees.

Success in the beverage industry, does and will continue to require the acquisition and retention of highly talented and experienced individuals. Due to the growth in the market segment targeted, such individuals and the talent and experience they possess is in high demand. There is no guarantee that we will be able to attract and maintain access to such individuals. If we fail to attract, train, motivate and retain talented personnel, our business, financial condition, and operating results may be materially and adversely impacted, which could result in the loss of your entire investment.

15

The future success of the Company will depend on its key executive officers and its ability to attract, retain, and motivate qualified personnel.

The future success of the Company largely depends upon the continued services of Amit Raj Beri and its other executive officers and management team. If one or more of its executive officers are unable or unwilling to continue in their present positions, the Company may not be able to replace them readily, if at all. Additionally, the Company may incur additional expenses to recruit and retain new executive officers. If any of its executive officers joins a competitor or forms a competing company, the Company may lose some of its potential customers. Finally, the Company does not maintain “key person” life insurance on any of its executive officers. Because of these factors, the loss of the services of any of these key persons could have a material adverse effect on the business, results of operations, and financial condition of the Company.

The continuing ability of the Company to attract and retain highly qualified personnel will also be critical to its success because it will need to hire and retain additional personnel as its business grows. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. The Company faces significant competition for skilled personnel in its industry. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, the Company may not be able to effectively manage or grow its business, which could have a material adverse effect on the business, results of operations, and financial condition of the Company. As a result, the value of your investment could be significantly reduced or completely lost.

We will depend on a limited number of suppliers of raw and packaging materials.

We rely upon a limited number of suppliers for raw and packaging materials used to make and package our products. Our success will depend in part upon our ability to successfully secure such materials from suppliers that are delivered with consistency and at a quality that meets our requirements. The price and availability of these materials are subject to market conditions. Increases in the price of our products due to the increase in the cost of raw materials could have a negative effect on our business.

If we are unable to obtain sufficient quantities of raw and packaging materials, delays or reductions in product shipments could occur which would have a material adverse effect on our business, financial condition and results of operations. The supply and price of raw materials used to produce our products can be affected by a number of factors beyond our control, such as frosts, droughts, other weather conditions, economic factors affecting growing decisions, and various plant diseases and pests. If any of the foregoing were to occur, no assurance can be given that such condition would not have a material adverse effect on our business, financial condition and results of operations. In addition, our results of operations are dependent upon our ability to accurately forecast our requirements of raw materials. Any failure by us to accurately forecast its demand for raw materials could result in an inability to meet higher than anticipated demand for products or producing excess inventory, either of which may adversely affect our results of operations.

The inherent uncertainty in supply/demand forecasting could adversely affect our business, particularly with respect to our aged products.

There is an inherent risk of forecasting imprecision in determining the quantity of aged and maturing products to produce and hold in inventory in a given year for future sale. The forecasting strategies we use to balance product supply with fluctuations in consumer demand may not be effective for particular years or products. There is an inherent risk of forecasting error in determining the quantity of maturing stock to lay down in a given year for future consumption as a result of changes in business strategy, market demand and preferences, macroeconomic conditions, introductions of competing products, and other changes in market conditions. Any forecasting error could lead to our inability to meet the objectives of our business strategy, future demand, or lead to a future surplus of inventory and consequent write down in value of maturing stocks. If we are unable to accurately forecast demand for our products or efficiently manage its inventory, this may have a material adverse effect on our business and financial results. Further, we cannot be certain that we will be successful in using various levers, such as pricing changes, to create the desired balance of available supply and consumer demand for particular years or products. As a consequence, we may be unable to meet consumer demand for the affected products for a period of time. Furthermore, not having our products in the market on a consistent basis may adversely affect our brand equity and future sales.

16

Changes in consumer preferences and purchases, and our ability to anticipate or react to them, could negatively affect our business results.

We intend to operate as a branded consumer products company in a highly competitive market, and our success depends on our continued ability to offer consumers appealing, high-quality products. Consumer preferences and purchases may shift due to a host of factors, many of which are difficult to predict, including changes in economic conditions, demographic and social trends; public health policies and initiatives; changes in government regulation of beverage alcohol products; the potential legalization of marijuana use on a more widespread basis within the United States or elsewhere which may cannibalize alcohol sales; and changes in travel, leisure, dining, gifting, entertaining, and beverage consumption trends. Consumers may begin to shift their consumption and purchases of our premium and super-premium products, more commonly found in on-premise establishments, in favor of off-premise purchases. This includes consumption at home as a result of various factors, including shifts in social trends, proliferation of smoking bans, and stricter laws relating to driving while under the influence of alcohol. Shifts in consumption channels such as these could adversely impact our profitability. Consumers also may begin to prefer the products of competitors or may generally reduce their demand for brands produced by larger companies. Over the past several years, the number of small, local distilleries in the United States has grown significantly. This is being driven by a trend of consumers showing increasing interest in locally produced, regionally sourced products. As many more competitive brands enter the market, it could have a negative impact on the demand for our premium vodka brands. In addition, we could experience unfavorable business results if we fail to attract consumers from diverse backgrounds and ethnicities in the United States and in our non-U.S. markets. Demographic forecasts in the United States for several years after 2017 indicate a slight decrease in the population segment aged 21 to 24; fewer potential consumers in this age bracket could have a negative effect on industry growth rates and our business. To continue to succeed, we must anticipate or react effectively to shifts in demographics, consumer behavior, consumer preferences, drinking tastes, and drinking occasions.

There may be a detrimental impact to our products’ acceptance if consumer sentiment or perception towards Australia, the jurisdiction our grapes are sourced from, declines.

If we otherwise fail to develop or implement effective business, portfolio, and brand strategies, our growth, stock price, or financial results could suffer. More broadly, if consumers shift away from spirits our financial results could be adversely affected.

We believe that new products, line extensions, label and bottle changes, product reformulations, and similar product innovations by both our competitors and us will compete increasingly for consumer drinking occasions. Product innovation is a significant element of our growth strategy; however, there can be no assurance that we will continue to develop and implement successful line extensions, packaging, formulation or flavor changes, or new products. Unsuccessful implementation or short-lived popularity of our product innovations could result in inventory write-offs and other costs, reduction in profits from one year to the next, and also could damage consumers’ perception of the brand family. Our inability to attract consumers to our product innovations relative to our competitors’ products – especially over time – could negatively affect our growth, business, and financial results.

Higher costs or unavailability of materials could adversely affect our financial results, as could our inability to obtain certain finished goods or to sell used materials.

Our products use materials and ingredients that we purchase from suppliers. Our ability to make and sell our products depends upon the availability of the raw materials, product ingredients, finished products, wood, glass and PET bottles, cans, bottle closures, packaging, and other materials used to produce and package them. Without sufficient quantities of one or more key materials, our business and financial results could suffer. For instance, only a few glass producers make bottles on a scale sufficient for our requirements, and a single producer supplies most of our glass requirements.

17

Weather, the effects of climate change, diseases, and other agricultural uncertainties that affect the mortality, health, yield, quality, or price of the various raw materials used in our products also present risks for our business, including in some cases potential impairment in the recorded value of our inventory. Changes in weather patterns or intensity can disrupt our supply chain as well, which may affect production operations, insurance costs and coverage, and the timely delivery of our products.

Water is an essential component of our products, so the quality and quantity of available water is important to our ability to operate our business. If droughts become more common or severe, or if our water supply were interrupted for other reasons, high-quality water could become scarce.

If the social acceptability of our products declines, or governments adopt policies disadvantageous to beverage alcohol, our business could be adversely affected.

Our ability to market and sell our products depends heavily on societal attitudes toward drinking and governmental policies that both flow from and affect those attitudes. In recent years, increased social and political attention has been directed at the beverage alcohol industry. For example, there remains continued attention focused largely on public health concerns related to alcohol abuse, including drunk driving, underage drinking, and the negative health impacts of the abuse and misuse of beverage alcohol. While most people who drink enjoy alcoholic beverages in moderation, it is commonly known and well reported that excessive levels or inappropriate patterns of drinking can lead to increased risk of a range of health conditions and, for certain people, can result in alcohol dependence. Some academics, public health officials, and critics of the alcohol industry in the United States, Europe, and other parts of the world continue to seek governmental measures to make beverage alcohol more expensive, less available, or more difficult to advertise and promote. If future high-quality scientific research indicated more widespread serious health risks associated with alcohol consumption – particularly with moderate consumption – or if for any reason the social acceptability of beverage alcohol were to decline significantly, sales of our products could decrease.

Significant additional labeling or warning requirements or limitations on the availability of our products could inhibit sales of affected products.

Various jurisdictions have adopted or may seek to adopt significant additional product labeling or warning requirements or limitations on the availability of our products relating to the content or perceived adverse health consequences of some of our products. Several such labeling regulations or laws require warnings on any product with substances that the state lists as potentially associated with cancer or birth defects. Our products already raise health and safety concerns for some regulators, and heightened requirements could be imposed. If additional or more severe requirements of this type become applicable to one or more of our major products under current or future health, environmental, or other laws or regulations, they could inhibit sales of such products.

We will probably depend on a small number of large retailers for a significant portion of our sales.

Food and beverage retailers in the U.S. and other markets have been consolidating, resulting in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we and our bottlers and distributors do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer.

We may depend on third party manufacturers for a portion of our business.

A portion of our sales revenue may be dependent on third party manufacturers that we do not control. The majority of these manufacturers’ business comes from producing and/or selling either their own products or our competitors’ products. As independent companies, these manufacturers make their own business decisions. They may have the right to determine whether, and to what extent, they manufacture our products, our competitors’ products and their own products. They may devote more resources to other products or take other actions detrimental to our brands. In most cases, they are able to terminate their manufacturing arrangements with us without cause. We may need to increase support for our brands in their territories and may not be able to pass on price increases to them. Their financial condition could also be adversely affected by conditions beyond our control, and our business could suffer as a result. Deteriorating economic conditions could negatively impact the financial viability of third party manufacturers. Any of these factors could negatively affect our business and financial performance.

18

Failure of third-party distributors upon which we rely could adversely affect our business.

We will rely heavily on third party distributors for the sale of our products to retailers. The loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Our distributors may also provide distribution services to competing brands, as well as larger, national or international brands, and may be to varying degrees influenced by their continued business relationships with other larger beverage companies. Our independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of their sales. There can be no assurance that our distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

Substantial disruption to production at our manufacturing and distribution facilities could occur.

A disruption in production at our beverage manufacturing facility could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

We will most likely be subject to seasonality related to sales of our products.

Our business is subject to substantial seasonal fluctuations. Accordingly, our operating results may vary significantly from quarter to quarter. To date, we have not generated any revenues.

We may fail to comply with applicable government laws and regulations.

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations, could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on our beverages and our ingredients could increase our costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of our products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to our products.

19

We face various operating hazards that could result in the reduction of our operations.

Our operations are subject to certain hazards and liability risks faced by beverage companies that manufacture and distribute alcoholic products, such as defective products, contaminated products and damaged products. The occurrence of such a problem could result in a costly product recall and serious damage to our reputation for product quality, as well as potential lawsuits. Although we maintain insurance against certain risks under various general liability and product liability insurance policies, no assurance can be given that our insurance will be adequate to fully cover any incidents of product contamination or injuries resulting from our operations and our products. We cannot assure you that we will be able to continue to maintain insurance with adequate coverage for liabilities or risks arising from our business operations on acceptable terms. Even if the insurance is adequate, insurance premiums could increase significantly which could result in higher costs to us.

Litigation and publicity concerning product quality, health and other issues could adversely affect our results of operations, business and financial condition.

Our business could be adversely affected by litigation and complaints from customers or government authorities resulting from product defects or product contamination. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, or litigation costs, regardless of the result. Further, any litigation may cause our key employees to expend resources and time normally devoted to the operations of our business.

Risks Related to Hemp and CBD

Industrial Hemp Investment Opportunities

We may generate revenue by investing in certain stages of industrial hemp businesses, including extraction laboratories, retail sales, and retail brands.

Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our Shareholders.

While we may intend to invest in companies that distribute or sell industrial hemp and these activities are presently legal under federal law after the passage of the Agriculture Improvement Act of 2018 (“2018 Farm Bill”), there may still be a situation where we are exposed to potential criminal liability, and our assets could be subject to civil forfeiture proceedings.

Laws and regulations affecting the regulated industrial hemp industry are constantly changing, which could detrimentally affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is highly likely that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of industrial hemp and industrial hemp derived CBD could negatively affect the industrial hemp industry, which would directly affect our financial condition.

While the federal government has recently legalized industrial hemp, the U.S. Food and Drug Administration (“FDA”) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations including cGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If companies we choose to invest in are unable to comply with the regulations and or registration as prescribed by the FDA, we may be unable to continue to operate their business in its current form or at all.

20

A drop in the retail price of industrial hemp products may negatively impact our business.

The demand for industrial hemp products depends in part on the price of commercially grown industrial hemp. Fluctuations in economic and market conditions that impact the prices of commercially grown industrial hemp, such as increases in the supply of such industrial hemp and the decrease in the price of products using commercially grown industrial hemp, could cause the demand for industrial hemp products to decline, which would have a negative impact on our business. With the recent legalization of industrial hemp, there is a large opportunity to be successful in the market, however, as the space becomes more popular, and larger companies arrive in the space, market conditions may change.

Businesses we invest in may not obtain the necessary permits and authorizations to operate the industrial hemp business.

Businesses we invest in may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for the cultivation, production and dispensary businesses, or may only be able to do so at great cost. In addition, they may not be able to comply fully with the wide variety of laws and regulations applicable to the industrial hemp industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on their ability to operate the industrial hemp business, which could have a material adverse effect on our business.

If products are contaminated, businesses we invest in may have litigation and products liability exposure.

Potential investments source some of our products from third-party suppliers. Although they test the products from third-party suppliers, they may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from their products, they may sue the company in addition to the supplier and they may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Businesses we invest in operate with the risk of a potential complete loss of product.

Many of our potential investments are completely dependent upon the successful harvest of hemp product. If a harvest is lost due to uncontrollable events, such a loss could have a material adverse effect on our business. We intend to diversify our investments to limit the impact of such a loss.

CBD businesses may have difficulty accessing the service of banks, which may have a direct financial impact on companies in which we invest.

While industrial hemp cultivation was legalized by the 2018 Farm Bill, the FDA is choosing to regulate certain hemp products, including CBD, under the FDAC act. As a result of this regulation, it is possible that we may have trouble securing services from banks due to the current position FDA is taking with CBD.

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of industrial hemp. We believe that as industrial hemp becomes more accepted the stigma associated with industrial hemp use will diminish and as a result consumer demand will continue to grow. And while we believe that the market and opportunity in the industrial hemp space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the industrial hemp industry will adversely affect our business operations.

21

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

If products are contaminated, businesses we invest in may have litigation and products liability exposure.

Potential investments source some of our products from third-party suppliers. Although they test the products from third-party suppliers, they may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from their products, they may sue the company in addition to the supplier and they may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

The Company may not achieve its goals and objectives.

While the management of the Company believes that its experience and relationships will moderate this risk to some degree, no representation is made that any aspect of the Company’s expansion projects will be successful.

Security breaches and other disruptions could compromise the information maintained by Elegance and expose it to liability, which would cause its business and reputation to suffer.

In the ordinary course of business, the Company may collect and store sensitive data, including intellectual property, its proprietary business information and that of its customers and business partners, and personally identifiable information of the Company’s business partners, distributors, marketers and customers, in its data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to the business strategy of the Company. Despite the Company’s planned security measures, its information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise the Company’s network, services and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, and disruption to the Company’s operations and the goods and services it provides to customers. This often times results in a loss of confidence in a company’s products and services, which could adversely affect its ability to earn revenues and competitive position and could have a material adverse effect on the Company’s business, results of operations, and financial condition.

The products that the Company has developed and hopes to develop will likely result in increased costs.

The Company expects its product development costs to increase in future periods as it expands into new areas, and such increased costs could negatively affect its future operating results. The Company expects to continue to expend substantial financial and other resources on its current business operations, including the marketing and distribution of Elegance Vodka, Gorilla Energy, and other Company-branded beverages. Furthermore, Company intends to invest in additional marketing, licensing and product development programs, as well as associated sales and marketing programs, and general administration. These investments may or may not result in increased revenue or growth in the business. The failure of the Company to materially increase its revenues could have a material adverse effect on the business, results of operations, and financial condition of the Company.

22

The inability of the Company to effectively control costs and still maintain its business relationships, could have a material adverse effect on its business, results of operations, and financial condition.

It is critical that the Company appropriately align its cost structure with prevailing market conditions to minimize the effect of economic downturns on its operations and, in particular, to build and maintain its user relationships. However, the Company is limited in its ability to reduce expenses due to the ongoing need to continue to invest in research and development. In circumstances of reduced overall demand for the products and services of the Company, its cost structure could have a material adverse effect on the business, results of operations, and financial condition of the Company. The inability of the Company to align its cost structure in response to economic downturns on a timely basis could have a material adverse effect on the business, results of operations, and financial condition of the Company. Conversely, adjusting the cost structure to fit economic downturn conditions may have a negative effect on the Company during an economic upturn or periods of increasing demand for products. If the Company too aggressively reduces its costs, it may not have sufficient resources to capture opportunities for expansion and growth and meet customer demand. The inability of the Company to effectively manage resources and capacity to capitalize on periods of economic upturn could have a material adverse effect on the business, results of operations, and financial condition of the Company.

The Company has not conducted an evaluation of the effectiveness of its internal control over financial reporting and will not be required to do so until after it becomes a reporting Company under the Securities Exchange Act of 1934, as amended (the “’34 Act”). If the Company is unable to implement and maintain effective internal control over financial reporting investors may lose confidence in the accuracy and completeness of its financial reports and the market price of its common stock may be negatively affected.

As a public company, the Company will be required to maintain internal control over financial reporting for the year ending December 31, 2020 and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires that the Company, when it becomes a ’34 Act reporting company, evaluate and determine the effectiveness of its internal control over financial reporting and, beginning with its annual report on for the fiscal year ending December 31, 2020, provide a management report on the internal control over financial reporting, which must be attested to by its independent registered public accounting firm to the extent we decide not to avail ourselves of the exemption provided to an emerging growth company, as defined by The Jumpstart Our Businesses Act of 2012 (the “JOBS Act”). Since the Company has not conducted an evaluation of the effectiveness of its internal control over financial reporting, the Company may have undiscovered material weaknesses. If the Company has a material weakness in its internal control over financial reporting, it may not detect errors on a timely basis and our financial statements may be materially misstated. The Company intends to design and implement the internal control over financial reporting procedures required to comply with this obligation, which process may be time consuming, costly, and complicated. If the Company identifies material weaknesses in its internal control over financial reporting, if it is unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if it is unable to assert that our internal control over financial reporting are effective, or if its independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting, if and when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of its common stock could be negatively affected, and the Company could become subject to investigations by the stock exchange on which its securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

The Company may not be able to effectively manage its growth or improve its operational, financial, and management information systems, which could have a material adverse effect on the business, results of operations, and financial condition of the Company.

23

In the near term, the Company intends to expand the scope of its operations activities significantly. If the Company is successful in executing its business plan, it will experience growth in its business that could place a significant strain on its business operations, finances, management and other resources. The factors that may place strain on its resources include, but are not limited to, the following:

●	The need for continued development of financial and information management systems;

●	The need to manage strategic relationships and agreements with manufacturers, customers and partners; and

●	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage the business.

Additionally, the strategy of the Company could produce a period of rapid growth that may impose a significant burden on its administrative and operational resources. Its ability to effectively manage growth will require the Company to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that the Company will be successful in recruiting and retaining new employees or retaining existing employees.

The Company cannot provide assurances that its management will be able to manage this growth effectively. Its failure to successfully manage growth could result in its sales not increasing commensurately with capital investments or could otherwise have a material adverse effect on the business, results of operations, and financial condition of the Company.

Litigation may adversely affect the business, financial condition, and results of operations of the Company.

From time to time in the normal course of its business operations, the Company may become subject to litigation that may result in liability material to its financial statements as a whole or may negatively affect its operating results if changes to its business operations are required. The cost to defend such litigation may be significant and may require a diversion of resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of its business, regardless of whether the allegations are valid or whether the Company is ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of the insurance coverage of the Company for any claims could have a material adverse effect on the business, results of operations, and financial condition of the Company.

Risks Related to our Intellectual Property

It is difficult and costly to protect our proprietary rights.

Our commercial success will depend in part on obtaining and maintaining trademark protection and trade secret protection of our products and brands, as well as successfully defending these trademarks against third-party challenges. We will only be able to protect our intellectual property related to our trademarks and brands to the extent that we have rights under valid and enforceable trademarks or trade secrets that cover our products and brands. Changes in either the trademark laws or in interpretations of trademark laws in the U.S. and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our issued trademarks or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

We may face intellectual property infringement claims that could be time-consuming and costly to defend, and could result in our loss of significant rights and the assessment of treble damages.

24

From time to time we may face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties. Some of these claims may lead to litigation. The outcome of any such litigation can never be guaranteed, and an adverse outcome could affect us negatively. For example, were a third party to succeed on an infringement claim against us, we may be required to pay substantial damages (including up to treble damages if such infringement were found to be willful). In addition, we could face an injunction, barring us from conducting the allegedly infringing activity. The outcome of the litigation could require us to enter into a license agreement which may not be under acceptable, commercially reasonable, or practical terms or we may be precluded from obtaining a license at all. It is also possible that an adverse finding of infringement against us may require us to dedicate substantial resources and time in developing non-infringing alternatives, which may or may not be possible. In the case of diagnostic tests, we would also need to include non-infringing technologies which would require us to re-validate our tests. Any such re-validation, in addition to being costly and time consuming, may be unsuccessful.

Finally, we may initiate claims to assert or defend our own intellectual property against third parties. Any intellectual property litigation, irrespective of whether we are the plaintiff or the defendant, and regardless of the outcome, is expensive and time-consuming, and could divert our management’s attention from our business and negatively affect our operating results or financial condition.

We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property or claiming ownership of what we regard as our own intellectual property.

Although we try to ensure that we, our employees, and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we, our employees, or independent contractors have used or disclosed intellectual property in violation of others’ rights. These claims may cover a range of matters, such as challenges to our trademarks, as well as claims that our employees or independent contractors are using trade secrets or other proprietary information of any such employee’s former employer or independent contractors. As a result, we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

If the Company fails to protect or develop its intellectual property, its business, operations and financial condition could be adversely affected.

Any infringement or misappropriation of intellectual property of the Company could damage its value and limit its ability to compete. The Company may have to engage in litigation to protect the rights to its intellectual property, which could result in significant litigation costs and require a significant amount of management time and attention. In addition, the ability of the Company to enforce and protect its intellectual property rights may be limited in certain countries outside the United States.

The Company may also find it necessary to bring infringement or other actions against third parties to seek to protect its intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that the Company will have the financial or other resources to enforce its rights or prevent other parties from developing similar technology or designing around its intellectual property.

Although the Company believes that its intellectual property does not and will not infringe upon the trademarks or violate the proprietary rights of others, it is possible such infringement or violation has occurred or will occur in the future, which could have a material adverse effect on the business, results of operations, and financial condition of the Company.

The Company is not aware of any infringement by it of any person’s or entity’s intellectual property rights. In the event that products the Company offers or sells are deemed to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or services or to obtain a license for the manufacture and/or sale of such products or services or cease selling such products or services. In such event, there can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect on the business, results of operations, and financial condition of the Company.

25

There can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If products or services, or proposed products or services, are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, the Company could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also could have a material adverse effect on the business, results of operations, and financial condition of the Company.

The trade secrets of Elegance Brands, Inc. may be difficult to protect.

The success of the Elegance Brands, Inc. depends upon the skills, knowledge, and experience of its scientific and technical personnel, its consultants and advisors, as well as its licensors and contractors. Because the Company operates in several highly competitive industries, it relies in part on trade secrets to protect its proprietary technology and processes. However, trade secrets are difficult to protect. The Company enters into confidentiality or non-disclosure agreements with its corporate partners, employees, consultants, outside scientific collaborators, developers, distributors and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties’ confidential information developed by the receiving party or made known to the receiving party by the Company during the course of the receiving party’s relationship with Company. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to the Company will be the exclusive property of the Company, and the Company enters into assignment agreements to perfect its rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to the Company. Its trade secrets also could be independently discovered by competitors, in which case the Company would not be able to prevent the use of such trade secrets by its competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could have a material adverse effect on the business, results of operations, and financial condition of the Company.

The Company faces intense competition and many of its competitors have greater resources that may enable them to compete more effectively.

The beverage industry is intensely competitive and the Company expects competition to intensify further in the future. The Company’s beverages will be subject to competition from well-established commercial brands. Many of its competitors have greater capital resources, facilities and diversity of product lines, which may enable them to compete more effectively in this market. These competitors may devote their resources to developing and marketing products that will directly compete with the product lines of the Company. Due to this competition, there is no assurance that the Company will not encounter difficulties in generating revenues and market share or in the positioning of its products. There are no assurances that competition in the alcoholic, non-alcoholic and CBD-infused beverage industries in which the Company operates will not lead to reduced prices for its products. The inability of the Company to successfully compete with existing companies and new entrants to the market could have a material adverse effect on the business, operations and financial condition of the Company.

The Company may be unable to differentiate its products and services from those of its competitors, or successfully develop and introduce new products and services that are less costly than, or superior to, those of its competitors. This could have a material adverse effect on the business, results of operations and financial condition of the Company.

Risks Related to this Offering

26

Our officers and directors and their affiliates will exercise significant control over

Elegance Brands.

.

Currently, our officers, directors and other insiders may have individual interests that are different to or conflicting with yours and such officers, directors and insiders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or prevent someone from acquiring or merging with us. It should also be noted that the Units being offered herein consist only of Class A Common Stock and, as such, will have only one vote per share. Our Class B Common Stock, which is held by our founders, officers, directors and certain insiders, has four votes per share.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Following this Offering, our charter documents may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable because they will:

●	authorize our board of directors, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock;

●	provide for a classified board of directors;

●	prohibit our stockholders from acting by written consent;

●	establish advance notice requirements for proposing matters to be approved by stockholders at stockholder meetings; and

●	prohibit stockholders from calling a special meeting of stockholders.

There is presently no market for our Common Stock and we do not expect to have a market for listing our Common Stock on a national securities exchange in the near future.

Prior to this Offering, there has been no public market for shares of our Common Stock. While we intend to apply to list our Class A Common Stock on a nationally recognized securities exchange such as the NYSE-AMEX. In the event we are not able to meet the NYSE-AMEX initial listing requirements we expect that our Class A Common Stock will initially be quoted for trading on the OTCQX Market. However, an active market may not develop following completion of this Offering, or if developed, may not be maintained.

The price at which our Class A Common Stock will trade after this Offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control, including:

●	variations in our operating results;

●	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

●	announcements of developments affecting our business, systems or expansion plans by us or others;

●	market volatility, whether related to the ongoing COVID-19 pandemic or more generally; and

●	the operating results of our competitors.

As a result of these and other factors, investors in our Class A Common Stock may not be able to resell their shares at or above the per Unit price of this initial offering.

27

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation, if directed at us, could result in substantial costs and a diversion of management’s attention and resources from operating our business.

There is no guarantee we will ever be able to list our securities. Investors should view an investment in our Class A Common Stock as a long-term investment.

There is no public trading market for the Company’s shares.

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company has not yet submitted a Form 211 to the Financial Industry Regulatory Authority (“FINRA”) and, thus, does not trade, as yet, have a trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the company must either (1) apply to be listed on the NYSE American Stock Exchange or (2) file an application on Form 211 with FINRA and seek to have our shares of Class A Common Stock quoted for trading on the OTCQX Market.

Our offering price is arbitrary and bears no relationship to our assets, earnings or book value.

There is no current public trading market for the Company’s Class A Common Stock and the price at which the shares of Class A Common Stock underlying the Units are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Company’s Class A Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution. In addition, if the holders of all 91,400,000 shares of Class B Common Stock exchange such shares of Class B Common Stock for shares of Class A Common Stock, such additional shares of Class A Common Stock may be sold into the market and substantially reduce the $0.50 per share offering price for the Units purchased by investors in the Prior Offering and in this Offering.

The Company may undertake additional equity or debt financing in the future that may dilute the shares in this Offering.

The Company may undertake further equity or debt financing which may be dilutive to existing stockholders, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing stockholders and also reducing the value of the shares of Class A Common Stock underlying the Units subscribed for in this Offering.

The Company may have to authorize additional shares of common stock in the future.

In the event the Company conducts additional offerings of its Class A Common Stock, or  issues additional shares of Class A Common Stock as consideration for future acquisitions or financings, it is possible that the Company may have to amend its certificate of incorporation to authorize additional shares of its Class A Common Stock for issuance in the future.  Such amendment will require the approval of the holders of a majority of the outstanding shares of our voting common stock, including our Class B Common Stock.

Even if this Offering is successful, we may need to raise additional financing, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

The proceeds from the Prior Offering and this Offering, including potential proceeds from the sale of Warrant Shares upon exercise of all the Warrants, will be up to $49,875,000 before deducting fees, commissions and offering expenses payable by us. Subject to the results of our anticipated rescission offer to subscribers who invested approximately $20,659,170 in our Prior Offering, we expect that if the maximum sale of Units and Warrant Shares is achieved, the net proceeds from the Prior Offering and this Offering will be sufficient to fund our current operations for at least the next twenty-four months. However, our operating plan may change as a result of many factors currently unknown to us (including the success of this Offering and the results of the rescission offer to Prior Investors), and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

28

An investment in the Units is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

If the Maximum Offering amount is not raised, it may increase the amount of long-term debt or the amount of additional equity that the Company must raise in order to meet its operational or long-term needs.

There is no assurance that the maximum amount of shares in this Offering will be sold. If the Maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in the future in order to finance our business operations and execute our business plans. Increasing the amount of debt held by the Company will increase our debt service obligations and make less cash available for use in running our operations. Increasing the amount of additional equity financing that we may need to raise in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on shares of our Common Stock and do not anticipate paying cash dividends on such shares in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors that may affect the Company and other factors that our management and board of directors may deem relevant in making such a determination. If we do not pay dividends in the future, our shares may be perceived as being less valuable because a return on your investment will only occur if the Company’s stock price appreciates.

The Company may not be able to obtain additional financing following this Offering.

Even if the Company is successful in selling the maximum number of shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

An investment in the Company’s stock is highly speculative and could result in a loss of your entire investment.

An investment in the Company’s stock in this Offering involves a high degree of risk, is highly speculative, and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason for the foreseeable future.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Offered Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Offered Units.

29

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop.

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline.

Should a market develop and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because the Company does not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions.

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company has made assumptions in its projections and in forward-looking statements that may not be accurate.

The discussions and information in this Offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering circular or in other reports issued by us or by third-party publishers.

30

The Company has significant discretion over the net proceeds of this Offering.

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

You should be aware of the long-term nature of this investment.

There is not now, and likely will not be in the near future, a public market, for the shares. Because the shares have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the shares may also adversely affect the price that you might be able to obtain for the shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

As a holder of Class A Common Stock, you will have very little voting power and most likely will have no influence on the management of the Company.

Each share of Class A Common Stock of the Company is entitled to one (1) vote per share on those matters subject to a vote by shareholders. However, the management and certain other insiders hold Class B Common Stock, which is entitled to four (4) votes per share held. As there are currently 91,400,000 shares of Class B Common Stock outstanding, the Class B Stockholders collectively are entitled to 357,600,000 votes on any stockholder matters. Even if all the Units in this Offering are sold, and all of the underlying Warrant Shares are exercised, the investors in this Offering will only hold a collective 85.5 million votes. As such, and as the Company’s management and insiders all hold Class B Common Stock with four votes per share, the Class A Common Stockholders will have limited ability to influence the decisions of the Company. As an investor, you will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase shares unless he or she is willing to entrust all aspects of management to the Company.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

31

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of June 30, (ii) the end of the fiscal year in which we have total annual gross revenue of $1 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period or (iv) five years from the date of this Offering Circular.

Our Class A Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Class A Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

32

USE OF PROCEEDS

Assuming the sale by us of all 49,875,000 Units of Class A Common Stock and Warrants to purchase shares of Class A Common Stock, including 41,318,340 Units sold in the Prior Offering at $0.50 per Unit for gross proceeds of $20,659,170, and an additional 15,681,660 Units to be sold in this Offering at $0.50 per Unit for additional gross proceeds of $7,840,830, but excluding the exercise of all Warrants included in the Units sold in the Prior Offering and to be sold in this Offering, our estimated fees related to the Offering are anticipated to include selling agent fees, marketing expenses (including without limitation, media expenses, and internal website posting costs we will incur) and professional fees, which we believe will be as much as $3,254,000, the total net proceeds to us would be approximately $25,200,000. If all of the Warrants to purchase up to 28,500,000 additional shares of Class A Common Stock are sold and fully exercised, we would receive an additional $21,375,000 of gross proceeds.

We currently intend to use the maximum net proceeds of this Offering as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Units. Accordingly, we will retain broad discretion over the use of the proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Units, consisting of shares of our Class A Common Stock and Warrants to purchase shares of our Class A Common Stock, issued in both the Prior Offering and this Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units. The table below, excludes any additional net proceeds we may receive from the exercise of the Warrants included in the Units.

Percentage of Offering Sold

	10%	25%	50%	75%	100%
Gross Proceeds	$2,850,000	$7,125,000	$14,250,000	$21,375,000	$28,500,000
Offering Expenses (1)	$399,422	$916,054	$1,662,108	$2,473,162	$2,969,216
Selling Commissions & Fees (2)	$28,500	$71,250	$142,500	$213,750	$285,000
Net Proceeds	$2,422,078	$6,137,696	$12,445,392	$18,688,088	$25,245,784
Payment of Cash Purchase Price for ABS (3)	$0	0	0	6,645,600,	$6,645,600
Marketing Expenses (4)	$500,000	$2,000,000	$3,500,000	$4,000,000	$5,000,000
Product Development	$100,000	$400,000	$500,000	$600,000	$750,000
Salaries and Wages	$685,000	$1,090,000	$3,003,600	$3,003,600	$3,003,600
Rent & Warehousing	$50,000	$50,000	$250,000	$250,000	$250,000
Office Expense	$50,000	$50,000	$120,000	$120,000	$120,000
Furniture; Fixtures	$15,000	$25,000	$50,000	$100,000	$200,000
Travel	$75,000	$75,000	$150,000	$150,000	$150,000
Utilities	$30,000	$30,000	$60,000	$60,000	$60,000
Computers & Software	$25,000	$25,000	$100,000	$100,000	$100,000
Licenses	$15,000	$15,000	$30,000	$60,000	$60,000
Insurance	$45,000	$45,000	$45,000	$90,000	$90,000
Legal and Accounting	$225,000	$225,000	$1,000,000	$1,000,000	$1,000,000
Working Capital (5)	$607,078	$2,107,696	$3,591,792	$2,508,888	$7,816,584
Total Use of Net Proceeds	$2,422,078	$6,137,696	$12,445,392	$18,688,088	$25,245,784

(1)	Offering expenses include cash fees related to investor relations and finder’s fees, escrow agent fees and professional fees for legal and auditing; but does not include the value of a non-cash equity compensation issued to the Company’s former Chairman.

(2)	The Company shall pay Sageworks Capital LLC, the BDOR in the Prior Offering, and Dalmore Group, LLC, the BDOR in the current Offering, a broker-dealer services fee equivalent to 1% on funds raised in the Offering. Dalmore Group, LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees.

33

(3)	Includes the $4,933,100 Maximum Cash Payment and the $1,712,500 cash deposit referred to below. On April 20, 2018 Elegance entered into an agreement for the assignment and purchase, for $1.00, of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company (“ABS”), the entity that originally developed and owned the Elegance Vodka brand. On December 31, 2019, Elegance entered into a share purchase agreement, as amended and restated as of March 31, 2020 and as further amended on May 18, 2020, with ABS its sole owner Amit Raj Beri to acquire 100% of the share capital of ABS. Under the terms of the share purchase agreement, as amended, Elegance agreed to acquire the shares of ABS in exchange for payments aggregating USD $11,076,000, inclusive of a (USD) $1,712,500 contract deposit previously paid in cash. The (USD) $9,363,500 balance of the purchase price is payable at closing in the form of 18,727,000 shares of Elegance Class B Common Stock, valued at USD $0.50 per share (the “Stock Consideration”). Mr. Beri agreed that neither he nor any of his affiliates will publicly sell any of the Stock Consideration for a period of one year from the completion of this Offering. The share purchase agreement also provides that in the event at any time during the period that shall commence on the date of completion or termination of this Offering and expires one year after the completion or termination of this Offering (the “Measuring Period”), Mr. Beri or his designated affiliate owning the Stock Consideration may sell and transfer back to Elegance for cancellation an aggregate of up to 60% of the Total Consideration or 13,291,200 shares of Class B or Class A Common Stock in exchange for up to AUS$10,224,000, less the amount of the contract deposit previously paid in cash, or AUS$7,724,000; which payment is payable by the Company in $6,645,600 United States dollars, less the amount of the $1,712,500 cash deposit or $4,933,100 (the “Maximum Cash Payment”); provided, that at the time of payment of all or any portion of such Maximum Cash Payment, (i) after giving effect to any payments required to be made in respect of rescissions of subscriptions by investors who purchased securities of Elegance in connection with the Prior Offering, and (ii) after giving effect to the Maximum Cash Payment to be made to Mr. Beri or his affiliate, the “Working Capital” of the Company that is then available to the Company from all sources, including net proceeds of the Prior Offering and this Offering, sales of additional debt or equity securities of Buyer during the Measuring Period, or our net profits, shall be equal to or greater than $6,000,000, of which not less than $5,000,000 of such Working Capital shall be in the form of cash or immediately marketable securities. So long as these conditions are met, Mr. Beri or his affiliate may sell back to the Company during the Measuring Period less than 60% of the Stock Consideration and the Maximum Cash Payment shall be appropriately reduced based on valuing the amount of Stock Consideration sold at $0.50 per share.

(4)	We expect that we will incur variable costs by related to marketing of our products and brand.

(5)	To date, Elegance has sold $20,659,170 of Units in the Prior Offering or 72.49% of the maximum gross proceeds of $28,500,000 that may be received from the sale of all 57,000,000 Units. If no additional Units are sold in this Offering, Elegance will apply a portion of amounts allocated to its working capital to pay (if required) the full cash portion of the purchase price to acquire ABS. To the extent that the applicable percentages of our Warrants are exercised, we will apply the proceeds from such exercise (up to a maximum of $21,375,000) for additional working capital.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

34

We may, pending our use of the net proceeds from this Offering, invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this Offering. Our Offering Price is arbitrary and bears no relation to value of the Company or its Class A Common Stock. The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services, and we have engaged Prime Trust, LLC to act as escrow agent in the Offering.

DILUTION

As of December 31, 2019, after giving effect to our 6.35375-for-one forward stock split, there were an aggregate of 6,522,360 shares of our Class A Common Stock and 91,400,000 shares of our Class B Common Stock issued and outstanding.

If you purchase shares in this Offering, your ownership interest in our Class A Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share purchased in this Offering and the net tangible book value per share of our Common Stock (including the Class B Common Stock) after the completion of this Offering of Class A Common Stock.

Our net pro-forma net tangible book value as of December 31, 2019, was $1,024,366 or $0.01 per share, based on 6,522,360 outstanding shares of Class A Common Stock and 89,400,000 shares of Class B Common Stock as of December 31, 2019, after giving effect to our 6.375-for-one forward stock split.

Assuming the sale of all 57,000,000 shares of Class A Common Stock and Warrants to purchase 28,500,000 shares of Class A Common Stock that were sold in the Prior Offering and to be sold in this Offering as Offered Units, at the initial public offering price of $0.50 Unit and after deducting estimated maximum marketing and other offering expenses payable by us of up to $3,539,216, our pro forma as adjusted net tangible book value of our Common Stock would have been approximately $0.26 per share as at December 31, 2019. This amount represents an immediate increase in pro forma net tangible book value of $0.25 per share to our stockholders at December 31, 2019, and an immediate dilution in pro forma net tangible book value of approximately (48%) per share to new investors purchasing shares of Class A Common Stock in this Offering at $0.50 per Unit.

The following tables illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units that were sold in the Prior Offering and are to be sold in this Offering and the exercise of all 28,500,000 Warrants included in the Units. Our offering expenses in the Prior Offering and this Offering are estimated at $3,539,216.

35

	10%	25%	50%	75%	100%
Funding Level	$4,987,500	$12,468,750	$24,937,500	$37,406,250	$49,875,000
Offering Price	$0.50	$0.50	$0.50	$0.50	$0.50
Net tangible book value per share of Common Stock as of December 31, 2019 (1)	$0.01	$0.01	$0.01	$0.01	$0.01
Increase in net tangible book value per share of Common Stock attributable to a) investors in the Prior Offering after December 31, 2019 and b) in this Offering; (the “Offerings”) (2)	$0.03	$0.09	$0.16	$0.21	$0.25
Pro forma net tangible book value of Common Stock after the Offerings	$0.05	$0.10	$0.17	$0.22	$0.26
Dilution to investors	$0.45	$0.40	$0.33	$0.28	$0.24
Dilution as a percent of Offering Price	90.93%	79.76%	65.72%	55.63%	47.61%

(1)	Includes 6,522,360 outstanding shares of Class A Common Stock sold in the Prior Offering as of December 31, 2019 and 91,400,000 outstanding shares of Class B Common Stock which may be converted by the holders on a share for share basis into Class A Common Stock. Does not include 18,727,000 additional shares of Class B Common Stock that may be issued to Amit Raj Beri upon consummation of the acquisition of ABS

(2)	Includes 6,522,360 outstanding shares of Class A Common Stock sold in the Prior Offering as of December 31, 2019, 91,400,000 outstanding shares of Class B Common Stock which may be converted by the holders on a share for share basis into Class A Common Stock. Does not include 18,727,000 additional shares of Class B Common Stock that may be issued to Amit Raj Beri upon consummation of the acquisition of ABS

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50%, 25% and 10% of the Units offered for sale in this Offering including shares issuable pursuant to the exercise of all Warrants included in the Units offered for sale in this Offering, the total number of Units previously sold in the Prior Offering including shares issuable pursuant to the exercise of all Warrants included in the Units in the Prior Offering, the total consideration paid for the foregoing and the respective percentages applicable to such purchased shares and consideration paid, based on an average price of $0.50 per Unit paid by investors in the Prior Offering and $0.50 per Unit paid by investors in this Offering.

36

	Units Purchased		Total Cash Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of Units Sold:
Existing stockholders (1)	153,377,510	86.7%	$36,153,548	72.5%
New Investors	23,522,490	3%	$13,721,453	27.5%
Total	176,900,000	100.0%	$49,875,000	100.0%

	Units Purchased		Total Cash Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Units Sold:
Existing Stockholders (1)	153,377,510	89.7%%	$36,153,548	77.8%
New Investors	17,641,868	10.3%%	$10,291,089	22.2%
Total	171,019,378	100.0%%	$46,444,637	100.0%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Units Sold:
Existing Stockholders (1)	153,377,510	92.9%	$36,153,548	84.1%
New Investors	11,761,245	1%	$6,860,726	15.9%
Total	165,138,755	100.0%	$43,014,274	100.0%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Units Sold:
Existing Stockholders (1)	153,377,510	96.3%	$36,153,548	91.3%
New Investors	5,880,623	3.7%	$3,430,363	8.7%
Total	159,258,133	100.0%	$39,583,911	100.0%

	Units Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 10% of Units Sold:
Existing Stockholders (1)	153,377,510	98.5%	$36,153,548	96.3%
New Investors	2,352,249	1.5%	$1,372,145	3.7%
Total	155,729,759	100.0%	$37,525,693	100.0%

37

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and notes thereto, included elsewhere in this Offering. The balance sheet data from inception through the period ended December 31, 2019 are derived from our audited financial statements and the balance sheet data for December 31, 2019 are derived from our reviewed financial statements.

	As of December 31, 2019	As of December 31, 2018

TOTAL ASSETS	$5,983,616	$623,614

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Related Party Payable	$733,930	$698,575

TOTAL LIABILITIES	$1,443,930	$714,729

TOTAL STOCKHOLDERS’ DEFICIT	$4,539,686	$(91,115)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,983,616	$623,614

38

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF ELEGANCE BRANDS, INC.

The following discussion of Elegance Brands, Inc.’s financial condition and results of operations should be read in conjunction with Elegance’s consolidated financial statements and notes to those statements included in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Please see the sections entitled, “Forward-Looking Statements” and “Risk Factors” in this Offering Circular. References in this section to the “Company,” “we,” “us” and “our” are to Elegance.

Overview

Elegance Brands, Inc., a Delaware corporation, is a global beverage company, formed for the purposes of developing and marketing premium alcoholic and non-alcoholic beverages, including Elegance Vodka and Gorilla Hemp Energy Drink, among others. Originally formed in October 2017 as Herb Infusions Group Holdings, Inc. as the Company built out its vision and began developing products, the Company changed its name to “Elegance Spirits, Inc.” in March of 2018 before changing it to Elegance Brands, Inc. in September of 2019. The Company is presently in the process of developing and preparing to launch Gorilla Hemp Energy Drink, Elegance Vodka and other Hemp- and CBD-infused and alcoholic beverages. The Company’s overall strategic plan is to develop its routes to market and ensure adequate capital support before launching its products, which it expects to commence in 2020.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 1-K and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. The balance sheet as of December 31, 2019 and 2018 have been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to Elegance’s consolidated financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Results of Operations

The Year Ending December 31, 2019 As Compared With the Year Ending December 31, 2018

Revenues:

Our calendar year end is December 31. There were $3,420 in product sales for the year ended December 31, 2019 and no product sales for the year ended December 31, 2018. During the year ended December 31, 2019, we had minimal revenues as we had not yet launched any of our products in market. We chose to wait until sufficient capital was raised before launching our products in order to maximize the probability of successful product launches. There were $3,047 of cost of goods sold for the year ended December 31, 2019 which was virtually the same as revenues from product sales and no cost of goods sold for the year ended December 31, 2018. During the year ending December 31, 2018, we did not have any revenues as we were in the process of preparing for a Regulation A+ offering which was qualified in December of 2018.

39

Operating Expenses.

Operating expenses for the years ended December 31, 2019 and 2018 were $2,846,418 and $253,221 respectively. Such expenses included consulting fees paid to related parties in the amount of $2,233,761 for 2019 and $155,050 for 2018.

Net Loss

Net Loss from operations was $2,845,831 for the year ended December 31, 2019 as compared to $293,002 net loss from operations for the year ended December 31, 2018. The net loss during the year ended December 31, 2019 was mainly attributable to the amortization of related party consulting and marketing services of $2,233,761 while the loss during the year ended December 31, 2018 was mainly attributable to related party consulting and marketing expenses of $155,050.

Liquidity and Capital Resources

The Company had net cash of $332,772 as of December 31, 2019, representing an increase of 232%, as compared to $100,119 as of December 31, 2018.

During the year ended December 31, 2019, the Company used $752,130 of cash to cover the operating expenses. Of this, $611,960 was paid for general and administrative expenses and $140,170 was paid to related parties for consulting and marketing services. The Company raised $3,261,180 from the purchase of stock subscriptions. The Company has $1,504,021 in deferred syndication expenses, of which $177,500 is payable in 2020 and $1,107,605 was incurred in 2019 as a result of equity compensation from a contractual consulting service (see below discussion of Related Party Transactions). The Company used $218,916 cash for deferred syndication expenses. Moreover, the Company used $386,372 cash for current syndication expenses and for $77,496 payment processing fees. In total, the Company used $1,434,914 in cash for operating and financing activities.

During the year ended December 31, 2018, the Company used $203,006 cash to cover the operating expenses. Of this, $97,956 was paid for general and administrative expenses and $155,050 was paid to related parties for consulting and marketing services. The Company had $213,495 in deferred syndication expenses and $310,000 in Related Party Prepaid Inventory. In total, the Company used $710,347 in cash for Operating and Financing expenses.

Related Party Transactions

Prepaid Inventory

For the years ended December 31, 2019 and 2018, the Company had a manufacturing agreement for inventory purchases with Europa International Pty Ltd., a company affiliated with the Company’s Chairman and Chief Executive Officer, which was subsequently absorbed by Australian Boutique Spirits Pty Ltd, which is owned by the Company’s Chairman and Chief Executive Officer. As of December 31, 2019, the Company had advanced the related party $140,707 for inventory purchases. As a comparison, as of December 31, 2018, the Company had advanced the related party $310,000, for inventory purchases.

Accounts Payable

During each of the years ended December 31, 2019 and December 31, 2018, a related party advanced funds to pay certain operating expenses.

In September 2019, the Company agreed to pay Mr. Stan Bharti, who was the Company’s then non-executive Chairman, a sum of $710,000 for services rendered as a non-executive Chairman and for advisory and marketing consulting services. As of December 31, 2019, the Company had accounts payable to this related party in the amount of $710,000, which amount is included under accounts payable on the accompanying balance sheet. This fee was paid in two installments on March 10, 2020 and April 8, 2020.

As of December 31, 2018 the Company had accounts payable in the amount of $16,154.

40

Notes Payable

As of December 31, 2019, the Company had notes payable to related parties of $733,930. The notes become payable when the Company has raised sufficient capital to repay them. As of December 31, 2018, the Company had notes payable with various stockholders totaling $698,575. The balloon payment notes were not secured, did not bear interest nor had monthly payments and were due as of January 2019. As of April 20, 2020, with the exception of a note for $19,960, which is due upon request by the noteholder, the notes have been paid in full.

There were $149,700 in notes payable that had a provision that if not paid by the maturity date of September 14, 2018, the notes may be extended upon mutual agreement between the Company and the note holders. Upon extension, the note holders each received additional shares of stock that cumulatively amounted to 1,270,624 shares of Class B Common Stock. The $149,700 in notes payable were re-issued and the 1,270,624 shares of Class B Common Stock was issued for $39,996, which is reflected as a loss on extinguishment of notes payable in the Company’s statement of operations and comprehensive loss.

Notes Receivable

On February 10, 2020, the Company loaned $300,000 to CannHealth Group Limited, an Australian corporation then partially owned by our Chairman and Chief Executive Officer (“CannHealth”). This loan has a three-month maturity, bears interest of 10% on an annualized basis, plus an additional 2% interest upon default. In addition, during the period October 22, 2019 through December 11, 2019, the Company loaned CannHealth $130,512. This loan does not bear interest. In May 2020 both loans were converted into ordinary shares of CannHealth. See “Certain Relationships and Related Party Transactions.”

As of December 31, 2019, the Company had $441 in notes receivable from Europa Group USA LLC, a company owned by one of the Company’s officers. The note is not secured, does not bear interest nor have monthly payments, and is due on demand. There were no notes receivable as of December 31, 2018.

Consulting and Marketing Services

During the years ended December 31, 2019 and December 31, 2018, respectively, the Company paid contractual consulting service expenses of $140,170 and $45,011 to its officers, $672,670 and $85,761 to its stockholders, and $0 and $6,475 to related parties. As of each of December 31, 2019 and December 31, 2018, respectively, there were $532,500 and $0 payables outstanding related to these services.

Commitments

On April 20, 2018 Elegance entered into an agreement for the assignment and purchase, for $1.00, of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company (“ABS”), the entity that originally developed and owned the Elegance Vodka brand.

41

Under the terms of the share purchase agreement dated December 31, 2019, as amended and restated on March 31, 2020 and as further amended on May 18, 2020, Elegance agreed to acquire the shares of ABS in exchange for payments aggregating USD $11,076,000, inclusive of a (USD) $1,712,500 contract deposit previously paid in cash. The (USD) $9,363,500 balance of the purchase price is payable at closing in the form of 18,727,000 shares of Elegance Class B Common Stock, valued at USD $0.50 per share (the “Stock Consideration”). Mr. Beri agreed that neither he nor any of his affiliates will publicly sell any of the Stock Consideration for a period of one year from the completion of this Offering. The share purchase agreement also provides that in the event at any time during the period that shall commence on the date of completion or termination of this Offering and expires one (1) year after the completion or termination of this Offering (the “Measuring Period”), Mr. Beri or his designated affiliate owning the Stock Consideration may sell and transfer back to Elegance for cancellation an aggregate of up to 60% of the Total Consideration or 13,291,200 shares of Class B or Class A Common Stock in exchange for up to AUS$10,224,000, less the amount of the contract deposit previously paid in cash, or AUS$7,724,000; which payment is payable by the Company in the form of $6,645,600 in United States dollars, less the amount of the $1,712,500 cash deposit or $4,933,100 (the “Maximum Cash Payment”); provided, that at the time of payment of all or any portion of such Maximum Cash Payment, (i) after giving effect to any payments required to be made in respect of rescissions of subscriptions by investors who purchased securities of Elegance in connection with the Prior Offering, and (ii) after giving effect to the Maximum Cash Payment to be made to Mr. Beri or his affiliate, the “Working Capital” of the Company that is then available to the Company from all sources, including net proceeds of the Prior Offering and this Offering, sales of additional debt or equity securities of Buyer during the Measuring Period, or our net profits, shall be equal to or greater than $6,000,000, of which not less than $5,000,000 of such Working Capital shall be in the form of cash or immediately marketable securities. So long as these conditions are met, Mr. Beri or his affiliate may sell back to the Company during the Measuring Period less than 60% of the Stock Consideration and the Maximum Cash Payment shall be appropriately reduced based on valuing the amount of Stock Consideration sold at $0.50 per share.

Effective as of March 31, 2020, ABS and Mr. Beri entered into a guarantee letter agreement with Elegance under which they have agreed to refund the Deposit in full to Elegance. To secure such guaranty, ABS and Mr. Beri pledged to Elegance the share capital of ABS pursuant to a charge over shares agreement.

The Company’s Chairman and Chief Executive Officer, Amit Raj Beri, is also the chairman and sole shareholder of ABS.

In September 2019, the Company agreed to pay Mr. Stan Bharti, who was the Company’s non-executive Chairman at the time, a sum of $710,000 for services rendered as a non-executive Chairman and for advisory and consulting services related to marketing and networking. As of December 31, 2019, the Company had accounts payable to this related party in the amount of $710,000, which amount is included under accounts payable on the accompanying balance sheet. This fee was paid in two installments on March 10, 2020 and April 8, 2020.

In addition, as of December 31, 2019, the Company had a commitment to purchase $800,000 in intellectual property from Australian Boutique Spirits Pty Ltd. related to vodka formulation and method of manufacturing, product branding and packaging, and supplier contacts. The commitment was to be payable at such time as the Company has successfully raised capital through its ongoing Regulation A+ Offering. However, on January 5, 2019, ABS agreed to reduce the Company’s purchase price of intellectual property from $800,000 to $1.00. The Company completed its acquisition of the ABS intellectual property on January 5, 2019.

The Company had a commitment with a stockholder to pay up to $250,000 in advisory fees for various consulting services related to capital markets advisory, management of this Regulation A+ and positioning the Company for a potential subsequent listing and trading on an exchange. That agreement was rescinded on February 1, 2019.

On May 14, 2020, the Company and Lifestyle Global Brands Limited, an inactive Hong Kong corporation (“LGB”) entered into a settlement agreement to mutually terminate a binding memorandum of understanding entered into by the parties on September 13, 2019 which contemplated a reverse takeover of LGB by Elegance and a future listing on the Canadian Securities Exchange. The conditions to consummation of the transaction were not met. As part of the settlement agreement, the Company agreed to pay CAD$220,000 (USD $156,200) in legal fees to its counsel, and an addition CAD$260,000 (USD $184,600) to LGB as well as 2,000,000 shares of Class A Common Stock to compensate LGB for its lost opportunity cost. The 2,000,000 shares were issued under Regulation S promulgated under the Securities Act, are restricted securities and may not be sold, pledged or otherwise transferred for a period of one year from the date of issuance.

42

Intellectual Property Assignment

On April 20, 2018, the Company entered into an agreement for the assignment and purchase of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd, an Australian proprietary limited company that owned the Elegance Vodka brand. The Company had agreed to pay $800,000 within seven (7) days of the closing of a financing from this Offering. This was not an arm’s length transaction as our CEO, Amit Raj Beri is also the sole Director/Secretary of Australian Boutique Spirits Pty Ltd. On January 5, 2019, the Company successfully negotiated a reduction in the Company’s purchase price of intellectual property from $800,000 to $1. In doing so, the Company procured access to significant intellectual property to advance its operations on favorable terms.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation of its operations by (a) developing producing and launching our product, (b) procuring the appropriate licenses, (c) trademarking and protecting our brand, (d) expanding our markets plan into new markets and (e) creating new strategic alliances.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Though we have been in existence since October 2017, we have not yet launched our products due to our focus on raising capital through the Regulation A+ offering. As a result, we consider ourselves to still be in the startup phase without meaningful product sales data or customer data for revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Description of Capital Stock

Common Stock

Elegance has two classes of Common Stock currently authorized, issued and outstanding: Class A Common Stock, par value $0.0001 per share, and Class B Common Stock, par value $0.0001 per share. Currently, Elegance has 41,378,340 shares of Class A Common Stock and 91,400,000 shares of Class B Common Stock issued and outstanding and owned of record by 10,622 stockholders, consisting of 10,590 holders of Class A Common Stock and 32 holders of Class B Common Stock.

It is not anticipated that the Class B Common Stock will be registered for resale under the Securities Act of 1933, as amended, or will otherwise trade on any stock exchange. Holders of these two classes of Common Stock have equal rights, powers and privileges, except that the holders of Class A Common Stock are entitled to one (1) vote per share while the holders of Class B Common Stock are entitled to four (4) votes per share. The holders of the Class B Common Stock may exchange any or all of such shares of Class B Common Stock for an identical number of shares of Elegance Class A Common Stock. Accordingly, if all shares of Class B Common Stock are exchanged for shares of Class A Common Stock, the holders of the Class B Common Stock would own 91,400,000 shares of Class A Common Stock.

Voting

The holders of Class A Common Stock are entitled to one vote per share at all meeting of the Company’s stockholders (and written actions in lieu of a meeting) and holders of Class B Common Stock are entitled to four (4) votes per share at all meetings of the Company’s stockholders (and written actions in lieu of a meeting) on any matter requiring the affirmative vote or consent of stockholders of the Company, including without limitation, the election of directors and for all other corporate purposes, except as required under the Delaware General Corporate Law.

43

There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Company’s Board of Directors from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, no shares of Preferred Stock have been designated or issued.

Off-Balance Sheet Arrangements

Other than our contract to purchase ABS from the Company’s Chief Executive Officer, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments, thereto, as critical to our business operations and providing an understanding of our operating results. The policies set forth elsewhere herein, are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States. The impact and any associated risks related to these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Overall Financial Condition

Assuming that no subscriber to any of the 41,318,340 Units sold in the Prior Offering elects to rescind their subscriptions and assuming the consummation of the ABS transaction, the Company expects to have sufficient capital for its growth plans and to sustain its operations. The Company expects to be able to use the capital for its working capital needs including paying its employees, purchasing inventory and incurring marketing expenses.

If the ABS transaction is consummated, ABS would become a wholly owned foreign subsidiary of the Company based in Australia. As such, the Company expects to bear currency risk related to the translation of financial results from Australian dollars to United States dollars for reporting purposes. For the products that ABS sells which generate revenues in Australian dollars, if the Australian dollar weakened relative to the United States dollar, the Company’s revenues and income would be lower than if the Australian dollar strengthened relative to the United States dollar. Conversely, for the products that Elegance sells which generate revenues in United States dollars and for which ABS manufactures products in Australia, if the Australian dollar weakened relative to the United States dollar, the Company’s revenues and income would be higher than if the Australian dollar strengthened relative to the United States dollar due to the impact on the costs of goods sold.

44

Legal Matters

The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company, although such actions may arise from time to time in the ordinary course of the Company’s business.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. Aside from the contract to purchase ABS, the Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

OUR BUSINESS

Overview

Elegance was formed as a Delaware corporation on October 30, 2017 as Herb Infusion Group Holdings, Inc. In January 2018, it changed its name to Opulence Spirits, Inc. In March 2018, it then again changed its name to Elegance Spirits, Inc. In September 2019, Elegance changed its name to Elegance Brands. Elegance was formed and named for the specific purpose of manufacturing, marketing and selling diversified beverages and alcoholic spirits including hemp and CBD infused beverages and super-premium, luxury spirits globally. On April 20, 2019, Elegance entered into an agreement for the assignment of intellectual property for the Elegance Vodka brand from Australian Boutique Spirits Pty Ltd. (“ABS”), an Australian proprietary limited company that owned the Elegance Vodka brand. The Company also developed its flagship brand, Gorilla Hemp Energy Drink for commercialization and sale into legal hemp and CBD markets.

Australian Boutique Spirits Pty Ltd.

On December 31, 2019, Elegance entered into a share purchase agreement, as amended on March 31, 2020 (the “Share Purchase Agreement”), to acquire 100% of the capital shares of ABS. ABS manufacturers a variety of products including, Bitters, Gin, Vodka, Coffee Liqueur and an Italian aperitif. During 2018 and 2019, ABS entered into two agreements with Coca-Cola Amatil Limited (“CCA”). The 2018 agreement provides that CCA will purchase a brand for a cocktail mixer that is due to be launched in 2020. ABS retained the exclusive right to manufacture the mixer product for a period of 10 years. ABS also retained the right to manufacture and sell the mixer product outside of Australia. The 2019 ABS agreement with CCA provides for CCA’s acquisition of the exclusive right to distribute ABS’s brand, Australian Bitters Company in Australia, although ABS retains the exclusive rights to manufacture the Australian Bitters Company product in Australia until December 31, 2031. ABS will still have the right to manufacture and sell the Australian Bitters Company product in all territories of the world excluding Australia.

ABS develops, manufactures, exports and markets a range of Australian made spirits and alcoholic beverages and has also developed a suite of product formulations for additional spirits, alcohol and CBD beverages. The focus of ABS is on quality, innovation and first-to-market beverage trends and building brand equity in its core brands which are sold in several global markets. ABS offers premium quality beverage experiences as a result of its unique, innovative recipes and manufacturing process, some of which showcases Australian ingredients. ABS has research and development staff which is a key element of its business having developed more than 60 recipes for spirits, ready to drink beverages, liqueurs, hemp and CBD beverages. In addition to the Australian Bitters brand we manufacture for CCA for distribution in Australia, other brands owned by ABS include VOCO Vodka Coconut Water Ready to Drink.

45

All manufacturing and distribution operations of ABS are currently conducted from Sydney, Australia, and its sales and marketing offices are located in Australia and Los Angeles. ABS has an Australian-specific manufacturing and distribution strategy, including an existing partnership with CCA with two separate long term agreements in place and has expanded its export focus to North America and other international markets via distributor relationships. The core business model of ABS is to manufacture its products for sale by its distribution partners and to manufacture products under manufacturing agreements. Currently there is a mix of both contract manufacturing for CCA, contract manufacturing for Elegance Brands as well as manufacturing its own brands for sale to distribution partners.

Based on its audited financial statements for the fiscal years ended December 31, 2018 and 2019 ABS had net revenues of AUS$1,230,326 (US$920,100)1 and AUS$3,232,327 (US$2,249,076)1, earnings before interest, depreciation and amortization of intangible assets (“EBITDA”) of AUS$330,614 (US$247,250) and AUS$1,613,559 (US$1,121,685), respectively, and net profits of AUS$224,010 (US$167,526) and AUS$936,616 (US$651,100), respectively. According to a valuation reasonableness report of Moore Stephens Perth Corporate Services Pty Ltd., the equity value of ABS was between AUS$21,386,771 (US$14,096,021) and AUS$30,368,771. Elegance intends to consummate the ABS acquisition immediately following the date this Offering Circular is qualified by the SEC.

According to the Moore Stephens Perth Corporate Services Pty Ltd. valuation report, the increase in EBITDA between the annualized ended 31 December 2018 and the year ended 31 December 2019 was attributable to the significant drive in export sales during 2019. The 2019 results do not incorporate the launch of any new product lines and effectively form a base level of expected EBITDA going forward. With the launch of the Australis Gin product in April 2020 (including pre-orders of AUS$423,108), the launch of a new cocktail mixer product with Coca-Cola Amatil in May 2020, the potential drawn from new product lines not yet developed and the expansion of brand exports to the UK and USA, ABS has growth potential in the year ended December 31, 2020. The report states, “On the basis of our review of the financial information above, our discussions with management and the absence of historic financial information associated with new brand launches, we consider the future maintainable EBITDA of the ABS business to be in the range of approximately AUS$2.1 million to AUS$3.9 million.”

There can be no assurance, however, that such report or forecast of 2020 or future results for ABS will prove to be accurate, especially in light of the world-wide COVID-19 pandemic that may adversely affect ABS sales and operating results in 2020.

Under the terms of the Share Purchase Agreement, Elegance agreed to acquire the shares of ABS in exchange for a consideration valued at $17,040,000. Such purchase price is approximately 80% of the low end of the range of equity value of ABS set forth in the Moore Stephens Perth Corporate Services Pty Ltd valuation reasonableness report. For a further description of the terms of the ABS acquisition, see, “Certain Relationships and Related Party Transactions” elsewhere in this Offering Circular.

Our Other Products

The Company is developing multiple lines of products across the alcoholic spirits and hemp and CBD infused beverage categories.

Super-Premium Spirits:

Elegance Vodka. A super-premium, luxury vodka brand distilled from Australian grapes. The vodka is certified gluten-free, distilled eleven times in small batches, blended with Australian natural pure water and charcoal filtered prior to packaging and distribution. Each bottle of Elegance Vodka is hand blown, and all components are assembled by hand in a state-of-the-art manufacturing and bottling facility. All packaging materials for Elegance Vodka are custom and unique to Elegance Vodka. Elegance Brands Inc owns the copyrights to all technical drawings and the respective molds for all glass materials. Elegance Brands also owns the trademark to the Elegance Vodka logo.

46

In the early 2000’s, French spirits companies began the commercial process of using white grapes to produce vodka. Ciroc vodka, for example, is produced in France from grapes. Since then, multiple varietals of grapes have been used to produce fine vodka products. The Company has extrapolated this philosophy to showcase a unique, first-of-its-kind, super-premium vodka created from Australian grapes and to promote “Brand Australia” to the world. All these elements, along with all custom packaging materials and brand positioning strategies, combine to make Elegance Vodka a “world first” product.

Australis Gin. A super-premium, craft gin that captures a sense of adventure and speaks to a contemporary audience. The name “Australis” is both serious and classical in its nature. In 1869 Captain James Cook and his eclectic crew of fellow explorers took off from Plymouth in pursuit not of a new land, in search of discovering new plants and animals and to observe the passing of Venus in front of the sun. It was sheer intrigue and confidence in his men that drove Captain Cook to push on further to discover the virgin land of Terra Australis Incognita. The brand celebrates Captain Cook’s arrival to Australis. The Company owns the brand which is manufactured by ABS in Australia.

BitterTales. An alcoholic bitters product for the U.S. market. As “healthy drinks” are trending, consumers are increasingly looking for social lubricants that are low alcohol or wellness- oriented, leading to a larger demand for mocktails and bitters & soda style drinks. This has created an opportunity for the Company to market and sell BitterTales to capitalize on low-alcohol cocktails and medicinal benefits of bitters. The bitters category is also trending due to the craft cocktail movement. Whether its coffee, chocolate, or cocktails - bitter flavors are in vogue and consumers are acquiring a taste for bitter products. The Company owns the brand which is manufactured by ABS in Australia.

Twisted Shaker. Changing lifestyle and alcohol consumption habits have driven a rise in popularity of Ready-to-Drink (RTD) cocktails, with the category currently growing 41% annually according to Nielsen. Elegance has developed Twisted Shaker, a new product innovation manufactured by ABS in Australia, to meet this emerging demand. Twisted Shaker will launch with 4 pre-mixed cocktail flavors, each one a creative twist on a classic cocktail recipe, including Grapefruit Habanero Margarita, Espresso Martini, Cucumber Gin Martini and Tropical Daquiri. The products will feature natural ingredients and low ABV, in line with current consumer trends, and be available in a variety of sizes. Target channels will include Off-Premise, Grocery, and Specialty outlets such as stadiums, hotels and airlines.

Hemp and CBD Infused Beverages:

Gorilla Hemp CBD Energy Drink. This world first product combines two massive consumer trends, CBD and Energy, for an innovative product that is poised to disrupt two large, growing beverage categories. Trailblazing the next big trend in energy drinks, Gorilla Energy features: our proprietary formulation combines high-quality ingredients that boost physical stamina and mental alertness with the wellness effects of 20mg Hemp CBD for an experience that optimizes performance throughout the day. Gorilla Hemp harnesses the best ingredients nature has to offer to provide maximum functional benefits. Guarana, green coffee caffeine, and B vitamins provide a stimulating effect, while ginseng and gingko biloba improve brain function with their antioxidant properties. The addition of high-quality hemp CBD isolate gives balance to the blend and helps speed recovery times with its anti-inflammatory qualities.

New energy drink infused with CBD and Nootropics: Following early success indicators for our first CBD-infused beverage, Gorilla Hemp Energy Drink, Elegance will develop, manufacture and distribute a secondary CBD Energy Drink that will be highlighted by the addition of nootropic ingredients and a zero sugar, zero carb formulation that delivers both mental and physical benefits. A first-to-market product, this brand will be positioned as an “energy drink” with the additional power of CBD and Nootropic ingredients to deliver an innovative beverage that optimizes mental and physical performance. Good for both your body and mind, this new product presents a myriad of functional benefits, while still tasting great. The affordable price point creates the opportunity for consumers to incorporate this product into their daily wellness and lifestyle routines.

47

New Sparkling Flavored Water infused with CBD. Taking cues from the massive sparkling flavored water category, Elegance will develop, manufacture and distribute a third CBD product that will be a refreshing, sparkling beverage infused with natural flavors and Hemp CBD. Currently in the design and development phase, this on-trend product improves on the flavored sparkling water trend with the additional of 20mg high-quality hemp CBD isolate. The natural flavors and carbonation provide a refreshing experience, while the CBD content delivers functional wellness benefits. An affordable price point creates the opportunity for consumers to incorporate this product into their daily wellness and lifestyle routines as an upgrade from ubiquitous sparkling water brands, or as an alternative to alcohol in social settings.

In addition to the above-listed beverages, upon completion of the ABS acquisition, we will acquire the following ABS products, which unless otherwise indicated are already in distribution: Australian Bitters Company, Mr. Tails (planned production to commence in May 2020), VOCO – Vodka and coconut water, Opal Australian coffee liqueur, and ABS hand sanitizer.

Market

Super-Premium Spirits

As global spirits consumption and per capita incomes rise, we believe there is an opportunity for a grain-free, super-premium spirit to disrupt the market. The Company intends to take advantage of not just domestic and international market growth, but also capture the increased margins in producing a premium spirit product. According to the US Distilled Spirits Council and Allied Market Research, it is anticipated that the sales of vodka overall will increase in the next five years.

In August 2017, Chris Shead, a channel director at Pernod Ricard UK, predicted that premium spirits would become the “standard” in pours while super-premiums would see an increase in popularity. Premium spirits currently account for 50% of the market sales.1

The Distilled Spirits Council of the United States (DISCUS) divides all spirit categories into four segments: Value, Premium, High End Premium and Super Premium. The price points of each depends on the particular spirit and is categorized not by a retail price per bottle, but rather, by supplier revenue per case. In this way, from the consumer’s perspective, the Super Premium category sets a relatively low point of entry in terms of pricing.2 This category has seen a significant rise in popularity in the last several years. According to Euromonitor data, international sales of luxury spirits hit US$15bn in 2015, up from US$11.8bn in 2010. This figure is forecast to rise to US$17.7bn by 2020.3

1 http://www.morningadvertiser.co.uk/Article/2017/08/21/What-are-premium-and-super-premium-spirits Retrieved June 13, 2018

2 http://www.eater.com/drinks/2015/12/4/9837706/ultra-premium-spirits-whiskey-cognac-rum Retrieved June 13, 2018

3 http://www.thespiritsbusiness.com/2016/12/craft-spirits-redefining-perception-of-luxury/ Retrieved June 13, 2018

The Company intends to cater to a more health-conscious, discerning, premium-conscious audience by using high quality ingredients, higher-end luxury bespoke packaging, and pricing the product at a luxury price point. We believe there is a market for such a product as the world migrates toward more premium products and becomes more affluent. In 2015, the global “super-premium” spirits market was valued at $33 billion.4

Supplier sales (DISCUS counts only sales from spirit producers; distributor and on- and off-premise sales may differ) were up four percent, while volumes rose 2.6 percent to 226 million cases, up 5.8 million cases from 2016 with the strongest growth in the premium and super premium categories.5 We intend to take advantage of this growth by ensuring Elegance Brand products are priced at and considered super-premium. This will allow the Company to enter into the market at a higher price point than some of our competitors.

48

Hemp-derived CBD Infused Beverages:

The CBD market is expected to see an estimated 54% CAGR in US retail sales from 2019 to 2024 ($11.3B), according to the Hemp Industry Daily’s 2019 Hemp & CBD Industry Factbook. Growth is being driven by a confluence of factors. On the demand front, consumer awareness and acceptance of CBD are increasing, benefitting from a general normalization of cannabis through the rise of legal state markets and CBD’s association with broader health and wellness categories(6).

In addition, hemp-derived CBD infused beverages is a booming new category to watch, estimated to reach $1.4B in the US alone in the next 5 years(7).

Shifting consumer trends have been favoring functional beverages for some time, and kombucha, kefir and coconut water are just a few of the wide range of drinks popularized by their association with health and wellness. With a notable slowing of demand for sugary sodas and other sugary drinks, industry players are looking to reinvigorate growth by expanding their product portfolios. Recent media reports suggest that Coca-Cola is interested in making investments in cannabis infused beverages, and CBD-based beverages complement investments in sports drinks and other wellness beverages.

Canaccord believes the majority of CBD sales will continue to be in markets with sizable legal cannabis sales. Beyond e-commerce, retail distribution is currently largely through dispensaries, specialty health and wellness stores, vitamin and supplement stores, convenience and grocery stores, and fitness centers. Following passage of the Farm Bill, mass retail of CBD-infused beverages is likely to grow faster than other channels, driving the bulk of sales toward traditional retail in coming years(8).

Design, Manufacturing & Production

Super-Premium Spirits:

The Company’s flagship super-premium spirits product, Elegance Vodka, is designed with elegance in mind. The bottle’s design is that of a fine cut diamond, which has been custom designed, tooled and hand blown one bottle at a time; the bottle rests in a custom-made gold electro-plated base stand. The hexagonal closure is also unique and bespoke with a weight of around half a pound, having been custom designed to suit the overall package. All of these custom designed, molded and hand produced packaging elements combine to offer a unique super-premium luxury drinking experience, which is an attractive value proposition for retailers and on-premise locations such as bars and restaurants. Elegance Vodka is also presented in a customized gift box and the Company anticipates a majority of its sales will originate from the retail packaged alcohol “gifting” category. This channel allows retailers to trade up on revenues and capture higher margins when compared to other vodka brands.

The Company has a manufacturing agreement in place with Australian Boutique Spirits Pty Ltd. (“ABS”), which is the Company’s Australian manufacturing partner for Elegance Vodka. Furthermore, on December 31, 2019, as amended and restated on April 8, 2020 and as further amended on May 18, 2020, we entered into a share purchase agreement with ABS pursuant to which we will acquire all of the capital shares of ABS from our founder and Chief Executive Officer Amit Raj Beri. See “Certain Relationships and Related Party Transactions” elsewhere in this Offering Circular.

The closing of the acquisition of ABS shall occur immediately following the date of this Offering Circular. In addition, one of the products currently produced by ABS, Australian Bitters Company, is produced in Australia and distributed by Coca Cola’s Australian subsidiary, Coca-Cola Amatil. We anticipate that this arrangement may assist us in developing additional partnership opportunities.

The Company commenced production of Elegance Vodka around April 2018, with an initial production order allocated for its first production run. The first production run had an initial lead time of around 150 days which subsequently experienced delays as a result of the minimum order quantities (MOQ) for all relevant items being extended to more than 245 days, as procurement of all materials required considerable management of associated items. The initial production was for marketing purposes and, to date, we have not yet sold or commercially distributed our products. We anticipate that such production and distribution will commence on or about September 2020.

49

4 Allied Market Research, TMR, US Distilled Spirits Council, IWSR Global Review

5 http://www.nightclub.com/operations/high-end-and-super-premium-spirits-lead-way-to-growth Retrieved June 13, 2018

6 http://www.zenithglobal.com/articles/2351?+US+cannabis+based+drinks+market+to+pass+%241+billion+in+2022

7 8 Canaccord Genuity Global Industry Research 9 September 2019

Product Pricing

Super-Premium Spirits:

The Company expects that its 750 mL bottles of Elegance Vodka will constitute 98% of the Company’s eventual sales of Elegance Vodka. The Company has not made any sales to date and is in the process of negotiating distribution contracts with its already established relationships. The Company is anticipating selling each case of 750 mL bottles for $299.00 (six bottles). The distributor price to bars and nightclubs (on-premises) and retailers (off-premises) is expected to be around $420.00. Thereafter, retailers will most likely price the product at $99 per bottle, which would allow retailers to capture industry standard margins. In the case of on-premises sales, bars will look to selling a one ounce serve of Elegance Vodka for between $25 to $50, which positions Elegance Vodka in line with other premium spirits brands; and in nightclubs we anticipate the per bottle price to be between $300 to $1,200 each.

The Company also intends to produce a limited supply of 1,750 mL bottles. It is expected that these bottles will only constitute 2% of the Company’s sales of Elegance Vodka. The Company is anticipating selling each case of 1,750 mL bottles for $753 (six bottles). The distributor price is expected to be around $1,061 to on-premises and off-premises venues. Thereafter, retailers will most likely price the product at $249 per bottle, which would allow retailers to capture industry standard margins.

Marketing Plan & Growth Strategy

The Company intends to market its vodka world-wide; however, the initial marketing focus will be within the United States.

The Company initially intends to engage in strategic marketing relationships with influencers, celebrities, other luxury brands, selective high-end retailers, and nightlife locations. This, the Company believes, will assist with the growth and “buzz marketing” of the brand.

As of the date of this Offering Circular, the Company is in the process of negotiating distribution contracts with established distributors as well as cultivating relationships with retailers, bars and restaurants interested in carrying the Company’s super premium vodka. The Company believes that its product is a luxury item that will appeal to nightclubs for bottle service, millennials who prefer higher end spirits, and high-end spirit retailers.

The Company is also actively working on establishing strategic marketing relationships with influencers and celebrities and intends to establish a share compensation program for such relationships where the Company will provide shares of the Company’s Class A Common Stock in exchange for influencer and celebrity endorsements of its products. The Company believes this is vital in order to maintain engagement with influencers and celebrities that agree to promote and speak about our product through social media outlets.

50

Currently, the Company is negotiating a strategic partnership with Southern Glazer’s Wine and Spirits for initial distribution throughout California, Florida and Nevada. We are also in discussions with several large distributors in Canada.

The Company’s CEO Amit Raj Beri has strategic relationships with distributors including Coca-Cola Amatil and Australian Liquor Marketers (ALM) in Australia and New Zealand. In the United Kingdom he has strategic partnerships with Indie Brands. In the United Arab Emirates he has former relationships with MMI Group. In New Zealand he has relationships with Beverage Brothers group. In the United States he has relationships with Southern Glazers Wine and Spirits. In Canada he has relationships with National Importers of Canada. In Thailand he has former relationships with Ambrose Group. The Company expects to bring these longstanding relationships to bear in relation to the distribution of its vodka in those jurisdictions in the near future.

The Company aims to achieve both vertical integration and horizontal integration. Vertical integration will come in the form of manufacturing and production efficiencies by seeking to own as many parts of the value chain as possible, while horizontal integration will come in the form of bolt-on acquisitions – in other words, purchasing or otherwise acquiring brands or products that fit with the luxury spirit ethos of the Company.

We do not intend to only produce grape-distilled vodka, but also hope to expand the “Elegance” brand through other premium/luxury product developments.

Hemp and CBD Infused Beverages:

Product pricing, route to market strategies, distributor price strategy, retail price strategy, brand positioning strategies and cost of goods for Gorilla Hemp Energy Drink has been developed with a number of broker agreements that have already been entered into.

A comprehensive brand plan and marketing strategy for Gorilla Hemp Energy Drink has also been developed by the Company.

Initial production of Gorilla Hemp Energy Drink has been completed and samples are being shipped to brokers, distributors, distributors agents, and retail buyers. Additional hemp and CBD infused beverage brands and strategies are currently being be determined and are in development phase.

Geographic Territory

The Company intends to operate worldwide. Initially, we will look to deploy its products in the United States, Canada and Europe and then expand to other countries worldwide. After our planned acquisition of ABS, we will also expand into Australia, where ABS is based and already has significant product distribution.

Regulatory Environment

Super-Premium Spirits:

In the United States, at the federal level, the Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department regulates the wine and spirits industry with respect to production, blending, bottling, sales, advertising, and transportation of beverage alcohol products. Similar regulatory regimes exist in each state, as well as in most of the non-U.S. jurisdictions where we intend to sell our products. In addition, distilled spirits products are subject to customs duties or excise taxation in many countries, including in the United States, at the federal, state, and local level.

Hemp and CBD Infused Beverages:

On December 20, 2018, the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) was officially signed into law by President Donald Trump. The bill outlined the annual spending to be made by the U.S. Department of Agriculture and contained key regulations relating to industrial hemp. Importantly, the bill removed industrial hemp from the definition of marijuana, effectively de-scheduling hemp and removing it from the purview of the Controlled Substances Act (“CSA”). This also had the effect of removing hemp-derived CBD from the CSA and the jurisdiction of the Drug Enforcement Agency (“DEA”). Accordingly, it is now legal for these products to be manufactured, distributed and sold throughout the United States. It is important to note that CBD extracted from non-hemp varietals of the cannabis plant is beyond the cover offered by the Farm Bill(9).

51

While the 2018 Farm Bill removed hemp from the definition of marijuana and thus from the purview of the Controlled Substances Act, questions regarding federal legality of hemp-derived CBD products persist. Issues include CBD products ingested orally, marketing CBD products with medical claims and labelling. Following the passage of the Farm Bill, then-FDA Commissioner Scott Gottlieb, while acknowledging CBD’s therapeutic value, issued a statement saying the FDA maintained the authority to regulate products containing cannabis and its constituents under the federal Food, Drug and Cosmetic Act of 1938. The FDA has yet to establish regulations allowing hemp-derived CBD products to be lawfully marketed as food products or dietary supplements. If a CBD product is sold along with therapeutic claims, the general rule is that it cannot be sold without express FDA approval or an FDA monograph if it is an over-the-counter product.(9)

9 Canaccord Genuity Global Industry Research 9 September 2019

Milestones

From the date of this Offering Circular until January 2021, the Company hopes to reach the following milestones:

●	Launch Elegance Vodka in all 50 U.S. states.

●	Launch Elegance Vodka in Australia with Australian Boutique Spirits being the distributor.

●	Execute all key marketing initiatives to promote and market the Elegance Vodka brand in the on-premises market via large industry trade-shows and consumer focused marketing initiatives.

●	Launch Gorilla Hemp CBD energy drink in the U.S. market.

●	Launch our new CBD/Nootropic energy drink in the US market.

●	Scale Gorilla Hemp CBD energy drink in 20 USA largest states with a focus on convenience stores, gas stations and mass-market retail.

Competition

Super-Premium Spirits:

The distilled spirits industry is highly competitive. The Company will compete against many global, regional, and local brands in a variety of categories of alcoholic beverages, but it expects to compete primarily in the industry’s premium-and-higher price categories. The products will compete based on taste, product quality, brand image, and price–all as determined in response to consumer preferences.

The Company intends to set a new benchmark in what consumers consider super-premium. Although there is a lot of competition in the vodka category, Elegance Vodka will seek to win over consumers via its unique product offering that sets a new benchmark in high-end, luxury, super-premium vodka.

Although there are no known comparables to Elegance Vodka in the vodka category, as all mainstream brands are stuck in their standard packaging and value to consumer offering as outlined in the table below, Elegance Vodka can be compared with Clase Azul tequila and Casamigos tequila. Both brands started a new super-premium trend in the mainstream tequila category by elevating their products and setting the prevailing standard for those categories.

Below is a sample of the competition and their approximate prices (individual 750 mL bottle MSRP shown).

Beluga Vodka	$54.99
Crystal Head Vodka	$44.99
Absolut Elyx Vodka	$32.99
Grey Goose Vodka	$32.99
Ciroc Vodka	$24.99
Belvedere Vodka	$20.99

52

Hemp and CBD Infused Beverages:

Brands remain fragmented in this space with only a few credible entrants in the hemp CBD infused beverages.

Some of the hemp CBD beverage brands are:

Sprig Soda’s
Recess Sparkling Waters
Day 1 Sparking Waters

Seasonality

Our growth is expected to exhibit a seasonal pattern that reflects variations when consumer spirits, specifically vodka, and other beverages, are not consumed such as during dry periods or non-holiday periods. Our growth may be impacted by this seasonality. Internationally, we expect each market to demonstrate more predictable seasonal patterns as our service offering in each market becomes more established and we have a longer history to assess such patterns.

Employees

We currently have five (5) employees that are our officers. ABS currently employs three (3) officers and five (5) employees at its facility located in Sydney, Australia.

Intellectual property

We own registered trademarks, including Elegance Vodka and Gorilla Hemp. In addition, we also use common law marks that have not been, or due to their nature are unable to be, registered, including, without limitation Elegance Brands and Elegance Spirits.

●	Indica Hemp-Infused Tonic

●	CBD-Infused Kentucky Aromatic Bitters

●	Dr. Parikh’s CBD Tinctures

●	Coat of Arms Hemp-Infused Australian Gin

●	Chilled Leaf Hemp Iced Tea

●	Fernet Verde

In addition, the Company is the owner of the following internet domains: www.elegance-brands.com; www.elegancevodka.com; www.investinelegance.com; www.gorillahemp.com; www.elegancevodka.com.au; and www.elegancespiritsinc.com.

53

The Company generally relies on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. The Company currently owns trademark protection for its name and logos in the United States and Australia, pursuant to certain trademark and copyright applications and registrations worldwide. Further, Company also uses common law marks that have not been, or due to their nature are unable to be, registered with the Trade United States Patent and Trademark Office. Although the Company has been granted registered trademarks by the United States Patent and Trademark Office, there can be no assurance that any trademarks or common law marks relied upon by the Company, if any, will not be challenged in the future, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company.

In addition, there can be no assurance that standard intellectual property confidentiality and assignment agreement with employees, consultants and others will not be breached, that the Company will have adequate remedies for any breach, or that its trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that the Company’s efforts to protect its intellectual property will prevent others from unlawfully using its trademarks, copyrights and other intellectual property. Our success depends in part, on its continued ability to license its intellectual property. An inability to continue to preserve and protect its intellectual property would likely have a material adverse effect on its business, operating results or financial condition.

Litigation

While the Company is not presently involved in any active litigation, from time to time we become the subject of litigation that is incurred in the ordinary course of its business. To date, no pending or threatened litigation involves and federal or state governmental agency.

Property

The Company presently leases its office space at 9100 Wilshire Blvd, Suite 362W, Beverly Hills, California 90212 on a month to month basis for $6,906 per month. ABS leases its executive officers and warehouse facilities in a 18,000 square foot property located in Sydney, Australia under a 5 year lease with an unaffiliated lessor. Current monthly rent is (AUS)$14,100.

54

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our executive officers and directors and their business experience follows:

Name	Position	Age	Term of Office

Amit Raj Beri	Chairman, CEO, President, Secretary	43	Chairman 04/2020 to Present; Others Inception to present

Christopher Alfieri	Chief Revenue Officer	47	04/2020 to Present

Ram Venkat	Chief Financial Officer, Director	37	CFO 03/2020 to present; Director from 04/2020; previously served as a director from 06/2018 to 12/2018

Sahil Beri	Chief Technology Officer, Director	33	CTO from 12/2019 to Present; Director from 10/2019 to Present

Allison Luvera	Chief Marketing Officer	36	12/2019 to Present

During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Amit Raj Beri. Chairman, Chief Executive Officer, President and Secretary. Amit Raj Beri founded our company in October 2017 and has been working to develop the Elegance Brands since then. Prior to founding Elegance Brands, from 2008 until July 2018 and from July 2018 till present, Mr. Beri was CEO of Europa International (“Europa Int”) which sold its business to Australian Boutique Spirits (“ABS”), and from July 2017 until present the CEO of Europa Group USA, LLC, a Nevada company (“Europa USA”) which serves as an import and sales company. Europa Int, which was based in Australia and served an international market, was an international manufacturer, exporter and marketer of alcohol beverages, predominantly in spirits and ready to drink beverages; it sold its business to ABS in July 2018. Mr. Beri brings almost 10 years of experience in the beverages and alcohol industry with a track record of success in sales, marketing, new distribution, and a history of introducing new innovations into new global markets. His companies are all direct beverage manufacturers or importers and marketers, with a core focus on brand building, innovation and a strategic focus on new beverage consumption trends. Europa Int has successfully launched a number of leading brands and has undertaken key R&D which has subsequently led to the development of the burgeoning vodka and spirits portfolio within Elegance Brands. Mr. Beri’s vision is to create new alcohol, spirits and hemp CBD beverage consumption trends and launch the leading brands of the future with Elegance Brands. Mr. Beri has also sold two brands in his career to the following global beverage giants - Brown-Forman Australia which is a subsidiary of Brown-Forman (the company that owns the Jack Daniels brand) and Coca-Cola Amatil which is the Australian subsidiary of Coca Cola. We believe Mr. Beri’s strong background and broad experience in the beverages industry will provide us the guidance and vision we need to build our brand.

55

Christopher Alfieri. Chief Revenue Officer. Mr. Alfieri is a Sales and Distribution expert with over 25 years of experience in operating businesses, Key Account and Distribution teams, and executive management. Chris joins Elegance Brands, Inc. this month as Chief Revenue Officer. In coordination with the CEO, Board of Directors, and Executive Leadership Team, Mr. Alfieri is responsible for driving new revenue streams within Elegance’s Brands global portfolio of spirits and CBD-infused beverages. Before joining Elegance Brands Inc., he helped establish the Red Bull Brand in North America. During his 20 years with Red Bull, he helped create a new Red Bull distribution company in Ohio and Michigan. Buckeye Distributing and Premium Brands became the fifth largest Red Bull Distributor in the world, producing $1.1B of revenue over eight years. Mr. Alfieri also managed Matador Distributing, an exclusive, multi-state Red Bull Distributor in the South. Over the course of two years as General Manager, he reorganized the company, improved processes, and drove $400M in sales. Mr. Alfieri also worked for Red Bull North America as a Director of Key Accounts, where he deployed new tactics to increase brand presence, share, and revenue. Over seven years, Mr. Alfieri drove an average of 16% growth on a $56M business. Red Bull then appointed him to run distribution for the West Business Unit as Sr. Director of Sales and Distribution for 22 states. Mr. Alfieri strengthened the distribution network in key areas of the West and grew a $1.9B business by 12% over two years. He then went to work for Bang Energy as VP of Sales and Distribution. He built a team of veteran beverage experts and managed the distribution network to sell 72M cases ($890M) of Bang Energy Drink, growing 70% year over year. Mr. Alfieri and his family reside in Atlanta, GA.

Ram Venkat. Chief Financial Officer and Director. Ram Venkat joined Elegance as Chief Financial Officer on March 20, 2020 and then as a director on April 8, 2020. Prior to joining Elegance, for over five years, Mr. Venkat was a Partner at Modeh Capital Partners, an Australian advisory group providing advisory services across the capital markets and real estate markets. During his career, Mr. Venkat has worked at several global bulge-bracket investment banks including Citi Global Markets (from 2011 to 2014) and BMO Capital Markets (from 2008 to 2010), where he was focused on raising equity, debt and hybrid capital across a range of industry sectors. He has led mergers and acquisitions mandates on behalf of global organizations including sovereign wealth funds and has provided derivative structuring and financing solutions to multinational corporations. Mr. Venkat has also worked as an engineer at the Canadian Space Agency and at a Silicon Valley based aerospace & defense semiconductor company. Mr. Venkat holds a Bachelor of Applied Science in Electrical Engineering (B.Eng (E.E), BASc) and a Master of Business Administration (M.B.A.) with a specialization in Finance & Accounting. We believe Mr. Venkat’s experience in capital markets and advisory services will assist us as we develop, raise capital and grow our company.

Sahil Beri. Chief Technology Officer and Director. Sahil Beri joined Elegance in 2019, first as a director and then as Chief Technology Officer. From August 2018 to present, Mr. Beri has also served as Managing Director of Australian Boutique Spirits Pty Ltd. and from January 2013 to July 2018, Mr. Beri served as Manager, Innovation at Europa Group. During his career, Mr. Beri has designed more than 60 recipes for spirits, ready to drink beverages, liqueurs and functional beverages. Mr. Beri received a Master’s in pharmacy from The University of Newcastle in 2012. We believe Mr. Beri’s knowledge of the industry, technical expertise and insight will provide guidance and oversight as we build multiple beverage brands in the alcohol and CBD industries.

Allison Luvera. Chief Marketing Officer. Allison joined Elegance Brands, Inc. in August 2019 as Chief Marketing Officer, responsible for all marketing efforts and new product launches for Elegance’s global portfolio of spirits and CBD-infused beverages. Ms. Luvera’s career began in client services for top media platforms including Vogue, Town&Country, and InStyle, developing revenue-generating marketing solutions for fashion and retail advertisers. In 2015, Ms. Luvera transitioned to the adult beverage space as Director, Luxury Marketing for Pernod Ricard USA, where she oversaw the luxury marketing strategies for a portfolio of 8 champagne and spirits brands. Transitioning to the emerging cannabis space, Ms. Luvera was Head of Marketing at top California vape brand, Kurvana, where she was responsible for building a best-in-class marketing function to develop and deliver consumer-centric brand strategies. During her two years at Kurvana, Ms. Luvera oversaw the largest product launch to date and led the company towards a 115% increase in sales revenue and market share growth from #11 to #3 Brand Rank in the California vape category. In addition to her professional experience, Ms. Luvera is a women’s rights advocate, previously holding the position of VP, Board of Directors for the U.S. National Committee for UN Women in NY. Ms. Luvera holds a dual BS in Finance and Marketing and a minor in Hispanic Studies from Boston College, as well as a WSET Level 2 Certification with Distinction. She currently resides in Los Angeles. We believe Ms. Luvera’s experience in launching and managing successful consumer brands in the alcohol and CBD industries will greatly assist us as we grow and scale.

56

COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

References in this section to our “directors” and “named executive officers” refer to the directors and named executive officers of Elegance. following consummation of this Offering, and references in this section to our “employees” (other than our named executive officers) refer to the employees of the Elegance following consummation of this Offering.

2019 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal year ended December 31, 2019. During the year ended December 31, 2019, the Company paid consulting fees to its officers, directors or significant employees in the amount of $155,050. The Company may hire additional officers in the future and pay them directly and may choose to compensate its directors in the future.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Amit Raj Beri, CEO, President and Chairman(1)	2019	130,000	-	-	-	-	-	-	130,000
	2018	-	-	-	-	-	-	33,203	33,203
Allison Luvera	2019	13,181	-	-	-	-	-	-	13,181
	2018	-	-	-	-	-	-	-	-
Stan Bharti(2)	2019	-	-	4,430,420	-	-	-	710,000	5,140,42
	2018	-	-	-	-	-	-	-	-
Sahil Beri(3)	2019	-	-	248,900	-	-	-	10,170	259,070
	2018	-	-	-	-	-	-	-	-

(1)

Mr. Beri also served in the role of CFO during 2018 and 2019. In March 2020, Mr. Ram Venkat assumed the role of CFO. Mr. Beri was compensated $17,803 for marketing services and $15,400 for consulting services in 2018.

(2)	Mr. Bharti served as our Chairman during the period from September 11, 2019 through April 7, 2020. Mr. Bharti’s compensation was related to separate consulting agreements pursuant to which Mr. Bharti received 8,900,000 shares of Class B Common Stock, valued at $$0.4978/share per share and was to be awarded $710,000 in cash compensation. Under the consulting agreements, Mr. Bharti was to provide certain consulting services to the Company regarding marketing.

(3)	On October 2, 2019, the Company elected Mr. Sahil Beri, the brother of the Company’s CEO, to the Board of Directors. On October 3, 2019, the Company entered into an agreement with Sahil Beri pursuant to which Mr. Beri would provide business development services to the Company. In exchange for such services, Mr. Beri was issued 500,000 shares of the Company’s Class B Common Stock, valued at $0.4978/share per share. Mr. Beri is not receiving any cash compensation under the agreement; however, is receiving cash compensation under a separate employment agreement.

57

Director Compensation

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option awards ($)	Non-equity incentive plan Compensation ($)	Nonqualified Deferred Compensation earnings ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Amit Raj Beri(1)	-	-	-	-	-	-		-
Sahil Beri(2)	10,170	248,900	-	-	-	-	-	259,070
Stan Bharti(3)	-	4,430,420	-	-	-	-	710,000	5,140,420
Total	10,170	4,679,320	-	-	-	-	710,000	5,419,490

(1)	Amit Raj Beri was a director through March 2020 and was appointed to the position of Chairman on April 8, 2020.

(2)	Sahil Beri’s compensation arose from a separate consulting agreement pursuant to which Mr. Beri provides certain marketing and consulting services to the Company and from an employment agreement as Chief Technology Officer.

(3)	Stan Bharti served as our Chairman through April 7, 2020, at which time he resigned to pursue other activities. Mr. Bharti’s compensation is related to 8,900,000 shares of Class B Common Stock and $710,000 in cash compensation to be awarded to him through separate consulting agreements for marketing services.

Outstanding Equity Awards at Fiscal Year-End

We recently adopted an equity incentive plan and authorized up to 30,000,000 shares of our Common Stock for future issuance for purposes of incentivizing our employees, directors and consultants. As such, the Company reserves the right to issue stock options and incentive stock options to its officers, directors, employees, consultants and advisors in the future. To date, there have been no stock options issued to any officers, directors, employees, consultants or advisors to the Company.

Executive Officer and Directors Compensation

Other than the above-listed fees that were related to separate consulting services, our executive officers and directors have received no compensation from our Company since the date of formation.

Employment Agreements

At present, the Company has employment agreements in place with its executive officers in addition to the separate consulting agreements referenced above. The Company reserves the right to amend or enter into formal agreements with its executive officers in the future.

Amit Raj Beri. Elegance entered into a two year employment agreement with Mr. Amit Raj Beri, effective October 22, 2019, pursuant to which Mr. Beri, as Chief Executive Officer, was paid a base salary of $130,000 for the year ended December 31, 2019 and is entitled to receive a salary of $330,000 for 2020. In addition, Mr. Beri will be given a $2,500 per month car allowance, $50,000 in travel and entertainment expenses for 2019 and $120,000 to cover travel and entertainment expenses for 2020. In addition, Mr. Beri’s employment agreement anticipates the Company’s adoption of an equity incentive plan and the award of certain equity compensation to Mr. Beri pursuant to the achievement of certain key performance indicators as determined by the Company’s board of directors.

58

Christopher Alfieri. Elegance entered into an employment agreement with Mr. Alfieri, effective April 20, 2020, pursuant to which Mr. Alfieri will serve as the Company’s Chief Revenue Officer. Under the employment agreement, Mr. Alfieri will receive a base salary of $250,000 per year, in addition to $75,000 after 12 months if certain KPIs are achieved. In addition, Mr. Alfieri will be eligible to receive up to 1,500,000 shares of Class A Common Stock based upon the achievement of certain KPIs during the year.

Allison Luvera. Elegance entered into an employment agreement with Ms. Luvera on December 13, 2019, pursuant to which Ms. Luvera was hired as the Company’s Chief Marketing Officer. Under the employment agreement, Ms. Luvera receives a base salary of $225,000 per year, as well as a bonus of $50,000 and 300,000 shares of the Company’s Class A Common Stock upon the achievement of certain key performance indicators (“KPIs”) as determined by the Company’s board of directors. Ms. Luvera will be eligible to receive the shares after August 26, 2020, based on the achievement of the KPIs.

Sahil Beri. Elegance entered into a one year employment agreement with Mr. Sahil Beri, effective December 1, 2019, pursuant to which Mr. Beri was hired as the Company’s Chief Technical Officer. Under the employment agreement, Mr. Beri is to receive a base salary of AUD$240,000 per year and an AUD$15,000 car allowance. Upon entry into the employment agreement, Mr. Beri received a signing bonus of 500,000 shares of the Company’s Class B Common Stock. In addition, Mr. Beri will be eligible to receive 500,000 shares of the Company’s Class A Common Stock each time the Company achieves commercialization of two new brands of the Company’s beverages. It is anticipated that the shares will be issued under the Company’s equity incentive plan, which the Company intends to adopt in the near future.

Ram Venkat. Elegance entered into an employment agreement with Mr. Venkat, effective March 20, 2020, pursuant to which Mr. Venkat will serve as the Company’s Chief Financial Officer. Under the employment agreement, Mr. Venkat will receive a base salary of $225,000 per year. In addition, Mr. Venkat’s employment agreement anticipates the Company’s adoption of an equity incentive plan and the award of certain equity compensation to Mr. Venkat pursuant to the achievement of certain key performance indicators as determined by the Company’s board of directors.

Family Relationships

Amit Raj Beri, our Chief Executive Officer and Chairman, is the brother of Sahil Beri, our director. Aside from that, there are no other family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed above, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

59

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

Our board of directors plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Other Agreements

The Company entered into an agreement with Europa USA, LLC (“Europa”) for marketing services. This agreement was entered into in January 2018. Europa USA, LLC has received 52,418,477 shares of Class B Common Stock. Europa is an entity controlled by our founder, Chairman and Chief Executive Officer, Amit Raj Beri. On October 7, 2019, Europa transferred the 52,418,477 shares of Class B Common Stock directly to Mr. Beri.

On March 12, 2018, the Company entered into an agreement with Gordon Bijelonic, an individual for services related to promotion and media for the Elegance Vodka brand. In addition, Mr. Bijelonic has received 1,588,439 shares of Class A Common Stock, as founder’s shares.

After May 31, 2018, the Company entered into an agreement with the Vice President of Business Development, Nicholas Ventura. In exchange for promotional and media efforts, including the procurement of talent and media personalities for endorsement as well as entertainment space licensing development, In addition, Mr. Ventura has received 1,588,439 shares of Class A Common Stock, as founder’s shares.

On March 13, 2018, the Company entered into an agreement with VC Media Partners for production, market testing, and overall marketing services related to the offering contemplated under Regulation A+. In accordance with the agreement, VC Media Partners was tasked with coordinating counsel, the audit for the Company, all testing the waters materials, development of production materials, development of roadshow decks and other marketing materials. On October 17, 2018, the Company and VC Media Partners amended their agreement to clarify that the agreement between the Company and VC Media Partners is solely for marketing advisory services; that VC Media Partners is not engaged in any sales functions; VC Media Partners compensation is not tied to the outcome of the Prior Offering or this Offering; and, at no point has VC Media Partners accepted any investment with respect to the Company. Furthermore, the Company and VC Media Partners agreed to amend the compensation to include payments of up to $250,000 based on various milestones. This agreement has since been rescinded.

60

In April 2018, the Company entered into an agreement with Zach Proctor. Mr. Proctor is a recognized spirits consultant and brand ambassador and was contracted to promote and market the Company’s product, Elegance Vodka throughout Canada. Thereafter, Mr. Proctor is expected to focus his efforts on introductions within the United States market and then, the United Kingdom market. The term of the agreement was one year. In exchange for the services, Mr. Proctor was to receive a total of $128,000.

Broker Dealer Agreements

The Company has agreed to pay Dalmore Group, LLC, a service fee equal to 1% on all funds raised in the Offering. Dalmore Group, LLC will also be paid $10,000 for filing fees and FINRA will be paid $1,300.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Policy

Any transaction between Elegance and/or its subsidiaries with any executive officer, director or affiliate of such individual must be (a) on terms no less favorable to the Elegance than it could obtain from unrelated third parties, (b) if involving the sale of equity or assets to Elegance, the consideration must be subject to an independent appraisal and fairness opinion and (c) approved or ratified by a majority of the disinterested directors.

Related Party Transactions

On December 31, 2019, Elegance entered into a share purchase agreement, as amended on March 31, 2020, as amended and restated on April 8, 2020 and as further amended on May 18, 2020 (the “Share Purchase Agreement”), to acquire 100% of the capital shares of Australian Boutique Spirits Pty Ltd., a private company incorporated in Australia (“ABS”). ABS is the producer of Australian Bitters and other distilled spirits and presently distributes its brands through Coca-Cola Amatil, as further described in the Business section of this Offering Circular.

Under the terms of the Share Purchase Agreement, Elegance agreed to acquire the shares of ABS in exchange for payments aggregating AUS$17,040,000 or USD $11,076,000, inclusive of a (AUS) $2,500,000 or (USD) $1,712,500 contract deposit previously paid in cash. The (AUS) $14,540,000 or (USD) $9,363,500 balance of the purchase price is payable at closing in the form of 18,727,000 shares of Elegance Class B Common Stock, valued at USD $0.50 per share (the “Stock Consideration”). The Stock Consideration (which may be converted at any time into shares of Class A Common Stock) are restricted securities under the Securities Act of 1933, as amended. In addition, Mr. Beri agreed that neither he nor any of his affiliates will publicly sell any of the Stock Consideration for a period of one year from the completion of this Offering.

The Share Purchase Agreement also provides that in the event at any time during the period that shall commence on the date of completion or termination of this Offering and expires one (1) year after the completion or termination of this Offering (the “Measuring Period”), Mr. Beri or his designated affiliate owning the Stock Consideration may sell and transfer back to Elegance for cancellation an aggregate of up to 60% of the Total Consideration or 13,291,200 shares of Class B or Class A Common Stock in exchange for up to AUS$10,224,000, less the amount of the contract deposit previously paid in cash, or AUS$7,724,000; which payment is payable by the Company in the form of $6,645,600 in United States dollars, less the amount of the $1,712,500 cash deposit or $4,933,100 (the “Maximum Cash Payment”); provided, that at the time of payment of all or any portion of such Maximum Cash Payment, (i) after giving effect to any payments required to be made in respect of rescissions of subscriptions by investors who purchased securities of Elegance in connection with the Prior Offering, and (ii) after giving effect to the Maximum Cash Payment to be made to Mr. Beri or his affiliate, the “Working Capital” of the Company (defined as the excess of our consolidated current assets over our consolidated current liabilities) that is then available to the Company from all sources, including net proceeds of the Prior Offering and this Offering, sales of additional debt or equity securities of Buyer during the Measuring Period, or our net profits, shall be equal to or greater than $6,000,000, of which not less than $5,000,000 of such Working Capital shall be in the form of cash or immediately marketable securities. So long as these conditions are met, Mr. Beri or his affiliate may sell back to the Company during the Measuring Period less than 60% of the Stock Consideration and the Maximum Cash Payment shall be appropriately reduced based on valuing the amount of Stock Consideration sold at $0.50 per share.

61

To date, the Company has paid a deposit of AUS$2,500,000 (US$1,712,500) (the “Deposit”) In order to secure a refund of the Deposit if for any reason the ABS acquisition is not consummated, , ABS and the Company entered into a guarantee letter agreement and charge over shares agreement for purposes of placing ABS’s shares in escrow pending closing. The Company’s chairman and chief executive officer, Amit Raj Beri, is also the chairman and sole shareholder of ABS. ABS is the producer of Australian Bitters and other distilled spirits and presently distributes its brands through Coca-Cola Amatil, as further described in our Business section, below.

In 2019, the Company paid a deposit of AUS$2,500,000 (US$1,712,500) which is subject to full refund if the ABS transaction does not close. It is anticipated that the acquisition of ABS will be consummated immediately following date of this Offering Circular. Effective as of March 31, 2020, ABS and Mr. Beri entered into a guarantee letter agreement with Elegance under which they have agreed to refund the Deposit in full to Elegance. To secure such guaranty, ABS and Mr. Beri pledged to Elegance the share capital of ABS pursuant to a charge over shares agreement.

During the course of calendar year 2019, ABS made loans to Mr. Beri in the aggregate amount (USD) $1,180,000. The loans are unsecured and bears interest at the rate of 5% per annum and are due and payable on December 21, 2025.

The acquisition of ABS by Elegance is a related party transaction in that Amit Raj Beri is both the Chief Executive Officer of Elegance and the Chief Executive Officer and a director and sole shareholder of ABS. The pricing of the acquisition of ABS was based on 80% of the low end of the range of the ABS equity valuation as set forth in the valuation report of Moore Stephens Perth Corporate Services Pty Ltd.

In September 2019 the Company agreed to pay Mr. Stan Bharti, who was the Company’s non-executive Chairman at the time, a sum of $710,000 for services rendered as a non-executive Chairman and for consulting services related to marketing of the Company’s products, networking and strategic development. The services were and are to be performed over a period of 12 months under a consulting agreement effective as of September 11, 2019.The consulting fee was paid in two instalments on March 10, 2020 and April 8, 2020.

In May 2020, Amit Raj Beri and Cloverfield Capital Corp., an affiliate of our Chief Financial Officer (“Cloverfield”), transferred to CannHealth Group Limited, an inactive Australian unlisted public company (“CannHealth”), an aggregate of 8,500,000 shares of Class B Common Stock owned by Mr. Beri, and 1,500,000 shares of Class B Common Stock owned by Cloverfield Capital. The transfer of the 10,000,000 shares of Class B Common Stock was made in connection with an agreement entered into on May 12, 2020 to settle all disputes between CannHealth and Mr. Beri which involved, among other things, the termination by Mr. Beri and ABS in November 2019 of a February 2019 purchase agreement that contemplated the acquisition of ABS by CannHealth. As part of the settlement transaction, CannHealth agreed not to sell or distribute to its shareholders any of the shares of Class B Common Stock or convert such shares into Class A Common Stock unless such shares have been registered in compliance with US securities laws or there is an applicable exemption available from such registration requirements. In such connection, Elegance has agreed within 30 days following completion of this Offering to seek to register such shares for resale under the applicable U.S. securities laws. In addition, Mr. Beri and Cloverfield Capital relinquished all of their equity interests in CannHealth, representing approximately 35% of the outstanding CannHealth ordinary shares, and Mr. Beri resigned as an officer and director of CannHealth. In connection with the May 2020 settlement agreement, parties agreed to the termination of the February 2019 purchase agreement involving CannHealth and ABS, the exchange of mutual releases, and the Company agreed to convert the loans aggregating $430,512 described below into five percent of the outstanding ordinary shares of CannHealth, after giving effect to the cancellation of the CannHealth shares formerly held by Mr. Beri and Cloverfield Capital. CannHealth is seeking to develop cannabis products and derivatives.

62

On February 10, 2020, the Company loaned $300,000 to CannHealth. At the time of the loan, Amit Raj Beri owned approximately 34% of the outstanding CannHealth shares. The loan bears interest of 10% on an annualized basis, plus an additional 2% interest upon default. In addition, during the period October 22, 2019 through December 11, 2019, the Company loaned CannHealth $130,512. All loans made by the Company to CannHealth matured on May 31, 2020. In connection with the May 2020 settlement agreement with CannHealth described above, the Company agreed to convert both loans into five percent of the outstanding ordinary shares of CannHealth.

Prepaid Inventory

The Company had a manufacturing agreement for inventory purchases with Europa International Pty Ltd., an affiliated company, which was subsequently absorbed by Australian Boutique Spirits Pty Ltd, which is owned by Amit Raj Beri. As of December 31, 2018, the Company has advanced the related party $310,000, for inventory purchases. As of December 31, 2019, the Company has advanced the related party $140,707 for inventory purchases.

Accounts Payable

During each of the years ended December 31, 2019 and December 31, 2018, a related party advanced funds to pay certain operating expenses.

In September 2019 the Company agreed to pay Mr. Stan Bharti, who was the Company’s non-executive Chairman at the time, a sum of $710,000 for services rendered as a non-executive Chairman, for consulting services related to marketing and networking. As of December 31, 2019, the Company had accounts payable to this related party in the amount of $710,000, which amount is included under accounts payable on the accompanying balance sheet. This fee was paid in two installments on March 10, 2020 and April 8, 2020.

Notes Payable

As of December 31, 2019, the Company had notes payable to related parties of $733,930. The notes become payable when the Company has raised sufficient capital to repay them. As of December 31, 2018, the Company had notes payable with various stockholders totaling $698,575. The balloon payment notes were not secured, do not bear interest or have monthly payments, and were due as of January 2019. Aside from a note for $19,960, which is due upon request by the noteholder, the notes have been paid in full.

There were $149,700 in notes payable that had a provision that if not paid by the maturity date of September 14, 2018, the notes may be extended upon mutual agreement between the Company and the note holders. Upon extension, the note holders each received additional shares of stock that cumulatively amount to 1,270,624 shares of Class A Common Stock. The $149,700 in notes payable were re-issued and the 1,270,624 shares of Class A Common Stock was issued for $39,996, which is reflected as a loss on extinguishment of notes payable in the Company’s statement of operations and comprehensive loss.

Notes Receivable

As of December 31, 2019, the Company had $441 in notes receivable from Europa Group USA LLC, one of the Company’s major shareholders. The note is not secured, does not bear interest nor have monthly payments, and is due on demand. There were no notes receivable as of December 31, 2018

Consulting and Marketing Services

The Company paid contractual consulting service expenses of $45,011 to its officers, $85,761 to its stockholders, and $6,475 to a related party for the year ended December 31, 2018. The Company also paid a total sum of $35,606 to a Company officer for marketing expenses for the year ended December 31, 2018. At December 31, 2018, there were no payables outstanding related to these services.

63

The Company paid contractual consulting service expenses of $140,170 to its officers and $672,670 to its stockholders for the year ended December 31, 2019. At December 31, 2019, there were $532,500 payables outstanding related to these services.

For the year ended December 31, 2019, the Company issued 500,000 shares of Class B Common Stock to one of its officers for contractual consulting services. The value of the shares issued is $248,900. During the year ended December 31, 2019, the company also issued 8,900,000 shares of Class B Common Stock to its Chairman of the Board. Seventy five percent (75%) of those shares were issued as compensation related to certain contractual consulting services. The values of the shares issued and the contractual services are $4,430,420 and $3,322,815, respectively.

Commitments

Elegance previously had a commitment to purchase, for $800,000, certain intellectual property from Australian Boutique Spirits Pty Ltd. related to vodka formulation and method of manufacturing, product branding and packaging, and supplier contacts. The commitment was payable upon completion of Elegance’s Regulation A+ offering. On January 5, 2019, Australian Boutique Spirits Pty Ltd. reduced the Company’s purchase price of intellectual property from $800,000 to $1.00.

The Company previously had a commitment with a stockholder to pay up to $250,000 in advisory fees subject to capital being successfully raised and collected in the Regulation A+ filing, which was subsequently rescinded.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which any director or executive officer, or any security holder who is known by us to own of record or beneficially own more than five percent (5%) of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

64

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS

The following table shows the beneficial ownership of our Common Stock (including both our Class A Common Stock and shares of Class B shares of Common Stock) as of the date of this Offering Circular held by (i) each director; (ii) each executive officer; (iii) all directors and executive officers as a group and (iv) each person known to us to be the beneficial owner of more than 5% of any class of our shares before giving effect to the sale of all 57,000,000 Units offered by the Company in its proposed Reg A+ Offering, and (b) after giving effect to the sale of all 57,000,000 Units offered for by the Company Offering for gross proceeds of $28,500,000; in each case, assuming all such shares are sold.

As of the date of this Offering Circular, there are 41,318,340 shares of our Class A Common Stock and 91,400,000 shares of our Class B Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and Warrants currently exercisable or which may become exercisable within sixty (60) days of the date of the Regulation A+ Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or Warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The table below assumes that all 57,000,000 Units offered in the Prior Offering and this Offering are sold. In the event that less than 57,000,000 Units are sold in the Regulation A+ Offering for less than $28,500,000, the percentage interests in outstanding Common Stock allocable to the Class A Common Stock issued to officers, directors and greater than 5% beneficial owners will be proportionally increased.

Officers and Directors	Class B Common Stock Shares Prior to Offering	Voting %	Class B Common Stock Shares After Offering(3)	Voting %	Class A Common Stock Prior to Offering			Voting %		Class A Common Stock After Offering		%
Amit Raj Beri (1)	43,918,477	48.1%	43,918,477	41.6%	0			0		0		-
CannHealth Group (1)(2)	10,000,000	10.9%	10,000.000	9.5%	0			0		0		-
Ram Venkat (2)	4,650,692	5.1%	4,650,692	4.4%		-		-		-		-
Sahil Beri	500,000	0.5%	500,000	0.5%	0			0		0		0
Allison Luvera	-	-	-	-	-			-		-		—
Christopher Alfieri	-	-	-	-			-		-		-

All named officers and directors as a group	59,069,169	64.6%	59,069,169	55.9%	0				0	0		-

Greater than 5% Beneficial Owners (non-officers and directors)
Cloverfield Capital Corp. (2)	9,301,383	10.2%	9,301,383	8.8%	0			0		0		0
Stan Bharti (3)	8,900,000	9.7%	8,900,000	8.4%	0			0		0
TOTAL	62,619,860	79.5%	62,619,860	68.7%	0			0		0		0

65

(1)	The Class B Common Stock was previously held by Europa USA, LLC, an entity which is controlled by CEO Amit Raj Beri. In May 2020, Mr. Beri transferred 8,500,000 of his shares of Class B Common Stock to CannHealth Group Limited. The foregoing does not include a minimum of 7,444,800 additional shares of Class B Common Stock and up to 18,727,000 additional shares of Class B Common Stock that will be issued to Mr. Beri in connection with the acquisition of ABS. See “Certain Relationships and Related Party Transactions.”

(2)

Cloverfield Capital Corp. is controlled by Entreri Pty. Ltd. ATF Entreri Trust (“Entreri Trust”), of which our CFO, Ram Venkat, is a 100% owner of the corporate trustee and is a beneficiary of the trust along with his family. Mr. Venkat is the director of Entreri Pty. Ltd., the corporate trustee of the Entreri Trust, which controls Cloverfield Capital Corp. Mr. Venkat and his wife and his immediate family are beneficiaries of the trust, and Mr. Venkat has a 50% beneficial interest in Cloverfield Capital Corp. In May 2020, Cloverfield Capital Corp. transferred 1,500,000 shares of Class B Common Stock to CannHealth Group Limited.

(3)	The holders of the Class B Common Stock have the right at any time or from time to time to exchange any or all of such shares for an equal number of shares of Class A Common Stock. CannHealth has agreed not to exchange the Class B Common Stock for shares of Class A Common Stock until such underlying shares of Class A Common Stock have been registered for resale under the Securities Act or an exemption from such registration requirements then exists.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our capital stock as provided in Elegance’s amended and restated certificate of incorporation and bylaws. For more detailed information, please see such certificate of incorporation and bylaws which have been filed as exhibits to this Offering Circular.

General

The Certificate of Incorporation of Elegance, as amended and restated, provides that our authorized capital stock consists of 300,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, each with a par value of $0.0001 per share. An aggregate of 200,000,000 shares of Common Stock are designated as Class A voting Common Stock, with one vote per share, (“Class A Common Stock”) and 100,000,000 shares of Common Stock are designated as Class B non-voting Common Stock, with four (4) votes per share (“Class B Common Stock”). Effective as of September 11, 2019, Elegance consummated a 6.35375-for-one forward split of its outstanding Common Stock. The 10,000,000 shares of authorized preferred stock may be issued in one or more series containing such rights, preferences and privileges as the Elegance Board of Directors may, from time to time, designate (“Preferred Stock”). No shares of Preferred Stock have been issued.

A description of the material terms and provisions of our Certificate of Incorporation, as amended, affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the form of our amended and restated Certificate of Incorporation, and our subsequent amended certificate of incorporation, which are attached to this Offering Memorandum as Exhibit 2.1 and Exhibit 2.2, respectively.

Common Stock

Elegance has two classes of Common Stock authorized, issued and outstanding as of the date of this Offering Circular: Class A Common Stock and Class B Common Stock. As of the date of this Offering Circular, Elegance had 41,378,340 shares of Class A Common Stock and 91,400,000 shares of Class B Common Stock issued and outstanding and owned of record by a total of 10,590 and 32 stockholders, respectively, including our Chairman and Chief Executive Officer, Amit Raj Beri.

66

It is not anticipated that the Class B Common Stock will be registered for resale under the Securities Act of 1933, as amended, or will otherwise trade on any stock exchange. Holders of these two classes of Common Stock have equal rights, powers and privileges, except that the holders of Class A Common Stock are entitled to one (1) vote per share while the holders of Class B Common Stock are entitled to four (4) votes per share. The holders of the Class B Common Stock may exchange any or all of such shares of Class B Common Stock for an identical number of shares of Elegance Class A Common Stock. Accordingly, if all shares of Class B Common Stock are exchanged for shares of Class A Common Stock the holders of the Class B Common Stock would own 91,400,000 additional shares of Class A Common Stock.

Voting

The holders of Class A Common Stock are entitled to one vote per share held at all meeting of shareholders (and written actions in lieu of a meeting) and holders of Class B Common Stock are entitled to four (4) votes per share held at all meetings of shareholders (and written actions in lieu of a meeting) on any matter requiring the affirmative vote or consent of stockholders of the Company, including without limitation, the election of directors and for all other corporate purposes, except as required under the Delaware General Corporate Law.

There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to Elegance’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Currently, no shares of Preferred Stock have been designated or issued.

Equity Incentive Plan

On May 13, 2020, our board of directors and the holders of a majority of our Class B Common Stock approved the establishment of the 2020 Equity Incentive Plan. Under the Plan, up to 30,000,000 shares of either Class A Common Stock or Class B Common Stock as either qualified stock options, non-qualified stock options stock purchase rights, awards of restricted stock units, or any combination thereof. As of the date of this Offering Circular no qualified stock options, non-qualified stock options stock purchase rights or awards of restricted stock units have been granted.

67

Exclusive Venue

Our amended and restated certificate of incorporation, as it will be in effect upon the closing of this Offering, will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or the bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law

Our certificate of incorporation and bylaws, as they will be in effect upon consummation of this Offering, also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NYSE-AMEX or the applicable exchange on which we may then be trading. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals. Our amended and restated certificate of incorporation will provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our amended and restated certificate of incorporation will provide that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our amended and restated certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

68

In addition, in our amended and restated certificate of incorporation, we have elected not to be governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person and would include Elegance Brands, Inc.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. Prior to the consummation of this Offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Elegance Brands, Inc. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See “Exclusive Venue” above.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock will be KoreConX Inc.

Dividend Policy

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

69

DESCRIPTION OF THE WARRANTS

The Warrants included in the Units offered herein entitle the subscriber to Warrants to purchase one-half of one full share of Class A Common Stock of Elegance for each full Unit purchased. Accordingly, if all 57,000,000 Units of Class A Common Stock and Warrants issued in the Prior Offering and to be offered in this Offering are sold (and no subscribers in the Prior Offering exercise their rescission right), an aggregate of up to 28,500,000 shares of Class A Common Stock of Elegance shall be subject to issuance if all of the Warrants are exercised (the “Warrant Shares”).

Each of the Warrants were issued to holders as of the date they subscribed and may subscribe to Units in the Prior Offering and this Offering (the “Issuance Date”) and will expire at 5:00 pm Pacific time on a date which shall be eighteen (18) months following the date of termination of this Offering (the “Warrant Expiration Date”).

Each of the Warrants shall be exercisable at a price of $0.75 per Warrant Share. The number of Warrant Shares and the exercise price shall be subject to equitable adjustment in the event of any forward or reverse stock splits or recapitalization of Elegance.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the exercise of outstanding options and Warrants, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

Assuming the sale of all 57,000,000 Units sold in the Prior Offering and this Offering, we will have outstanding up to 146,400,000 shares of our Common Stock, consisting of 57,000,000 shares of Class A Common Stock, with each share of Class A Common Stock having one (1) vote per share, and 91,400,000 shares of Class B Common Stock, with each share of Class B Common Stock having four (4) votes per share. The aforementioned estimates assume that all 57,000,000 Units, consisting of 57,000,000 shares of Class A Common Stock and have been sold in the Prior Offering and this Offering. In addition, a minimum of 7,444,800 additional shares of Class B Common Stock and up to 18,727,000 additional shares of Class B Common Stock will be issued to Amit Raj Beri in connection with the acquisition of ABS. Such outstanding shares of Common Stock do not include the maximum of 21,375,000 additional shares of Class A Common Stock that may be issued upon exercise of the Warrants which are included in the Units. The Units that we sold in the Prior Offering and are selling in this Offering may be resold in the public market immediately following our initial public offering and following the exercise of such Warrants underlying such Units sold in the Offering

The 91,400,000 shares of Class B Common Stock that were not offered and sold in this Offering and the additional shares of Class B Common Stock issued to Mr. Beri in connection with the ABS acquisition will be upon issuance “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least 12 months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions and, as a result, such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

70

●	1% of the number of shares of our Common Stock then outstanding; or
●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

PLAN OF DISTRIBUTION

Elegance is offering an aggregate of 57,000,000 units of securities (the “Units”). The Units are being offered at an offering price of $0.50 per Unit (the “Offering Price”), and each Unit consists of one share of Class A Common Stock, par value $0.0001, of the Company (the “Class A Common Stock”), and a warrant to purchase one-half of one share of Class A Common Stock, at an exercise price of $0.75 per share (“Warrant”). Unless previously exercised, each Warrant shall expire on a date which shall be 18 months following the date of completion of this Offering. The minimum subscription for Units is 500 Units for a minimum Offering Price of $250.00. If all Units are sold in the Offering the Company would receive gross proceeds of $28,500,000 (the “Maximum Offering Amount” and if all Warrants were exercised following completion of this Offering the Company would receive an additional $21,375,000, for total gross proceeds of $49,875,000 (the “Maximum Gross Proceeds”). The $0.50 per Unit Offering Price of the Class A Common Stock and Warrant has been arbitrarily determined by the Company and is not based on book value, assets, earnings or any other recognizable standard of value.

Prior to the date of this Offering Circular, pursuant to its prior offering circular that was originally qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) on December 26, 2018, as amended, between August 12, 2019 and February 29, 2020, Elegance sold an aggregate of 41,318,340 Units to 10,590 subscribers and received gross proceeds of approximately $20,659,170 (the “Prior Offering”). Accordingly, we will be offering pursuant to this Offering Circular up to 15,681,660 additional Units (the “Offered Units”) for a maximum of $7,840,830 of additional gross proceeds if all such additional Offered Units are sold. Due to fundamental changes in our Company, between August 12, 2019 and the date of this Offering Circular, we have suspended the Prior Offering pending the review of this Offering Circular by the Commission and the Commission’s qualification of this Offering Circular which was effected as of the date set forth below. A copy of this Offering Circular will be sent electronically to each of the 10,590 subscribers who purchased Units between August 12, 2019 and February 29, 2020 (the “Prior Investors”), and upon completion or termination of this Offering, we will refund in full the cash subscriptions of any such Prior Investor who requests a refund within ten days from their receipt of this Offering Circular.

The Offering of the remaining 15,681,660 Offered Units will terminate on the first to occur of (i) the date on which all 57,000,000 Units (inclusive of the 41,318,340 Units sold in the Prior Offering) are sold, (ii) the Company’s election to terminate the Offering at any time, or (iii) as late as December 31, 2020, subject to our right to extend such date until as late as March 31, 2021, in our sole discretion (in each case, the “Termination Date”). Subscriptions may be made by either check, wire, credit card or ACH deposits. Checks should be made payable to Elegance Brands, Inc. and mailed to Prime Trust in accordance with the terms of the subscription agreement. The Company has engaged Prime Trust of 2300 West Sahara, Suite 1170, Las Vegas, NV 89102 to conduct its anti-money laundering and “know-your-client” review of all potential investors, as well as to act as escrow agent.

71

The Units, the Class A Common Stock, Warrants, and shares of Class A Common Stock underlying the Warrants (the “Warrant Shares”), are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. The Units, the Class A Common Stock and Warrants of which the Units consist, and the underlying Warrant Shares, are only issued to purchasers who satisfy the requirements set forth in Regulation A.. The Total Maximum Offering amount of $49,875,000 includes the aggregate price and future aggregate potential proceeds of $21,375,000 with respect to the Warrant Shares if all 57,000,000 Units are sold and all 28,500,000 Warrant Shares are exercised following sale of the Units in this Offering.

The Units are being offered directly by the Company and its management on a “best efforts” basis. No commissions or other compensation will be paid to Company management with respect to sales initiated by them.

The Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is intended to replace the Form 1-A Offering Statement that was qualified by the SEC on December 26, 2018, as later supplemented on August 26, 2019 and October 7, 2019, (the “Prior Offering Circular”). We subsequently further amended the Prior Offering Circular, but were unable to obtain qualification of such amendment from the Commission. As such, and pursuant to the Commission’s direction, we ceased our offering that was being conducted under the Prior Offering Circular and are now seeking to qualify pursuant to this Offering Circular all prior sales made under the Prior Offering Circular and this Offering Circular, subject to the rescission right to be afforded to Prior Investors as described above. Upon obtaining qualification of this Offering Circular, we expect to immediately commence the offer and sale of the 15,681,660 additional Offered Units.

On June 30, 2018, the Company engaged Sageworks Capital LLC, member FINRA/SIPC, a registered broker/dealer, as its managing selling agent for the Prior Offering. Our agreement with Sageworks terminated and on May 4, 2020, the Company engaged Dalmore Group, LLC, a registered broker dealer, as managing selling agent for the shares that are to be sold in this Offering. Under the terms of our agreement with Sageworks Capital LLC for the Prior Offering and with Dalmore Group, LLC, , we have agreed to pay a services fee equivalent to 1% of all funds raised in the Prior Offering and in this Offering. Neither Sageworks Capital LLC nor Dalmore Group, LLC is an underwriter and neither will be paid underwriting fees, but has and will receive service fees. We agreed to indemnify both managing selling agents, its affiliates, their representatives and agents with respect to the Prior Offering and this Offering.

The Company has entered into an agreement with Fund America, LLC, under which the Fund America will provide web hosting on its platform and related services, including “bad actor” background checks. The Company has entered into an escrow agreement with Prime Trust, LLC, an affiliate of Fund America, LLC. Such escrow account and escrow funds shall be maintained in a manner that is compliant with SEC Rules 10b-9 and 15c2-4 as promulgated under the Securities Exchange Act of 1934, as amended.

In consideration for Fund America providing its web hosting platform and related services and its affiliate Prime Trust, LLC the Company will pay fees to Fund America and Prime Trust equal to approximately 3.3% of the gross proceeds received from this Reg A+ Offering, as well as certain fees and expenses.

The Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is intended to replace the Form 1-A Offering Statement that was qualified by the SEC on September 19, 2018, as later supplemented on August 26, 2019 and October 7, 2019, which was later amended but not subsequently qualified (the “Prior Offering Circular”). We subsequently further amended the Prior Offering Circular, but were unable to obtain qualification from the Commission. As such, and pursuant to the Commission’s direction, we ceased our offering that was being conducted under the Prior Offering Circular and are now seeking to qualify pursuant to this Offering Circular all prior sales made under the Prior Offering Circular, subject to the rescission right to be afforded to Prior Investors as described above. Upon obtaining qualification of this Offering Statement, we expect to immediately commence the offer and sale of the 15,681,660 additional Offered Units.

Elegance is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filing after this Offering. Following this Offering, the Company will be a “controlled company” within the meaning of the corporate governance rules of NYSE-AMEX.

72

Exchange Listing or Quotation

There is currently no public market for our Units or underlying Class A Common Stock and Warrants.

Although Elegance ultimately intends to apply to list its Class A Common Stock and Warrants on the NYSE-AMEX, in order to meet the minimum initial listing requirements to list our Class A Common Stock and Warrants on NYSE-AMEX, we will need, among other things, our Class A Common Stock to trade at a price of not less than $3.00 per share, and we must comply with certain corporate governance rules which we do not currently have in place. Accordingly, in the event we are unable to qualify for listing on the NYSE-AMEX, we will seek to have our Class A Common Stock and Warrants approved for trading on the OTCQX or OTCQB over-the-counter exchanges operated by the OTC Market Group, Inc. (collectively, the “OTC Market”). Accordingly, we expect that our Class A Common Stock and Warrants will initially be quoted on either the NYSE-AMEX or the OTC Market.

There can be no assurance that the Elegance Class A Common Stock sold in this Offering will be approved for quotation on either the NYSE-AMEX or the OTC Market. See “Risk Factors” on page 12 of this Offering Circular.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

73

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,100,000.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for shares of our Class A Common Stock in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by either check, wire, credit card or ACH deposits to the escrow agent, Prime Trust, located at 2300 West Sahara, Suite 1170, Las Vegas, NV 89102, pursuant to the instructions set forth in the subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

74

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Michelman & Robinson, LLP, Los Angeles, California and New York, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Alan T. Schiffman, CPA, PC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

75

ELEGANCE BRANDS, INC.

Index to Consolidated Financial Statement

December 31, 2018 and 2019

F-1

Alan T. Schiffman, CPA, PC

Financial Strategists Business Consultants

1166 Dimock Lane Naples, FL 34110

Telephone 239-595-0314; Fax 239-594-7984

Email: ats@naplescpa.net    Website: alantschiffman.com

Independent Auditor’s Report

To the Shareholders and Board of Directors of

Elegance Brands, Inc.

Beverly Hills, CA

Report on the Financial Statements

We have audited the accompanying financial statements of Elegance Brands, Inc. which comprise the balance sheets as of December 31, 2019 and 2018 and the related statements of Operations, Changes in Stockholders’ Equity and Cash Flows for the two years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elegance Brands, Inc. as of December 31, 2019 and 2018 and the related statements of Operations, Shareholders’ Equity and Cash Flows for the two years then ended and the related notes to the financial statements in accordance with generally accepted accounting principles generally accepted in the United States of America.

/s/ Alan T. Schiffman CPA PC

Alan T. Schiffman, CPA, PC
Naples, Florida
April 20, 2020, Except for Notes 5 and 11, May 19, 2020

F-2

Elegance Brands, Inc.

Balance Sheets

As of December 31, 2019 and 2018

(Parent Only Financial Statement)

	2019	2018
ASSETS
Current Assets:
Cash	$332,772	$100,119
Inventory	$149,280	$310,000
Deposits on inventory purchases	$140,707
Due from certain persons	$130,952
Prepaid consulting fees, net	$2,010,624
Total current assets	$2,764,335	$410,119

Deposit pending share purchase transaction	$1,712,500
Fixed assets, net	2,085
Other assets:
Deferred syndication costs	1,504,021	213,495
Organizational, trademarks and other	675
Total	$5,983,616	$623,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Account Payable	$710,000	$16,154
Related Party Loan and Notes Payable	$733,930	698,575
Total Liabilities	$1,443,930	$714,729

Stockholders’ Equity:
Preferred stock: $0.0001 par value, Shares authorized; 10,000,000 shares Issued and outstanding; None
Class A Common stock: $0.000157387 par value; 200,000,000 Shares authorized; 6,522,360 shares issued and outstanding at December 31, 2019 and none issued and outstanding at December 31, 2018	1,027
Class B, Common stock: $0.000157387 par value; 100,000,000 Shares authorized 89,400,000 Shares issued and outstanding at December 31, 2019 and 80,000,007 issued and outstanding at December 31, 2018	14,070	12,591
Additional Paid-In Capital	7,663,422	189,296
Retained earnings (deficit)	(3,138,833)	(293,002)
Total Stockholders’ Equity	4,539,686	(91,115)
Total	$5,983,616	$623,614

See Notes to Financial Statements.

F-3

Elegance Brands, Inc.

Statements of Operations

For the Two Years Ended December 31, 2019 and 2018

(Parent Only Financial Statement)

	2019	2018
Revenue:
Sales	$3,420	$-
Costs of goods sold	$3,047
Gross profit on sales	$373

Expenses:
General and Administrative Expenses	$612,657	$98,171
Related Party Consulting and Marketing Services	$2,233,761	$155,050
	$2,846,418	$253,221
Net Loss from Operations	$2,846,045	$253,221
Other Income (Expense):
Equity interest in subsidiary company
Interest income	$214	$215
Loss on Extinguishment of Notes Payable		$(39,996)
Total Other Income (Expense)	$214	$(39,781)

Net Loss Prior to Provision for Income Taxes	$(2,845,831)	$(293,002)
Provision for Income Taxes	$-	$-
Net Loss	$(2,845,831)	$(293,002)

Earnings (loss) per share of common stock:
Basic	$(0.0339)	$(0.0037)
Assuming dilution	$(0.0339)	$(0.0037)
Weighted-average number of common shares outstanding	83,915,439	80,000,007

See Notes to Financial Statements.

F-4

Elegance Brands, Inc.

Statements of Changes in Stockholders’ Equity

For the Two Years Ended December 31, 2019 and 2018

(Parent Only Financial Statement)

	Common Stock						Additional		Total
	Class A		Class B		Warrants		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Amount (a)	Capital	Deficit	Equity (deficit)
Balance, January 1, 2018		$-		$-			$-	$-	$-
Net loss								$(293,002)	$(293,002)
Issuance of Class B common stock			12,141,000	$12,141			$99,750		$111,891
Stock issued for related party consulting service			250,000	$250			$49,750		$50,000
Stock issued for extinguishment of debt			199,980	$200			$39,796		$39,996
Balance, December 31, 2018			12,590,980	12,591			189,296	(293,002)	(91,115)
Net loss								(2,845,831)	(2,845,831)
Adjustment for stock split as of September 11, 2019			67,409,020
Issuance of Class A common stock units	6,522,360	$1,027			3,261,180	14,503	$3,245,650		$3,261,180
Issue of Class B common stock to related parties			9,400,000	$1,479			$4,677,840		$4,679,319
Reduction of deferred syndication costs and other fees							$(463,867)		$(463,867)
Reclassification of warrants to paid-in capital						(14,503)	$14,503
Balance, December 31, 2019	6,522,360	$1,027	89,400,000	14,070	3,261,180	0	$7,663,422	$(3,138,833)	$4,539,686

(a) - Warrants have been priced at $ 0.004531 per warrant utilizing the Black -Scholes Warrant Pricing Model

See Notes to Financial Statements.

F-5

Elegance Brands, Inc.

Statement of Cash Flows

For the Two Years Ended December 31, 2019 and 2018

(Parent Only Financial Statement)

	2019	2018
Cash Flows from Operation Activities:
Net Loss	$(2,845,831)	$(293,002)
Adjustments to reconcile net loss to net cash from operating activites:
Cash provided by (absorbed in) operating activities:
Depreciation	$110
Amortization of related party consulting and marketing services	$2,093,591	$50,000
Loss on Extinguishment of Notes Payable		$39,996
Net cash used In operating activities	$(752,130)	$(203,006)
Changes in working capital from operating assets and liabilities:
Decrease (increase) in inventory and deposits	$160,720	$(310,000)
Increase in prepaid consulting fees	$(4,104,215)
Increase in accounts payable	$693,846	$16,154
Net working capital used In operating activities	$(3,249,649)	$(293,846)
Net cash and working capital used In operating activities	$(4,001,779)	$(496,852)
Cash flows from (used in) investing activities:
Deposit pending share purchase	$(1,712,500)
Deposit on inventory purchase	$(140,707)
Due from certain persons	$(130,952)
Purchase of fixed assets	$(2,195)
Investment in trademarks	$(675)
	$(1,987,029)
Cash Flows from (aborbed in) Financing Activities:
Deferred Syndication Expenses	$(1,290,526)	$(213,495)
Related party notes payable	$35,355	$698,575
Common stock escrow fees	$(77,496)
Issuance of common stock	$7,554,128	$111,891
Net Cash Provided by Financing Activities	$6,221,461	$596,971
Net increase (decrease) in cash	$232,653	$100,119
Cash - Beginning of Year	$100,119	$-
Cash - As of December 31, 2019	$332,772	$100,119

Non-Cash Transaction:
Shares issued to related parties for
consulting services provided	9,400,000	50,000

See Notes to Financial Statements.

F-6

Elegance Brands, Inc.

Notes to Financial Statements

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Elegance Brands, Inc. (the “Company”), formerly known as Elegance Spirits, Inc., was formed on October 30, 2017 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware. The Company’s fiscal year end is December 31.

The Company is a manufacturer and distributor of alcoholic spirits and diversified beverages. For its brand Elegance Vodka, the Company uses 100% organic Australian grapes and charcoal-filtered Australian rainwater. For its brand Gorilla Hemp, the Company uses premium hemp-derived cannabidiol (CBD) isolate along with natural plant extracts and vitamins to bring an infused functional beverage to market. The Company recognizes that there is consumer demand for premium quality beverages. The Company is bringing premium alcoholic spirits and beverages to the market with the objective of meeting this consumer demand for a superior spirits and is innovating across new categories of beverages in different segments. Management’s mission is to create something unique and special in both quality and appearance for the customer. The Company intends to initially distribute its luxury vodka brand in the western and central United States and intends to develop and distribute new categories of beverages nationally across the United States.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Inventories

Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method for substantially all qualifying domestic inventories.

Equity Method of Accounting for Investments

The Company uses the equity method of accounting for investments in entities in which it has a controlling interest. Under the equity method, an investment in common stock shall be shown in the balance sheet of the Company as a single amount. Also, the Company’s share of earnings or losses from the investment shall be shown in the Statement of Operations as a single amount. (See also Note 11 elsewhere herein.)

Deferred Syndication Costs

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceeds of the Regulation A+ offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred syndication expenses if a securities offering is aborted. As at December 31, 2019, the Company has received $3,261,180 proceeds related to the Regulation A+ offering that was approved on December 26, 2018.

F-7

Earnings per share

Earnings per share figures are based on the weighted-average number of shares of common stock outstanding in each year (Basic earnings per share). The exercise price per warrant is in excess of the fair market value of the current price per share. Therefore, there is no material dilutive effect on net income per share for 2019 or 2018 for outstanding stock warrants.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability, and reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk).

Income Taxes

The Company is taxed as a C Corporation under the Internal Revenue Code and a similar section of the state code. All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2019, there are two years open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

Translation of Non-U.S. Currency Amounts

The Company is in the process of purchasing an Australian based operating entity (see Notes 5 and 11 below). The Australian entity uses the Australian dollar as its functional currency. Accordingly, the Company will be following FASB’s ASC Number 830, Foreign Currency Matters in consolidating the financial statements of the subsidiary company as follows. Assets and liabilities of its non-U.S. subsidiary that have a local functional currency are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated at weighted-average rates of exchange prevailing during the year. Translation (gains) losses are included in other income for the period.

Inventory, property, plant and equipment, net and other non-monetary assets and liabilities of the non-U.S. subsidiary are translated at the approximate exchange rates prevailing when the company acquired the assets or liabilities. All other assets and liabilities denominated in the functional currency other than U.S. dollars, are translated at year-end exchange rates with the transaction gain or loss recognized in other (income) expense

F-8

Recent Accounting Pronouncements

Accounting Standards Issued But Not Yet Effective

Leases - In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) which was updated by FASB ASU 2018-10, Codification Improvement to Leases, and FASB ASU 2018- 11, Targeted Improvements. The new lease standard requires lessees to recognize virtually all leases as right- of-use assets and lease liabilities on the balance sheet, as well as disclose key information regarding leasing arrangements. The new lease standard also requires the separation of the lease agreement from other contract components, such as maintenance services. The guidance in this standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Management is currently evaluating this guidance and the impact it will have on the financial statements.

Fair Value Measurement

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management is currently evaluating this guidance and the impact it will have on the financial statements.

NOTE 2 - RISKS AND UNCERTAINTIES

The Company did not generate any revenue for the year ended December 31, 2018 and $3,420 of revenue for the year ended December 31, 2019. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate equity financing or commence operations. Failure to secure equity financing or commence operations could adversely affect the Company’s ability to achieve its business objective and the results of its operations. Reference is made to the Amendment NO. 1 to Form 1-A Offering Circular elsewhere herein for additional risk factors.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

NOTE 4 - DEFERRED SYNDICATION COSTS

As of December 31, 2019, the Company incurred $1,504,021 in deferred syndication expenses that are related to its securities offering of Class A common shares. In connection with an Independent Contractor Agreement dated September 11, 2019, the Company retained the Chairman of the Board of Directors to perform services related to the marketing of the Class A common stock and to provide other marketing and consulting services. In exchange for such services, the Chairman was issued 8,900,000 shares of Class B common stock having a value of $4,430,420; $0.4978 per share. Of the $4,430,420, twenty-five percent (25%) was allocated to prepaid syndication costs and seventy-five percent (75%) was allocated to prepaid consulting expense (see below). During the period from January 1, 2020 to April 7, 2020, the Chairman also was paid cash of $710,000, (see account payable as of December 31, 2019); allocated as follows: $177,500 to deferred syndication costs and $532,500 to prepaid consulting expense. The Company accounts for share-based compensation pursuant to FASB ASC 718. On April 7, 2020. the Chairman resigned his position with the Board of Directors of the Company.

Other deferred syndication costs aggregating $605,288, are included, net of a contra charge to paid-in surplus of $386,372. Such costs are primarily comprised of professional, investor relations and investment banking marketing costs.

F-9

NOTE 5 - RELATED PARTY TRANSACTIONS

Prepaid Inventory

The Company had a manufacturing agreement for inventory purchases with Europa International Pty Ltd., an affiliated company, which was subsequently absorbed by Australian Boutique Spirits Pty Ltd, (ABS) which is wholly owned by one of the CEO of the Company. As of December 31, 2019, the Company has advanced Australian Boutique Spirits, Pty., Ltd., the related party, $140,707 for inventory purchases. See Note 11, Subsequent Events, below.

Prepaid consulting fees, net

As of December 31, 2019, prepaid consulting fees totals $4,104,215 net of amortization totaling $2,093,591. In addition to the share-based compensation discussed in Note 4 above of $3,322,815, the prepaid consulting fees include an additional 500,000 Class B share-based compensation paid to a related party, in the amount of $248,900 plus cash paid to the former Chairman, allocated to prepaid consulting of $532,500, during the period from January 1, 2020 to April 7, 2020. Amortization is based upon the duration of each contract. In addition to the contract amortization of $2,093,591, an amount of $130,000 was paid to the Company CEO for consulting services.

Notes and loans Payable

As of December 31, 2019 and 2018, the Company has notes payable to various stockholders and other totaling $733,930 ($300,000 from an officer) and $698,575 respectively. The balloon payment notes are not secured, do not bear interest or have monthly payments, and were due through January 2020. Management intends to repay these notes payable when the Company has raised sufficient capital to repay them.

Deposit pending share purchase and advances to related entity

As of December 31, 2019, the Company deposited $1,712,500 with the Company’s CEO on behalf of an agreement to purchase 100% of the issued and outstanding common stock of Australian Boutique Spirits Pty, Ltd. In addition, $140,707 was also advanced to ABS for inventory purchases.

ABS is solely owned by the Company’s CEO. The deposit is advanced pursuant to an Amended and Restated Share Purchase Agreement dated March 30, 2020, and is secured by a guarantee executed by the CEO of the Company and by ABS. The shares of ABS owned by the CEO, are pledged as collateral on the guarantee and ABS and the CEO have executed and delivered a Charge over Shares, an Australian form of pledge, as security for their obligations to the Company. See Subsequent events Note 11 below.

As of December 31, 2019, the Company has $130,953 of notes receivable due from CannHealth Group, and Europa Group USA. The Company CEO owns Europa Group, USA and is on the Board of Directors of CannHealth Group. The notes are not secured, do not bear interest, nor require monthly payments and are due upon demand.

Commitments

The Company had an original commitment to purchase $800,000 in intellectual property from Australian Boutique Spirits Pty Ltd. related to vodka formulation and method of manufacturing, product branding and packaging, and supplier contacts. On January 5, 2019, Australian Boutique Spirits Pty Ltd. reduced the Company’s purchase price of intellectual property from $800,000 to $1.

As of December 31, 2019, the Company has a recorded as accounts payable $710,000 due to the former Chairman of the Board of Directors and stockholder allocated as follows; $532,500 to prepaid consulting fees and $177,500 to deferred syndication costs. (See Note 4 above).

F-10

NOTE 6 – STOCKHOLDERS’ EQUITY

Pursuant to the Third Amended and Restated Certificate of Incorporation of the Company, the stockholders’ equity of the Company is currently comprised of two classes of stock: Common stock and Preferred stock.

The total number of shares of all classes of stock which the Company shall have authority to issue is three hundred ten million (310,000,000) shares of capital stock, which includes (i) 300,000,000 shares of common stock, $0.000157387 par value per share (Common Stock). Of the Common Stock, 200,000,000 shares shall be designated as Class A Common Stock (the Class A Common Stock) and 100,000,000 shares shall be designated as Class B Common Stock (the Class B Common Stock)

Description of Common Stock

Except for the right to vote as set forth below, the Class A Common Stock and the Class B Common Stock shall be identical in all respects. The shares to be issued pursuant to this offering will be Class A Common Stock. All holders of shares of Class A Common Stock shall at every meeting of the stockholders be entitled to one (1) vote for each share of the capital stock held by such shareholder. Holders of shares of Class B common stock (not being sold in this offering) shall be identical to Class A common stock and shall at every meeting of the stockholders be entitled to four (4) votes for each share of the capital stock held by such stockholder.

The Company is selling up to 57,000,000 shares of Common Stock Units through this Amendment NO. 1 to Form 1-A, Regulation A Offering Circular on a “best efforts” basis, at the price of $0.50 per Unit. Each Unit comprises one (1) share of Class A Common Stock and one (1) warrant to purchase one-half (0.5) shares of Class A Common Stock at an exercise price of $0.75 per Class A Common Stock over a period of 18-month from the closing of the Offering. Underlying shares of Class A Common Stock to be qualified with the SEC amount to 85,500,000 shares of Class A Common Stock. Common shares for the underlying warrants to be qualified with the SEC amount to 28,500,000 common shares. If all of the Units are sold in the Offering the Company would receive gross proceeds of $28,500,000 and if all Warrants were exercised the Company would receive an additional $21,375,000, for total gross proceeds of $49,875,000.

For the period from January 1, 2019 through February 29, 2020, the Company sold an aggregate of 41,318,340 Units and received gross proceeds of approximately, $20,659,170.

During the year ended December 31, 2019, the Company issued 6,522,360 shares of Class A common stock and 3,261,180 warrants valued at $0.004531, utilizing the Black Scholes Warrant Pricing Model of option pricing, in the amount of $14,503. Consistent with ASC 815, following quantitative disclosures for derivative instruments, the amount of $14,503 is included in paid-in capital. (See Amendment NO.1 to Regulation A Offering Circular elsewhere herein).

In connection with the Company’s objective to raise capital, on June 30, 2018, the Company retained a registered broker dealer - Selling Agent and has agreed to pay such agent a fee of 1% of all gross proceeds received by the Company through the Offering. Management estimates that the cash cost of raising capital will approximate 13% for the capital raised and the total cost of raising capital including non-cash expenses will approximate 20% for the capital raised.

Description of Serial Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock. To date no preferred shares have been sold. However, at some time in the future, the Company may designate some of its authorized stock as preferred stock. Such preferred stock may have preference over the common stock in terms of dividends and voting.

Stock Split

Pursuant to the Third Amended and Restated Certificate of Incorporation of the Company dated March 31, 2020, the holders of a majority of the shares of Class B Common Stock issued and outstanding as of March 31, 2020, have authorized a 6.35375 for 1 forward stock split for each share of common stock outstanding as of September 11, 2019. As a result of the stock split, each one full share of issued and outstanding Class A Common Stock immediately prior to September 11, 2019, shall become 6.35375 shares of Class A common shares and each one full share of issued and outstanding Class B Common Stock immediately prior to September 11, 2019, shall become 6.35375 shares of Class B Common Stock.

F-11

NOTE 7 - PROVISION FOR INCOME TAXES

Deferred tax benefits are evaluated annually by management to determine the likelihood of realization. A valuation allowance is applied to those benefits which are deemed more likely than not to be unrealized in the future.

The Company has no current federal or state tax provision as of December 31, 2019 or 2018.

Contingent upon the generation of losses through December 31, 2019, the Company has approximately $647,500 in a deferred tax asset from net operating losses of $3,083,331 for the periods through December 31, 2019. Certain minor timing differences or disallowances primarily for meals exist in an amount approximating $11,823, The net operating losses can be carried forward indefinitely.

NOTE 8 - MARKETING EXPENSES

The Company paid $163,818 and $3,695 in marketing expenses for the years ended December 31, 2019 and 2018, respectively. The expenses are included in both general and administrative expenses and related party consulting and marketing services on the accompanying statement of operations and comprehensive loss.

NOTE 9 - FAIR VALUE MEASUREMENTS

Due to their short-term nature, the carrying values of cash, deferred syndication expenses, related party prepaid inventory, accounts payable and related party notes payable approximate their fair values at December 31, 2019 and 2018.

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

Broker-Dealer Agreement

The Company entered into a broker-dealer agreement to pay a service fee equal to 1% of all funds raised in the Regulation A + filing. Assuming the Company raises the Total Maximum Offering of $49,875,000 inclusive of capital received from shares issued pursuant to the exercise of the warrants, the service fee will be equal to $498,750 of all funds raised in the Regulation A+ filing.

Lease Contracts

Through a related entity owned 100% by the Company’s CEO, the Company rents space at the monthly rate of $6,950 per month. Per management, the lease is on a month to month basis.

Employment Contracts

The Company has entered into employment contracts with key employees and consultants. On September 11, 2019, The Chairman of the Board of Directors (Chairman), entered into an Independent Contractor Agreement to provide consulting services to the Company related to marketing and public markets. The Chairman is entitled to receive 8,900,000 shares of Class B common stock. The Company has recorded the fair market value of the share-based compensation in the amount of $4,430,420. (See Note 4 above).

General Litigation

In the normal course of business, the Company may become a party to litigation matters involving claims against it. As of December 31, 2019, there are no current matters that would have a material negative effect on the Company’s financial position or results of operations.

F-12

NOTE 11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 20, 2020, except for notes 5 and 11, May 19, 2020, the date the financial statements were available to be issued, and there were no subsequent events to report other than the following:

Related Party transactions

Notes and loans payable

As of March 31, 2020, the Company repaid $713,970 of notes payable to various stockholders and others totaling $733,930 ($300,000 from an officer) and had $19,960 in notes payable outstanding to a stockholder. Management intends to repay these notes payable imminently.

Prepaid consulting fees

During the period from January 1, 2020 to April 7, 2020, the Company’s Chairman was paid cash compensation of $710,000 (see Accounts payable) which was allocated as follows: $177,500 to deferred syndication costs and $532,500 to prepaid consulting expense.

Purchase of 100% interest in Australian Boutique Sprits, Pty Ltd.

Pursuant to Amendment No. 1 to the Amended and Restated Share Purchase Agreement, dated May 19, 2020, (Agreement), which amends and restates a prior agreement dated December 3, 2019, the Company agreed to purchase a 100% interest in the issued and outstanding common shares of Australian Boutique Spirits Pty Ltd. (ABS), a private company incorporated in Australia. The sole shareholder (Seller) of ABS is the CEO of the Company.

The total consideration for the Company’s purchase of 100% of ABS is $11,076,000 (Australian dollar equivalent approximately AUS$17,040,000; at a USD-AUD exchange rate as agreed by the Buyer and the Seller of USD$ 0.6500: AUD$ 1.00, which for reference as of the date of this Offering Circular is USD$ 0.6550 as published by the Reserve Bank of Australia. The total purchase price will be paid in cash of USD $1,712,500 (see below) and Eighteen Million, Seven Hundred Twenty Seven Thousand (18,727,000) shares of the Company’s Class B Common Stock, valued at USD $0.50 per share. The Class B common stock may be converted by the Seller, at any time into Class A Common Stock of the Company. Subject to the maintenance of certain working capital liquidity requirements (see Offering Circular elsewhere herein), during the period commencing on the completion or termination of the current offering of common shares through one (1) year thereafter, the Seller may exercise an option to sell and transfer back to the Company, the Class B or Class A common shares in exchange for cash of up to sixty percent (60%) of the total purchase price, USD$6,645,600 less the deposit of $1,712,500 (9,866,200 shares of common stock); net additional cash paid by the Company of USD $4,933,100. The Company’s purchase of the common shares will be accounted for as Treasury Stock of the Company. If the Seller were to exercise the option to exchange the maximum number of Class B or Class A common shares, the net Class A or Class B common shares issued pursuant to this transaction would be 8,860,800 shares of Class A or Class B common stock of the Company.

Under the December 3, 2019, agreement, the Company paid the sole shareholder of ABS a prior payment of a fully-refundable contract deposit in the amount of $1,712,500 (AUS$2,578,420). The deposit is advanced to the Seller (Company CEO) pursuant to an Amended and Restated Share Purchase Agreement dated March 30, 2020, and is secured by guarantees executed by the CEO of the Company and ABS. The shares of ABS owned by the CEO, are pledged as collateral on the Guarantee and on the Charge Over Shares an Australian UK form of pledge of collateral.

ABS manufacturers a variety of products including Bitters, Gin and Vodka. During 2018 and 2019, ABS entered into two agreements with Coca-Cola Amatil (Coca-Cola). The 2018 agreement provides that Coca-Cola purchase a brand for a cocktail mixer that is due to be launched in 2020. ABS retained the exclusive right to manufacture the mixer product for a period of 10 years. ABS also retained the right to manufacture and sell the mixer product outside of Australia.

The 2019 ABS agreement with Coca-Cola provides for Coca-Cola’s acquisition of the ABS brand, Australian Bitters Company. Therein, ABS retains the exclusive rights to manufacture the Australian Bitters Company product in Australia until December 31, 2031. ABS will still have the right to manufacture and sell the Australian Bitters Company product outside of Australia.

A Valuation and Reasonableness Report dated March 12, 2020, prepared by Moore Stephens, indicates that the value of ABS ranges from US$ 14,213,163 to US$ 20,190,660 (AUS$ 21.4 million to AUS$ 30.4 million).

As stated above, the Company will account for the purchase of ABS on the equity method of accounting. Audited highlights of the balance sheets and statements of operations as of December 31, 2019 and 2018 and for the year ended December 31, 2019 and the period from April 2018 (inception) to December 31, 2018 are set forth in U.S. dollars converted consistent with FASB ASC 830, by using the translation of currency rates of USD$.7006 and USD$.7058, for December 31, 2019 and 2018 respectively and at the weighted average rates USD$ 0.6952 and USD$.7479: for the year ended December 31, 2019 and the period from April 2018 to December 31, 2018, respectively:

F-13

Australian Boutique Spirits Pty Ltd.

Balance Sheet – Highlights

December 31, 2019 and 2018

(Audited) (Rounded to the Nearest $100)

	2019	2018
Assets
Cash	$67,005	$49,343
Accounts receivable	$116,595	$162,303
Inventory	$180,196	$180,483
Loans and advances, Shareholder	$1,004,856	$26,209
Other assets	$43,807	$38,432
Plant and equipment	$757,813	$310,523
Total	$2,170,272	$767,293

Liabilities and Shareholder Equity (Deficiency)
Trade and other payables	$729,067	$491,228
Finance leases and other	$627,650	$117,536
Member equity:
Capital	$420	$423
Retained earnings	$813,135	$158,106
Total	$2,170,272	$767,293

F-14

The audited highlights of the Statements of Operations for the period from April 2018 to December 31, 2018 and for the year ended December 31, 2019, in US dollars, are as follows:

Australian Boutique Spirits Pty ltd.

Statement of Operations – Highlights

(Audited)

	2019	2018(i)

Revenues	$2,249,076	$920,101
Costs of Goods Sold	$425,253	$257,946
Operating expenses, net	$852,754	$429,328
Interest expense	$72,873	$1,757
Income tax expense	$247,096	$63,544
EBITDA (ii)	$1,121,685	$247,250
Net Income	$651,100	$167,526

(i)	For the period from April 2018 (inception) through December 31, 2018
(ii)	Earnings before income tax expense, depreciation and amortization

F-15

If the Company purchased ABS as of December 31, 2019, the following table would illustrate the consolidated highlights, on a proforma basis, of the Company’s Balance Sheet as of December 31, 2019 and proforma Statement of Operations for the year then ended:

Elegance Brands, Inc. & Subsidiary

Proforma Balance Sheet – Highlights

December 31, 2019

	Registrant		Consolidated
Current assets	$2,764,335	(i)	$4,143,584
Investment in subsidiary company at equity	$11,076,000
Plant and equipment, net	$2,085		$759,898
Intangible assets, including goodwill			$10,262,445
Deferred syndication costs and other	$1,504,696		$1,537,908
Total	$15,347,116		$16,703,835

Current liabilities	$1,443,930	(ii)	$2,800,649
Stockholders equity	$13,903,186		$13,903,186
Total	$15,347,116		$16,703,835

(i)	Includes cash, cash equivalents and Prepaid consulting fees of $2,010,624
(ii)	Includes related party payables, not eliminated herein, of $733,930

Elegance Brands, Inc. & Subsidiary

Proforma Statement of Operations – Highlights

For the Year Ended December 31, 2019

	Registrant	Consolidated
Revenues	$3,420	$2,252,496
Cost of goods sold	$(3,047)	$(428,300)
General and administrative expenses	$(612,657)	$(1,472,848)
Related party consulting and marketing services	$(2,233,761)	$(2,233,761)
Equity in net income of subsidiary	$651,100
Interest expense and other income, net	$214	$(65,222)
Provision for income taxes		$(247,096)
Net loss	$2,194,731	$2,194,731

Related Party Commitments

On January 5, 2019, Australian Boutique Spirits Pty Ltd. reduced the Company’s purchase price of intellectual property from $800,000 to $1.

On February 1, 2019, a stockholder terminated its right to receive up to $250,000 associated with a successful capital raise.

Warrants

The Company terminated its relationship with the vendor related to the performance of syndication and related services for breach of contract and has not issued any warrants subsequent to the successful completion of the Regulation A+ filing.

Termination of Agreements

On May 13, 2020, the Company and Lifestyle Global Brands, Limited (LGB), entered into an agreement to mutually terminate an agreement dated September 13, 2019. The terminated agreement provided that certain conditions would be achieved and contemplated a reverse takeover of LGB by the Company, to acquire a listing on the Canadian Securities Exchange. The conditions of the terminated agreement were not met. That notwithstanding, the settlement agreement provides that the Company will pay LGB legal fees in the amount of CAD$ 260,000 (USD $ 184,600). In addition, the Company will pay LGB 2,000,000 shares of Class A Common Stock to compensate LGB for its lost opportunity cost.

So as to terminate a February 2019 agreement providing that CannHealth Group Ltd., an inactive Australian unlisted public company, was to purchase ABS, and to further settle certain related outstanding disputes between the Company’s CEO and CannHealth Group, Ltd. (CannHealth), pursuant to an agreement dated May 12, 2020, the Company’s CEO and an affiliated company, 100% owned by the Company’s CFO, (the Parties) transferred 8,500,000 and 1,500,000, respectively, of Class B Common Stock of the Company, to CannHealth Group, Ltd. In addition, the Parties, relinquished all of their equity interests in CannHealth representing approximately 35% of the outstanding CannHealth ordinary shares. As a part of the settlement agreement CannHealth agreed not to sell or distribute any of the shares of Class B Common Stock or to convert such shares into Class A Common Stock unless such shares have been registered in compliance with US securities laws or there is an applicable exemption available from such registration requirements. (see also discussion set forth in the Offering Circular elsewhere herein.

F-16

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

General Purpose Financial Report

31 December 2019

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Directors’ report

For the year ended 31 December 2019

The directors present their report together with the financial report of Australian Boutique Spirits Pty Ltd (‘the Company’) for the financial year ended 31 December 2019.

At the beginning of the financial year, the Company was an Unlisted Public Company. On 11 March 2019, the Company changed status to a Proprietary Limited Company.

1 Directors

The names of each person who has been a director during the year and to the date of this report are:

Amit Beri
Sahil Beri
Meena Beri

Directors have been in office since the start of the year to the date of this report unless otherwise stated.

Principle Activities

The principle activities of the Company during the year were to develop, manufacture and export a collection of Australian made, hand crafted spirits.

No significant changes in the nature of the Company’s activities occurred during the financial year.

Dividends paid or recommended

No dividends were paid or declared during the year.

Operating results

The profit of the Company after providing for income tax amounted to $936,616 (2018: profit of $224,010).

Review of Operations

A review of the operations of the Company during the financial year and the results of those operations show the Company continued to engage in its principal activities, the results of which are shown in these financial statements.

Significant changes in state of affairs

From the beginning of the financial year until 11 March 2019, the Company was an Unlisted Public Company. On 11 March 2019 the Company changed status to a Proprietary Limited Company. There was no changes to the internal structure of the Company as a result of this and no external funding was received as a result of this initiative.

No other significant changes in the state of affairs of the Company occurred during the year.

F-17

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Directors’ report

For the year ended 31 December 2019

Events after the reporting date

International Coronavirus

As at the date of signing these financial statements the international spread of the Coronavirus has resulted in certain restrictions. To date, there has been no impact on the operations of the Company however as future restrictions in relation to the virus and possible outcomes are unknown, the directors are unable to assess whether there will be a material impact on the Company and its operations due to this event.

No other matters or circumstances have arisen since the end of the financial year which significantly affected or may significantly affect the operations of the Company, the results of those operations or the state of affairs of the Company in future years.

Future developments and results

Likely developments in the operations of the Company and the expected results of those operations in the future financial years have not been included in this report as the inclusion of such information is likely to result in unreasonable prejudice to the Company.

Environmental issues

The Company’s operations are not regulated by any significant environmental regulations under a law of the Commonwealth or of a state or territory of Australia.

Options

No options over issued shares or interest in the Company were granted during or since the end of the financial year and there were no options outstanding at the date of this report.

No shares were issued during or since the end of this year as a result of the exercise of an option over issued shares or interests.

There have been no unissued shares or interests under option in the Company during or since reporting date.

Indemnification and insurance of officers and auditors

The Company has not indemnified or made a relevant agreement for indemnifying against a liability any person who is or has been an officer or auditor of the Company.

During the year, the Company has not paid a premium in respect of a contract to insure the auditor of the Company or any related entity.

Proceedings on behalf of the Company

No person has applied for leave of court to bring proceedings on behalf of the Company or intervene in any proceedings to which the Company is a party for the purpose of taking responsibility on behalf of the Company for all or any part of those proceedings.

The Company was not a party to any such proceedings during the year.

F-18

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Directors’ report

For the year ended 31 December 2019

Rounding of amounts

The Company is of a kind referred to in Corporations Instrument 2016/191, issued by the Australian Securities and Investments Commission, relating to “rounding-off”. Amounts in this report have been rounded off in accordance with that Corporations Instrument to the nearest dollar.

Auditor’s independence declaration

The auditor’s independence declaration In accordance with section 307C of the Corporations Act 2001. for the year ended 31 December 2019 has been received and can be found on page 4 of the financial report.

Signed in accordance with a resolution of the Board of Directors:

Director:	/s/ Meena Beri
Meena Beri (Director)

Director:	/s/ Sahil Beri
Sahil Beri (Director)

Dated this 27th day of May 2020.

F-19

Australian Boutique Spirits Pty Limited

ABN: 44 625 701 420

Auditor’s Independence Declaration

I declare that, to the best of my knowledge and belief, during the year ended 31 December 2019 there has been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and
(ii)	no contraventions of any applicable code of professional conduct in relation to the audit.

Don Walter

Director

Walter Allan Hall Pty Ltd

Authorised Audit Company 424505

Dated: 28th May 2020

Walter Allan Hall

Level 1 Suite 126 117 Old Pittwater Road BROOKVALE NSW 2100

P 02 9981 2300 F 02 9971 2651 E contact@walterallanhall.com.au

Walter Allan Hall Pty Ltd, Authorised Audit Company 424505 ABN 39 158 928 011

Liability Limited by a scheme approved under the Professional Standards Legislation

F-20

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Statement of profit or loss and other comprehensive income

For the year ended 31 December 2019

In AUD	Note	2019	2018
		$	$
Sales revenue	3	3,235,327	1,230,326
Cost of sales		(611,733)	(344,916)
Gross profit		2,623,594	885,410

Other Income	3	10,699	-
Advertising and distribution expenses		(131,922)	(126,045)
Depreciation expenses	4	(216,663)	(19,286)
Employee benefit expenses		(599,309)	(259,796)
Finance expenses	4	(109,993)	(2,430)
Occupancy expense		-	(83,498)
Other expenses		(279,194)	(85,376)
Loss on foreign exchange		(5,145)	-
Profit/(loss) before income tax		1,292,067	308,979
Income tax expense/(benefit)	5	(355,451)	(84,969)
Profit/(loss) for the year		936,616	224,010
Other comprehensive income

Other comprehensive income for the year		-	-

Total comprehensive income for the year		936,616	224,010

The notes on pages F-25 to F-45 are an integral part of these financial statements.

F-21

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Statement of financial position

As at 31 December 2019

	Note	2019	2018
		$	$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	6	95,639	69,911
Trade and other receivables	7	166,421	229,957
Inventories	8	257,200	255,715
Loans to related parties	9	89,530	37,134
Other assets	10	15,125	25,928
TOTAL CURRENT ASSESTS		623,915	618,645
NON-CURRENT ASSETS
Plant and equipment	12	314,948	439,960
Loans to related parties	9	1,594,749	-
Right-of-use asset	13	766,715	-
Deferred tax asset	11	47,406	13,399
Other assets	10	-	15,125
TOTAL NON-CURRENT ASSETS		2,723,818	468,484
TOTAL ASSETS		3,347,733	1,087,129
LIABILITIES
CURRENT LIABILITIES
Trade and other payables	14	495,588	157,868
Employee benefits	18	27,940	17,753
Lease liabilities	19a	165,694	22,061
Income tax provision	16	487,825	98,368
Contract liabilities	15	29,279	422,000
TOTAL CURRENT LIABILITIES		1,206,326	718,050
NON-CURRENT LIABILITIES
Lease liabilities	19a	705,782	144,469
Borrowings	20	250,000	-
Contract liabilities	15	24,399	-
TOTAL NON-CURRENT LIABILITIES		980,181	144,469
TOTAL LIABILITIES		2,186,507	862,519
NET ASSETS		1,161,226	224,610
EQUITY
Issued capital	17	600	600
Retained earnings		1,160,626	224,010
TOTAL EQUITY		1,161,226	224,610

The notes on pages F-25 to F-45 are an integral part of these financial statements.

F-22

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Statement of changes in equity

As at 31 December 2019

		Ordinary	Retained
In AUD	Note	Shares	Earnings	Total equity
		$	$	$
Balance at 20 April 2018	-		-	-
Total comprehensive income for the period
Profit/(loss) for the period		-	224,010	224,010
Shares issued during the period	17	600	-	600
Total comprehensive income for the period		600	224,010	224,610

Balance at 31 December 2018		600	224,010	224,610

Balance at 1 January 2019		600	224,010	224,610
Total comprehensive income for the year
Profit/(loss) for the period		-	936,616	936,616
Total comprehensive income for the year		-	936,616	936,616

Shares issued	17	-	-	-
Dividends paid or provided		-	-	-
Balance at 31 December 2019		600	1,160,626	1,161,226

The notes on pages F-25 to F-45 are an integral part of these financial statements.

F-23

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Statement of cash flows

For the year ended 31 December 2019

In AUD	Notes	2019	2018
		$	$
Cash flows from operating activities
Receipts from customers		2,937,238	1,422,369
Payments to suppliers, employees and others		(1,299,901)	(1,020,778)
Interest and other finance costs paid		(65,046)	(2,430)
Net cash generated from operating activities	24	1,572,291	399,161

Cash flows from investing activities
Payments for property, plant and equipment		(1,478)	(290,274)
Advances to shareholder (net)		(1,397,145)	(37,134)
Net cash provided by/(used in) investing activities		(1,398,623)	(327,408)

Cash flows from financing activities
Proceeds from the issue of ordinary shares		-	600
Repayment of hire purchases and leases (net of interest)		(147,940)	(2,442)
Net cash provided by/(used in) financing activities		(147,940)	(1,842)

Net increase/(decrease) in cash and cash equivalents held		25,728	69,911
Cash and cash equivalents at the beginning of the period		69,911	-
Cash and cash equivalents at the end of the period	6	95,639	69,911

The notes on pages F-25 to F-45 are an integral part of these financial statements.

F-24

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

The financial report covers Australian Boutique Spirits Pty Ltd as an individual entity. The Company is a for-profit entity and is primarily involved in developing, manufacturing and exporting a collection of Australian made, hand- crafted spirits.

1 Summary of Significant Accounting Policies

Basis of preparation

The financial statements are general purpose financial statements which have been prepared in accordance with Australian Accounting Standards (AASBs) adopted by the Australian Accounting Standards Board (AASB) and the Corporations Act 2001. The financial statements comply with International Financial Reporting Standards (IFRS) adopted by the International Accounting Standards Board (IASB). They were authorised for issue by the Board of Directors on 28 May 2020.

Historical cost convention

The financial statements have been prepared under the historical cost convention, except for, where applicable, the revaluation of financial assets and liabilities at fair value through profit and loss, financial assets at fair value through other comprehensive income, investment properties, certain classes of property, plant and equipment and derivative financial instruments.

Foreign currency translation

These financial statements are presented in Australian dollars which is the Company’s functional and presentation currency.

Foreign currency transactions

Foreign currency transactions are translated into Australian dollars using the exchange rates prevailing at the date of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at financial year-end exchange rates of monetary assets and liabilities denominated at foreign currencies are recognised in profit and loss.

Comparative amounts

The Company was incorporated on 20 April 2018. The comparative figures are therefore for the period 20 April 2018 to 31 December 2019.

Adoption of new and revised accounting standards

The Company has adopted all of the new or amended Accounting Standards and Interpretations issued by the Australian Accounting Standards Board (‘AASB’) that are mandatory for the current reporting period.

Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted.

The following Accounting Standards and interpretations are most relevant to the Company:

AASB 16 Leases

The Company has applied AASB16 using the modified retrospective approach and therefore, the comparative information has not been restated.

F-25

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company uses the definition of a lease in AASB 16.

i. As a lessee

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognises a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the Site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted tor certain re-measurements of the lease liability.

The liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

—	fixed payments, including in-substance fixed payments;
—	variable payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
—	amounts expected to be payable under a residual value guarantee; and
—	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and
—	penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

Impact of the transition

On transition to AASB 16, the Company recognised right of use assets and liabilities for operating leases. The transition is summarised below:

On 1 January 2019:
Right of use assets	$937,096
Lease Liabilities	$(937,096)

F-26

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Revenue recognition

The Company recognises revenue as follows:

Revenue from contracts with customers

Revenue is recognised at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the Company: identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand- alone selling price of each distinct good or service to be delivered; and recognises revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are recognised as a refund liability.

Sale of goods

Revenue from the sale of goods is recognised at the point in time when the customer obtains control of the goods, which is generally at the time of delivery.

Provision of services

Revenue from a contract to provide services is recognised over time as the services are rendered based on either a fixed price or hourly rate.

Interest

Interest revenue is recognised as interest accrues using the effective interest method. This is a method of calculating the amortised cost of a financial asset and allocating the interest income over the relevant period using the effective interest rate, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Other income

Other income is recognised on an accruals basis when the Company is entitled to it.

Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized as part of the cost of that asset.

All other borrowing costs are recognised as an expense in the period in which they are incurred.

F-27

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Income tax

The tax expense recognised in the statement of profit or loss and other comprehensive income comprises current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the period and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

Deferred tax is not provided for the following:

-	The initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss).
-	Taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognised for all deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and losses can be utilised.

Current and deferred tax is recognised as income or an expense and included in profit or loss for the period except where the tax arises from a transaction which is recognised in other comprehensive income or equity, in which case the tax is recognised in other comprehensive income or equity respectively.

Current and non-current classification

Assets and liabilities are presented in the statements of financial position based on current and non-current classification.

An asset is classified as current when: it is either expected to be realised or intended to be sold or consumed in the Company’s normal operating cycle; it is held primarily for the purpose of trading; it is expected to be realised within 12 months after the reporting period; or the asset is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period. All other assets are classified as non-current.

A liability is classified as current when: it is either expected to be settled in the Company’s normal operating cycle; it is held primarily for the purpose of trading; it is due to be settled within 12 months after the reporting period; or there is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period. All other liabilities are classified as non-current.

Deferred tax assets and liabilities are always classified as non-current.

F-28

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents

Cash and cash equivalents comprises cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Trade and other receivables

Trade receivables are initially recognised at fair value and subsequently measured at amortised cost using the effective interest method, less any allowance for expected credit losses. Trade receivables are generally due for settlement within 30 days.

The Company has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue.

Other receivables are recognised at amortised cost, less any allowance for expected credit losses.

Contract assets

Contract assets are recognised when the entity has transferred goods or services to the customer but where the entity is yet to establish an unconditional right to consideration. Contract assets are treated as financial assets for impairment purposes.

Inventories

Inventories are measured at the lower of cost and net realisable value. Cost of inventory is determined using the first- in-first-out basis and is net of any rebates and discounts received. Net realisable value is estimated using the most reliable evidence available at the reporting date and inventory is written down through an obsolescence provision if necessary.

Financial Instruments

Financial instruments are recognised initially on the date that the Company becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

F-29

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Financial Assets

All recognised financial assets are subsequently measured in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification

-	Amortised cost
-	Fair value through profit or loss - FVTPL

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets.

Amortised cost

Assets measured at amortised cost are financial assets where:

-	the business model is to hold assets to collect contractual cash flows; and
-	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Company’s financial assets measured at amortised cost comprise trade and other receivables and cash and cash equivalents in the statement of financial position.

Subsequent to initial recognition, these assets are carried at amortised cost using the effective interest rate method less provision for impairment.

Interest income, foreign exchange gains or losses and impairment are recognised in profit or loss. Gain or loss on de-recognition is recognised in profit or loss.

Financial assets through profit or loss

All financial assets not classified as measured at amortised cost are measured at FVTPL.

Net gains or losses, including any interest or dividend income are recognised in profit or loss.

Impairment of financial assets

Impairment of financial assets is recognised on an expected credit loss (ECL) basis for the following assets:

-	financial assets measured at amortised cost

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis based on the Company’s historical experience and informed credit assessment and including forward looking information.

The Company uses the presumption that an asset which is more than 30 days past due has seen a significant increase in credit risk.

F-30

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

The Company uses the presumption that a financial asset is in default when:

-	the other party is unlikely to pay its credit obligations to the Company in full, without recourse to the Company to actions such as realising security (if any is held); or
-	the financial assets is more than 90 days past due.

Credit losses are measured as the present value of the difference between the cash flows due to the Company in accordance with the contract and the cash flows expected to be received. This is applied using a probability weighted approach.

Trade receivables and contract assets

Impairment of trade receivables and contract assets have been determined using the simplified approach in AASB 9 which uses an estimation of lifetime expected credit losses. The Company has determined the probability of non- payment of the receivable and contract asset and multiplied this by the amount of the expected loss arising from default.

The amount of the impairment is recorded in a separate allowance account with the loss being recognised in finance expense. Once the receivable is determined to be uncollectable then the gross carrying amount is written off against the associated allowance.

Where the Company renegotiates the terms of trade receivables due from certain customers, the new expected cash flows are discounted at the original effective interest rate and any resulting difference to the carrying value is recognised in profit or loss.

Other financial assets measured at amortised cost

Impairment of other financial assets measured at amortised cost are determined using the expected credit loss model in AASB 9. On initial recognition of the asset, an estimate of the expected credit losses for the next 12 months is recognised. Where the asset has experienced significant increase in credit risk then the lifetime losses are estimated and recognised.

Financial liabilities

The Company measures all financial liabilities initially at fair value less transaction costs, subsequently financial liabilities are measured at amortised cost using the effective interest rate method.

The financial liabilities of the Company comprise trade payables, bank and other loans and finance lease liabilities.

Impairment of non-financial assets

At the end of each reporting period the Company determines whether there is any evidence of an impairment indicator for non-financial assets.

Where an indicator exists and regardless for indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

F-31

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

The recoverable amount of an asset or CGU is the higher of the fair value less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit. Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss.

Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss.

Goods and services tax

Revenue, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payable are stated inclusive of GST.

Cash flows in the statement of cash flows are included on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

Property, plant and equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment.

Plant and equipment

Plant and equipment are measured using the cost model.

Depreciation

Property, plant and equipment is depreciated on a straight-line basis over the asset’s useful life to the Company, commencing when the asset is ready for use.

The depreciation rates used for each class of depreciable asset are shown below:

Fixed asset class	Depreciation rate
Plant and Equipment	10 – 20%
Motor Vehicles	25%

At the end of each annual reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in estimate.

F-32

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Right of Use Asset

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Company expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any re-measurement of lease liabilities.

The Company has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments on these assets are expensed to profit or loss as incurred.

Trade and other payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of the financial year and which are unpaid. Due to their short-term nature they are measured at amortised cost and are not discounted. The amounts are unsecured and they are usually paid within 30 days of recognition.

Contract liabilities

Contract liabilities represents the entity’s obligation to transfer goods or services to a customer and are recognised when a customer pays consideration, or when the entity recognises a receivable to reflect its unconditional rights to consideration (whichever is earlier) before the entity has transferred the goods or services to the customer.

Borrowings

Loans and borrowings are initially recognised at the fair value of the consideration received, net of transaction costs. They are subsequently measured at amortised cost using the effective interest method.

Finance costs

Finance costs attributable to qualifying assets are capitalised as part of the asset. All other finance costs are expensed in the period in which they are incurred.

F-33

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Employee benefits

Provision is made for the Company’s liability for employee benefits arising from services rendered by employees to the end of the reporting period. Employee benefits that are expected to be wholly settled within one year have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs.

Employee benefits expected to be settled more than one year after the end of the reporting period have been measured at the present value of the estimated future cash outflows to be made for those benefits. In determining the liability, consideration is given to employee wage increases and the probability that the employee may satisfy vesting requirements. Cash flows are discounted using market yields on high quality corporate bond rates incorporating bonds rated AAA or AA by credit agencies, with terms to maturity that match the expected timing of cash flows. Changes in the measurement of the liability are recognised in profit or loss.

Leases

For comparative year

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term. Lease incentives under operating leases are recognised as a liability and amortised on a straight-line basis over the life of the lease term.

For current year

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred. Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right- of-use asset is fully written down

F-34

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

1 Summary of Significant Accounting Policies (Continued)

Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issues of ordinary shares and share portions which vest immediately are recognised as a deduction from equity, net of any tax effects.

New Accounting Standards and Interpretations

The AASB has issued new and amended Accounting Standards and Interpretations that have mandatory application dates for future reporting periods. The Company has decided not to early adopt these Standards. These changes are not expected to have a major impact on these financial statements of the Company.

2 Use of judgments and estimates

In preparing these financial statements, management has made judgments and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

F-35

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

3 Revenue and other income

	2019	2018
	$	$
Revenue from contracts with customers
Sale of goods	3,235,327	1,230,326
	3,235,327	1,230,326
Disaggregation of revenue from contracts with customers is as follows:
Major Product lines
- Sales of bitters and alcohol liquors	3,235,327	1,230,326
	3,235,327	1,230,326

Georgraphical regions
- Australia	2,230,587	1,230,326
- Canada	9,360	-
- United Kingdom	81,704	-
- USA	913,676	-
	3,235,327	1,230,326

Timing of revenue recognition
- Goods transferred at a point in time	3,230,447	1,230,326
- Provision of services transferred over time	4,880	-
	3,235,327	1,230,326

Other income
- Employee Contributions	5,517	-
- Gain on sale of fixed assets	4,002	-
- Interest received	1,104	-
- Sundry Income	76	-
	10,699	-

4 Expenses

	2019	2018
	$	$
Depreciation
- Plant and equipment	28,544	14,030
- Plant and equipment under lease	9,854	-
- Motor vehicle	7,884	5,256
- Buildings right-of-use assets	170,381	-
Total depreciation	216,663	19,286

Finance costs
- Interest and finance charges paid/payable on borrowings	44,947	-
- Interest and finance charges paid/payable on lease liabilities	59,882	2,349
- Other financing costs	5,164	81
Finance costs expensed	109,993	2,430

F-36

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

5 Income tax expense

	2019	2018
	$	$
(a) Components of income tax expense
In AUD
Current tax expense/(benefit)	389,458	98,368
Deferred tax expense/(benefit)	(34,007)	(13,399)
	355,451	84,969
Deferred tax included in income tax expense comprises:
Increase in deferred tax assets	(34,007)	(13,399)
Increase in deferred tax liabilities Deferred tax - origination and reversal of temporary differences	-	-
	(34,007)	(13,399)
Numerical reconciliation of income tax expense and tax at the statutory rate
Profit before income tax	1,292,067	308,979

Tax at the statutory rate of 27.5%	355,318	84,969

Tax effect amounts which are not deductible/(taxable) in calculating taxable income
Entertainment expenses	133	-
Income tax expense	355,451	84,969

6 Cash and cash equivalents

	2019	2018
	$	$
Cash on hand	3,983	3,100
Cash at bank	40,992	16,811
Term deposit	50,664	50,000
	95,639	69,911

7 Trade and other receivables

	2019	2018
	$	$
CURRENT
Trade receivables	166,421	229,957
	166,421	229,957

8 Inventories

	2019	2018
	$	$
CURRENT
At cost:	257,200	255,715
Inventory (raw materials and finished goods)	257,200	255,715

9 Loans and advances

	2019	2018
	$	$
CURRENT ASSETS
Unsecured loans to director (note 25)	89,530	37,134
NON CURRENT ASSETS
Unsecured loan to director (note 25)	1,594,749	-
	1,684,279	37,137

Current loans to directors represent the minimum repayments due for the year ending 31 December 2020.

10 Other assets

	2019	2018
	$	$
CURRENT
Prepaid listing fee	15,125	25,928
	15,125	25,928
NON CURRENT
Prepaid listing fee	-	15,125
	-	15,125

F-37

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

11 Deferred tax assets

	2019	2018
	$	$
Deferred tax asset comprises temporary differences attributable to:

Amounts recognised in profit or loss
- Employee benefits	7,684	4,882
- Accrued expenses	23,231	4,125
- Superannuation Payable	5,235	3,839
- Property, plant and equipment	4,934	786
- Finance leases	6,322	(233)
Deferred tax asset	47,406	13,399

Movements:
Opening balance	13,399	-
Credited to profit and loss	34,007	13,399
Credited to equity	-	-
Closing balance	47,406	13,399

12 Property, plant and equipment

	2019	2018
	$	$
Plant and equipment
At cost	367,376	333,103
Accumulated depreciation	(52,428)	(14,030)
Total property, plant and equipment	314,948	319,073

Motor Vehicles
At cost	-	126,143
Accumulated depreciation	-	(5,256)
Total motor vehicles	-	120,887
Total property, plant and equipment	314,948	439,960

(a) Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the financial period:

	Plant and Equipment	Motor Vehicle	Total
	$	$	$
Period beginning 20 April 2018	-	-	-
Additions	333,103	126,143	459,246
Disposals	-	-	-
Depreciation	(14,030)	(5,256)	(19,286)
Balance at 31 December 2018	319,073	120,887	439,960
Year beginning 1 January 2019	319,073	120,887	439,960
Additions	34,273	-	34,273
Disposals	-	(113,003)	(113,003)
Depreciation	(38,398)	(7,884)	(46,282)
Balance at 31 December 2019	314,948	-	314,948

F-38

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

13 Right-of-use assets

	2019	2018
	$	$
NON CURRENT
Land and Buildings - Right of Use	937,096	-
Accumulated Depreciation	(170,381)	-
	766,715	-

Additions to the right-of-use assets during the year were $937,096. The Company leases land and buildings for its offices and warehouse. The lease is due to end in June 2024.

14 Trade and other payables

	2019	2018
	$	$
CURRENT

Trade payables	125,992	46,713
GST payable	114,146	22,905
Other payables	255,450	88,250
	495,588	157,868

Trade and other payables are unsecured, non-interest bearing and are normally settled within 30 days. The carrying value of trade and other payables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

15 Contract liabilities

	2019	2018
	$	$
CURRENT
Amounts received in advance of provision of goods	-	422,000
Amounts received in advance of provision of services	29,279	-
NON CURRENT
Amounts received in advance of provision of services	24,399	-
	53,678	422,000

Reconciliation of values at the beginning and the end of the curent and previous financial periods are set out below:

	2019	2018
	$	$
Opening Balance	422,000	-
Payments received in advance	53,678	422,000
Transfer to revenue	(422,000)	-
Closing Balance	53,678	422,000

16 Income tax provisions

	2019	2018
	$	$
CURRENT
Provision for Income Tax	487,825	98,368
	487,825	98,368

F-39

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

17 Issued capital

	2019	2018
	$	$
600 (2018: 600) Ordinary shares	600	600
Total	600	600

(a) Ordinary shares	No.	No.
At the beginning of the year	600	-
Shares issued during the year	-	600
At the end of the reporting year	600	600

The holders of ordinary shares are entitled to participate in dividends and the proceeds on winding up of the Company. On a show of hands at meetings of the Company, each holder of ordinary shares has one vote in person or by proxy, and upon a poll each share is entitled to one vote.

(a)	Capital management

The key objectives of the Company when managing capital is to safeguard its ability to continue as a going concern and maintain optimal benefits to stakeholders. The Company defines capital as its equity and net debt. There has been no change to capital risk management policies during the period.

18 Employee benefits

	$	$
Opening provisions	17,753	-
Additional provision for annual leave	43,787	17,753
Reduction in provision for annual leave	(33,600)
Closing provisions	27,940	17,753

Provision is made for employee benefits accumulated as a result of employees rendering services up to the date. These benefits include annual leave. Long service leave has been excluded as the directors have assessed the probability of long service leave being payable as nil, as the Company commenced trading on 20 April 2018.

F-40

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

19 Leases

(a) Lease liabilities
Current lease liabilities	165,694	22,061
Non-current lease liabilities	705,782	144,469
	871,476	166,530

(b) Finance lease commitments
- Not later than 12 months	-	35,861
- Later than 12 months but not later than 5 years	-	161,507
Total Commitment	-	197,368
Less: Future finance charges	-	(30,838)

Net commitment recognised as liabilities	-	166,530

Representing:
Lease Liability - Current	-	22,061
Lease Liability - Non-Current	-	144,469
	-	166,530

Finance lease commitments includes contracted amounts for various plant, equipment and motor vehicles secured under finance leases expiring within one to five years. From 1 January 2019 these are recognised under AASB 16 as lease liabilities. Refer to Note 19(a).

(c) Operating lease commitments
Committed at the reporting date but not recognised as liabilities, payable
- Not later than 12 months	-	158,656
- Later than 12 months but not later than 5 years	-	700,678
- More than 5 years	-	63,094
	-	922,428

Operating lease commitments include contracted amounts for warehouse and offices under noncancellable leases, in some cases, with options to extend. The initial lease had a termination date of 21 April 2019 with an option to renew for an additional period of 5 years. The option to renew was accepted on 22 April 2019.

The lease contract has various escalating clauses. From 1 January 2019, these are recognised under AASB 16 as lease liabilities. Refer to Note 19(a).

20 Borrowings

NON CURRENT	250,000	-
Loans from Cannhealth	250,000	-

F-41

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

21 Financial risk management

The Company is exposed to a variety of financial risks through its use of financial instruments.

The Company’s overall risk management plan seeks to minimise potential adverse effects due to the unpredictability of financial markets.

Objectives, policies and processes

The Board of Directors have overall responsibility for the establishment of Australian Boutique Spirits Pty Ltd’s financial risk management framework. This includes the development of policies covering specific areas such as foreign exchange risk, liquidity risk and credit risk.

Risk management policies and systems are reviewed regularly to reflect changes in market conditions and Australian Boutique Spirits Pty Ltd’s activities.

The day-to-day risk management is carried out by Australian Boutique Spirits Pty Ltd’s finance function under policies and objectives which have been approved by the Board of Directors.

Mitigation strategies for specific risks faced are described below:

Liquidity risk

Liquidity risk arises from the Company’s management of working capital and the finance charges and principal repayments on its debt instruments. It is the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Company.

Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions, as well as credit exposure to wholesale and retail customers, including outstanding receivables and committed transactions.

Trade receivables and contract assets

Trade receivables consist of a number of customers. Ongoing credit evaluation is performed on the financial condition of accounts receivable.

The Company has adopted a policy of only dealing with credit worthy counterparties as a means of mitigating the risk of financial loss from defaults. Management has established a credit policy under which each new customer is analysed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the factors that may influence the credit risk of its customer base including the default risk associated with the industry and country in which the customers operate.

F-42

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

21 Financial risk management (continued)

Management considers that all the financial assets that are not impaired for each of the reporting dates under review are of good credit quality, including those that are past due.

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.

(i)	Interest rate risk

The Company is exposed to interest rate risk as funds are borrowed at floating and fixed rates. Borrowings issued at fixed rates expose the Company to fair value interest rate risk.

22 Dividends

No dividends were paid during the year (2018:nil).

23 Contingencies

The Company has the following contingent liabilities with Commonwealth Bank of Australia at the end of the reporting period:

(a)	Security deposit guarantee in favour of Anvil Direct Pty Limited to the value of $30,000.
(b)	Security deposit guarantee in favour of Anvil Direct Pty Limited to the value of $20,000.

There are no other known contingent assets or liabilities.

24 Reconciliation of profit after income tax to net cash from operating activities:

	2019	2018
	$	$
Reconciliation of cashflows from operating activities
Profit for the year	936,616	224,010
Adjustments for:
- Depreciation for property, plant and equipment	46,282	19,286
- Depreciation for right of use asset	170,381	-
- Gain on sale of fixed assets	(4,002)	-

Changes in assets and liabilities
- (Increase)/decrease in trade and other receivables	63,535	(229,957)
- (Increase)/decrease in inventories	(1,485)	(255,715)
- (Increase)/decrease in prepayments	25,928	(41,053)
- (Increase)/decrease in deferred tax assets	(34,007)	(13,399)
- Increase/(decrease) in trade and other payables	337,720	157,868
- Increase/(decrease) in income received in advance	(368,322)	422,000
- Increase/(decrease) in provisions and employee benefits	10,187	17,753
- Increase/(decrease) in provisions for income tax	389,458	98,368
Net cash from/(used in) operating activites	1,572,291	399,161

F-43

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

25 Related Parties

(a)	The Company’s main related parties are as follows:

Key management personnel

Any person(s) having authority and responsibility for planning, directing and controlling the activities of the entity, directly or indirectly, including any director (whether executive or otherwise) of the entity, is considered key management personnel.

Other related parties

Other related parties include close family members of key management personnel and entities that are controlled significantly influenced by those key management personnel or their close family members.

(b)	Transactions with related parties

During the financial year, the obligations in relation the the Motor vehicle held in the name of the Company was transferred to Sahil Beri who is a director of the Company.

(c)	Loans to/from related parties

Loans from related parties	2019	2018
	$	$
Loans from key management personnel
Opening balance	(37,134)	-
Payments received	206,199	769,216
Amounts advanced	(1,853,344)	(806,350)
Closing balance	(1,684,279)	(37,134)
Loans payable/(receivable) to/from related parties (note 9)	(1,684,279)	(37,134)

Loans to other related parties
Opening balance	-	-
Amounts advanced	250,000	-
Payments received	-	-
Closing balance	250,000	-
Loans payable/(receivable) to/from related parties (note 20)	250,000	-

Loans to key management personnel and other related parties are at call. No interest have been charged on the KMP or other related party loans. However, minimum repayments of $89,530 are due for the year ending 31 December 2020.

(d)	Key management personnel remuneration

Key management personnel remuneration:
- Short-term benefits	7,581	-
- Other long-term benefits	-	-
	7,581	-

Short term benefits to KMP include payments of wages and superannuation during the financial year.

F-44

Australian Boutique Spirits Pty Limited

ABN 44 625 701 420

Notes to the financial statements

For the year ended 31 December 2019

26 Auditor’s remuneration

	2019	2018
	$	$
Audit or review of the financial statements	15,000	15,000
	15,000	15,000

27 Events occurring after the reporting dates

International Coronavirus

As at the date of signing these financial statements the international spread of the Coronavirus has resulted in certain restrictions. To date, there has been no impact on the operations of the Company however as future restrictions in relation to the virus and possible outcomes are unknown, the directors are unable to assess whether there will be a material impact on the Company and its operations.

No other matters or circumstances have arisen since the end of the financial period which significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of affairs of the Company in future financial periods.

28 Statutory Information

The registered office and principal place of business of the Company is:

Australian Boutique Spirits Pty Limited

29 Anvil Road

Seven Hills NSW 2147

F-45

Australian Boutique Spirits Pty Limited

ABN 44 625 704 420

Directors’ declaration

In the opinion of the directors of Australian Boutique Spirits Pty Limited (‘the Company’):

●	the attached financial statements and notes comply with the Corporations Act 2001, the Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements;

●	the attached financial statements and notes comply with International Financial Reporting Standards as issued by the International Accounting Standards Board as described in note 1 to the financial statements;

●	the attached financial statements and notes give a true and fair view of the Company’s financial position as at 31 December 2019 and of its performance for the financial year ended on that date;

●	there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the Board of Directors.

Dated this 27th day of May 2020

/s/ Meena Beri
Meena Beri (Director)

/s/ Sahil Beri
Sahil Beri (Diretor)

F-46

Australian Boutique Spirits Pty Limited

ABN: 44 625 701 420

Independent Audit Report to the members of Australian Boutique Spirits Pty Limited

Report on the Audit of the Financial Report Qualified Opinion

We have audited the financial report, being a general purpose financial report, of Australian Boutique Spirits Pty Limited (the Company), which comprises the statement of financial position as at 31 December 2019, the statement of profit or loss and other comprehensive income, statement of changes in equity, the statement of cash flows for the year then ended, notes to the financial statements including a summary of significant accounting policies and the directors’ declaration.

In our opinion, except for the possible effects of the matter described in the Basis for Qualified Opinion paragraph:

(a)	the accompanying financial report of Australian Boutique Spirits Pty Limited is in accordance with the Corporations Act 2001, including:

(i)	giving a true and fair view of the Company’s financial position as at 31 December 2019 and of its performance for the year then ended; and

(ii)	complying with Australian Accounting Standards and the Corporations Regulations 2001; and

(b)	the financial report also complies with International Financial Reporting Standards as disclosed in Note 1.

Basis for Qualified Opinion

We were appointed as auditors of the Company on 6 April 2020 and therefore did not observe the counting of the physical inventory for the year ended 31 December 2019. We were unable to satisfy ourselves by alternative means concerning inventory quantities held or as to the accuracy of the closing balance of inventory as at 31 December 2019.

In addition, it was not possible for us to satisfy ourselves as to the accuracy of the comparative figures for inventory for the year ended 31 December 2018.

We conducted our audit in accordance with Australian Auditing Standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Report section of our report. We are independent of the Company in accordance with the ethical requirements of the Accounting Professional and Ethical Standards Board’s APES 110: Code of Ethics for Professional Accountants (the Code) that are relevant to our audit of the financial report in Australia. We have also fulfilled our other ethical responsibilities in accordance with the Code.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Walter Allan Hall

Level 1 Suite 126 117 Old Pittwater Road BROOKVALE NSW 2100

P 02 9981 2300 F 02 9971 2651 E contact@walterallanhall.com.au

Walter Allan Hall Pty Ltd, Authorised Audit Company 424505 ABN 39 158 928 011

Liability Limited by a scheme approved under the Professional Standards Legislation

F-47

Emphasis of Matter

We draw attention to Note 27 to the financial report which describes events after the reporting date. As at the date of signing these financial statements, the international spread of the Coronavirus has resulted in certain restrictions. To date, there has been no impact on the operations of the Company however as future restrictions in relation to the virus and possible outcomes are unknown, the directors are unable to assess whether there will be a material impact on the Company and its operations due to this event. Our opinion is not modified in respect of this matter.

Responsibilities of the Directors and Those Charged with Governance of the Financial Report

The directors of the Company are responsible for the preparation of a financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of a financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error.

In preparing the financial report, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Report

Our objectives are to obtain reasonable assurance about whether the financial report as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the Australian Auditing Standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of this financial report.

As part of an audit in accordance with Australian Auditing Standards, we exercise professional judgement and maintain professional scepticism throughout the audit. We also:

-	Identify and assess the risks of material misstatement of the financial report, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentation, or the override of internal control.

-	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

-	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

F-48

Australian Boutique Spirits Limited

ABN 44 625 701 420

Australian Boutique Spirits Limited

ABN 44 625 701 420

General Purpose Financial Report

31 December 2018

Australian Boutique Spirits Limited

ABN 44 625 701 420

Directors’ report

For the period 20 April 2018 to 31 December 2018

The directors present their report together with the financial report of Australian Boutique Spirits Ltd (‘the Company’) for the period 20 April 2018 - 31 December 2018 (the “period”).

The Company was incorporated as a Proprietary Limited Company on 20 April 2018. On 30 November 2018 the Company changed its status to an Unlisted Public Company.

1	Directors

The names of each person who has been a director during the period and to the date of this report are:

	Appointed	Resigned
Amit Beri	20/04/2018
Sahil Beri	04/07/2018
Meena Beri	08/09/2018
Ram Venkat	04/07/2018	31/07/2018

Directors have been in office since the start of the period to the date of this report unless otherwise stated.

Principal Activities

The principal activities of the Company during the period were to develop, manufacture and export a collection of Australian made, hand crafted spirits.

No significant changes in the nature of the Company’s activities occurred during the financial period.

Dividends paid or recommended

No dividends were paid or declared during the period.

Review of operations

A review of the operations of the Company during the financial period and the results of those operations show the Company continued to engage in its principal activities, the results of which are shown in these financial statements.

Operating results

The profit of the Company after providing tor income tax amounted to $224,010.

Significant changes in state of affairs

The Company was incorporated as a Proprietary Limited Company and became an Unlisted Publ ic Company on 30 November 2018. The purpose of this was to meet ASIC requirements to make crowd-source funding off ers. There were no changes to the internal structure of the Company and no external funding was received as part of this initiative.

No other significant changes in the state of affairs of the Company occurred during the period.

F-49

Australian Boutique Spirits Limited

ABN 44 625 701 420

Directors’ report

For the period 20 April 2018 to 31 December 2018

Events after the reporting date

Change of Company status

On 11 March 2019, the Company became a Proprietary Limited company.

International Coronavirus

As at the date of signing these financial statements, the international spread of the Coronavirus has resulted in certain restrictions .. To date, there has been no impact on the operations of the Company however as future restrictions in relation to the virus and possible outcomes are unknown, the directors are unable to assess whether there will be a material impact on the Company and its operations due to this event.

No other matters or circumstances have arisen since the end of the financial period which significantly affected or may significantly affect the operations of the Company, the results of those operations or the state of affairs of the Company in future periods ..

Future developments and results

Likely developments in the operations of the Company and the expected results of those operations in the future financial periods have not been included in this report as the inclusion of such information is likely to result in unreasonable prejudice to the Company.

Remuneration of Directors

No director has received or become entitled to receive. during or since the end of the financial period any remuneration for time and services provided.

No director has received or become entitled to receive, during or since the end of the financial period, a benefit because of a contract made by the Company, or a related body corporate with a director, a firm of which a director is a member or an entity in which a director has substantial financial interest , other than the benefits as disclosed in Note 22 to the financial statement s.

Environmental regulation

The Company’s operations are not regulated by any significant environmental regulations under a law of the Commonwealth or of a state or territory of Australia.

Information on directors

Name: Amit Beri

Experiences and Expertise: Amit Beri is an innovator with over 20 years of business experience and several exits in a multitude of industries. He brings many years of experience in the beverage industry with a track record of success in sales. marketing, new distribution, and a history of introducing new products into new global markets . He has a core focus on brand building. innovation and a strategic focus on new consumption trends. Amit has successfully launched a number of leading brands by undertaking key R&D which subsequently led to the development of Australian Boutique Spirits Ltd and its spirits portfolio.

Experiences and Expertise: Sahil Beri has completed a master’s degree in Pharmacy and is currently undertaking a Ph.D. in Pharmacology. Sahil brings a pharmaceutical background to the food and beverage industry and is widely regarded as an innovator in the creation of new consumable products. Through his tireless efforts, Sahil has designed proprietary systems for extractions, product formulations, flavour enhancement and blending of products. Sahil has had a leading role in the development of Australian Boutique Spirits.

F-50

Australian Boutique Spirits Limited

ABN 44 625 701 420

Directors’ report

For the period 20 April 2018 to 31 December 2018

Name: Meena Beri

Experiences and Expertise: Meena Seri has been involved in the operations of the Australian Boutique Spirits Ltd since the incorporation of the Company and holds various directorships in various industries.

Name: Ram Venkat (resigned on 31 July 2018)

Experiences and Expertise: Ram Venkat is a seasoned capital markets and finance executive who has worked across the Investment Banking. Mergers & Acquisitions, Equity Capital Markets and multi-asset Structuring groups at several global investment banks. Ram has an undergraduate degree in Electrical & Computer Engineering from the University of Toronto, and an M.B.A. from the Rotman School of Management at the University of Toronto (summa cum laude). Ram’s career has focused on helping companies navigate through complex and evolving landscapes of risk - strategic. funding/capital, growth, advisory/acquisatory and market related risks.

Company Secretary

Sahil Seri has held the role of Company Secretary since the incorporation of the Company.

Meetings of directors

The number of meetings of the Company’s Board of Directors (“the Board”) held during the period ended 31 December 2018, and the number of meetings attended by each director were:

	Attended	Held
Amit Beri	1	1
Sahil Beri	1	1
Meena Beri	-	1
Ram Venkat	-	1

Options

No options over issued shares or interest in the Company were granted during or since the end of the financial period and there were no options outstanding at the date of this report.

No shares were issued during or since the end of this period as a result of the exercise of an option over issued shares or interests.

There have been no unissued shares or interes ts under option in the Com pany during or since reporting date.

Indemnification and insurance of officers and auditors

The Company has not indemnified or made a relevant agreement for indemnifying against a liability any person who is or has been an officer or auditor of the Company.

During the period, the Company has not paid a premium in respect of a contract to insure the auditor of the Company or any related entity.

Proceedings on behalf of the Company

No person has applied for leave of court to bring proceedings on behalf of the Company or intervene in any proceedings to which the Company is a party for the purpose of taking responsibility on behalf of the Company for all or any part of those proceedings.

The Company was not a party to any such proceedings during the period.

F-51

Australian Boutique Spirits Limited

ABN 44 625 701 420

Directors’ report

For the period 20 April 2018 to 31 December 2018

Rounding of amounts

The Company is of a kind referred to in Corporations Instrument 2016/191, issued by the Australian Securities and Investments Commission, relating to “rounding-off”. Amounts in this report have been rounded off in accordance with that Corporations Instrument to the nearest dollar.

Auditor’s independence declaration

The auditor’s independence declaration in accordance with section 307C of the Corporations Act 2001, for the period 20 April 2018 - 31 December 2018 has been received and can be found on page 5 of the financial report.

Signed in accordance with a resolution of the Board of Directors, pursuant to section 298(2)(a) of the Corporations Act 2001:

Director:	Meena Beri

Director:	/s/ Meena Beri

Dated	this 27th of May 2020.

F-52

Australian Boutique Spirits Limited

ABN: 44 625 701 420

Auditor’s Independence Declaration

I declare that, to the best of my knowledge and belief, during the period ended December 31, 2018 there has been:

(i)	No contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and

(ii)	No contraventions of any applicable code of professional conduct in relation to the audit.

Don Walter

Director

Walter Allan Hall Pty Ltd

Authorised Audit Company 424505

Dated: 27th May 2020

Walter Allan Hall

Level 1 Suite 126 117 Old Pittwater Road BROOKVALE NSW 2100

P 02 9981 2300 F 02 9971 2651 E contact@walterallanhall .com .au

Walter Allan Hall Pty Ltd, Authorised Audit Company 424505 ABN 39 158 928 011

Liability Limited by a scheme approved under the Professional Standards Legislation

F-53

Australian Boutique Spirits Limited

ABN 44 625 701 420

Statement of profit or loss and other comprehensive income

For the period 20 April 2018 to 31 December 2018

In AUD	Note	2018
		$
Sales revenue	3	1,230,326
Cost of sales		(344,916)
Gross profit		885,410

Advertising and distribution expenses		(126,045)
Depreciation expenses		(19,286)
Employee benefit expenses		(259,796)
Finance expenses		(2,430)
Occupancy expense		(83,498)
Other expenses		(85,376)
Profit/(loss) before income tax		308,979

Income tax expense	4	(84,969)
Profit/(loss) for the period		224,010

Other comprehensive income
Other comprehensive income for the period		-
Total comprehensive income for the period		224,010

The notes on pages 10 to 27 are an integral part of these financial statements.

F-54

Australian Boutique Spirits Limited

ABN 44 625 701 420

Statement of financial position

As at 31 December 2018

	Note	2018
		$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	5	69,911
Trade and other receivables	6	229,957
Inventories	7	255,715
Loans to related parties	8	37,134
Other assets	9	25,928
TOTAL CURRENT ASSESTS		618,645
NON-CURRENT ASSETS
Plant and equipment	11	439,960
Deferred Tax Asset	10	13,399
Other assets	9	15,125
TOTAL NON-CURRENT ASSETS		468,484
TOTAL ASSETS		1,087,129

LIABILITIES
CURRENT LIABILITIES
Trade and other payables	12	157,868
Employee Benefits	16	17,753
Lease Liability	17	22,061
Income tax provision	13	98,368
Contract Liabilities	14	422,000
TOTAL CURRENT LIABILITIES		718,050
NON-CURRENT LIABILITIES
Lease Liability	17	144,469
TOTAL NON-CURRENT LIABILITIES		144,469
TOTAL LIABILITIES		862,519
NET ASSETS		224,610

EQUITY
Issued capital	15	600
Retained earnings		224,010
TOTAL EQUITY		224,610

The notes on pages F-58 to F-75 are an integral part of these financial statements.

F-55

Australian Boutique Spirits Limited

ABN 44 625 701 420

Statement of changes in equity

For the period 20 April 2018 to 31 December 2018

In AUD	Note	Ordinary Shares	Retained Earnings	Total equity
		$	$	$
Balance at 20 April 2018		-	-	-

Total comprehensive income for the period
Profit/(loss) for the period		-	224,010	224,010
Shares issued during the period	15	600	-	600
Total comprehensive income for the period		600	224,010	224,610

Balance at 31 December 2018		600	224,010	224,610

The notes on pages F-58 to F-75 are an integral part of these financial statements.

F-56

Australian Boutique Spirits Limited

ABN 44 625 701 420

Statement of cash flows

For the period 20 April 2018 to 31 December 2018

In AUD	Notes	2018
		$

Cash flows from operating activities
Receipts from customers		1,422,369
Payments to suppliers, employees and others		(1,020,778)
Interest and other finance costs paid		(2,430)
Net cash generated from operating activities	21	399,161

Cash flows from investing activities
Payments for property, plant and equipment		(290,274)
Advances to shareholder (net)		(37,134)
Net cash provided by/(used in) investing activities		(327,408)

Cash flows from financing activities
Proceeds from the issue of ordinary shares		600
Repayment of hire purchases and leases (net of interest)		(2,442)
Net cash provided by/(used in) financing activities		(1,842)

Net increase/(decrease) in cash and cash equivalents held		69,911
Cash and cash equivalents at the beginning of the period		-
Cash and cash equivalents at the end of the period	5	69,911

The notes on pages F-58 to F-75 are an integral part of these financial statements.

F-57

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements

For the period ended 31 December 2018

The financial report covers Australian Boutique Spirits Limited as an individual entity. Australian Boutique Spirits Limited was incorporated as a for-profit proprietary company on 20 April 2018. On 30 November 2018 the Company changed its status to an unlisted public company.

1 Summary of Significant Accounting Policies Basis of preparation

The financial statements are general purpose financial statements which have been prepared in accordance with Australian Accounting Standards (AASBs) adopted by the Australian Accounting Standards Board (AASB) and the Corporations Act 2001. The financial statements comply with International Financial Reporting Standards (IFRS) adopted by the International Accounting Standards Board (IASB). They were authorised for issue by the Board of Directors on 30 May 2020.

Historical cost convention

The financial statements have been prepared under the historical cost convention, except for, where applicable, the revaluation of financial assets and liabilities at fair value through profit and loss, financial assets at fair value through other comprehensive income, investment properties, certain classes of property, plant and equipment and derivative financial instruments.

These financial statements are presented in Australian dollars which is the Company’s functional currency. The financial statements and directors’ report of the Company have been rounded to the nearest dollar.

The Company was incorporated on 20 April 2018 and therefore, does not have a comparative period to report.

Adoption of new and revised accounting standards

The Company has adopted all of the new or amended Accounting Standards and Interpretations issued by the Australian Accounting Standards Board (‘AASB’) that are mandatory for the current reporting period.

Any new or amended Accounting Standards or Interpretations that are not yet mandatory have not been early adopted.

F-58

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

Income tax

The tax expense recognised in the statement of profit or loss and other comprehensive income comprises current income tax expense plus deferred tax expense.

Current tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (loss) for the period and is measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates and laws that have been enacted or substantively enacted by the end of the reporting period. Current tax liabilities (assets) are measured at the amounts expected to be paid to (recovered from) the relevant taxation authority.

Deferred tax is not provided for the following:

-	The initial recognition of an asset or liability in a transaction that is not a business combination and at the time of the transaction, affects neither accounting profit nor taxable profit (tax loss).

-	Taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognised for all deductible temporary differences and unused tax losses to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and losses can be utilised.

Current and deferred tax is recognised as income or an expense and included in profit or loss for the period except where the tax arises from a transaction which is recognised in other comprehensive income or equity, in which case the tax is recognised in other comprehensive income or equity respectively.

F-59

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

Leases

Lease payments for operating leases, where substantially all of the risks and benefits remain with the lessor, are charged as expenses on a straight-line basis over the life of the lease term.

Lease incentives under operating leases are recognised as a liability and amortised on a straight-line basis over the life of the lease term.

Revenue and other income

Revenue from contracts with customers

Revenue is recognised at an amount that reflects the consideration to which the Company is expected to be entitled in exchange for transferring goods or services to a customer. For each contract with a customer, the Company: identifies the contract with a customer; identifies the performance obligations in the contract; determines the transaction price which takes into account estimates of variable consideration and the time value of money; allocates the transaction price to the separate performance obligations on the basis of the relative stand-alone selling price of each distinct good or service to be delivered; and recognises revenue when or as each performance obligation is satisfied in a manner that depicts the transfer to the customer of the goods or services promised.

Variable consideration within the transaction price, if any, reflects concessions provided to the customer such as discounts, rebates and refunds, any potential bonuses receivable from the customer and any other contingent events. Such estimates are determined using either the ‘expected value’ or ‘most likely amount’ method. The measurement of variable consideration is subject to a constraining principle whereby revenue will only be recognised to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur. The measurement constraint continues until the uncertainty associated with the variable consideration is subsequently resolved. Amounts received that are subject to the constraining principle are recognised as a refund liability.

Sale of goods

Revenue from the sale of goods is recognised at the point in time when the customer obtains control of the goods, which is generally at the time of delivery.

Contract assets

Contract assets are recognised when the entity has transferred goods or services to the customer but where the entity is yet to establish an unconditional right to consideration. Contract assets are treated as financial assets for impairment purposes.

Other income

Other income is recognised on an accruals basis when the Company is entitled to it.

Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalised as part of the cost of that asset.

All other borrowing costs are recognised as an expense in the period in which they are incurred.

F-60

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

Goods and services tax

Revenue, expenses and assets are recognised net of the amount of GST, except where the amount of GST incurred is not recoverable from the Australian Taxation Office (ATO).

Receivables and payable are stated inclusive of GST.

Cash flows in the statement of cash flows are included on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

Inventories

Inventories are measured at the lower of cost and net realisable value. Cost of inventory is determined using the first- in-first-out basis and is net of any rebates and discounts received. Net realisable value is estimated using the most reliable evidence available at the reporting date and inventory is written down through an obsolescence provision if necessary.

Property, plant and equipment

Each class of property, plant and equipment is carried at cost or fair value less, where applicable, any accumulated depreciation and impairment.

Plant and equipment

Plant and equipment are measured using the cost model.

F-61

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

Property, Plant and Equipment (Continued)

Depreciation

Property, plant and equipment is depreciated on a straight-line basis over the asset’s useful life to the Company, commencing when the asset is ready for use.

The depreciation rates used for each class of depreciable asset are shown below:

Fixed asset class	Depreciation rate

Plant and Equipment	10% - 20%
Motor Vehicles	25%

At the end of each annual reporting period, the depreciation method, useful life and residual value of each asset is reviewed. Any revisions are accounted for prospectively as a change in estimate.

Financial Instruments

Financial instruments are recognised initially on the date that the Company becomes party to the contractual provisions of the instrument.

On initial recognition, all financial instruments are measured at fair value plus transaction costs (except for instruments measured at fair value through profit or loss where transaction costs are expensed as incurred).

Financial Assets

All recognised financial assets are subsequently measured in their entirety at either amortised cost or fair value, depending on the classification of the financial assets.

Classification

-	Amortised cost

-	Fair value through profit or loss - FVTPL

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets.

Amortised cost

Assets measured at amortised cost are financial assets where:

-	the business model is to hold assets to collect contractual cash flows; and

-	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

F-62

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

The Company’s financial assets measured at amortised cost comprise trade and other receivables and cash and cash equivalents in the statement of financial position.

Subsequent to initial recognition, these assets are carried at amortised cost using the effective interest rate method less provision for impairment.

Interest income, foreign exchange gains or losses and impairment are recognised in profit or loss. Gain or loss on de-recognition is recognised in profit or loss.

Financial assets through profit or loss

All financial assets not classified as measured at amortised cost are measured at FVTPL.

Net gains or losses, including any interest or dividend income are recognised in profit or loss.

Impairment of financial assets

Impairment of financial assets is recognised on an expected credit loss (ECL) basis for the following assets:

-	financial assets measured at amortised cost

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECL, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis based on the Company’s historical experience and informed credit assessment and including forward looking information.

The Company uses the presumption that an asset which is more than 30 days past due has seen a significant increase in credit risk.

The Company uses the presumption that a financial asset is in default when:

-	the other party is unlikely to pay its credit obligations to the Company in full, without recourse to the Company to actions such as realising security (if any is held); or

-	the financial assets is more than 90 days past due.

Credit losses are measured as the present value of the difference between the cash flows due to the Company in accordance with the contract and the cash flows expected to be received. This is applied using a probability weighted approach.

Trade receivables and contract assets

Impairment of trade receivables and contract assets have been determined using the simplified approach in AASB 9 which uses an estimation of lifetime expected credit losses. The Company has determined the probability of non- payment of the receivable and contract asset and multiplied this by the amount of the expected loss arising from default.

F-63

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

The amount of the impairment is recorded in a separate allowance account with the loss being recognised in finance expense. Once the receivable is determined to be uncollectable then the gross carrying amount is written off against the associated allowance.

Where the Company renegotiates the terms of trade receivables due from certain customers, the new expected cash flows are discounted at the original effective interest rate and any resulting difference to the carrying value is recognised in profit or loss.

Other financial assets measured at amortised cost

Impairment of other financial assets measured at amortised cost are determined using the expected credit loss model in AASB 9. On initial recognition of the asset, an estimate of the expected credit losses for the next 12 months is recognised. Where the asset has experienced significant increase in credit risk, then the lifetime losses are estimated and recognised.

Financial liabilities

The Company measures all financial liabilities initially at fair value less transaction costs, subsequently financial liabilities are measured at amortised cost using the effective interest rate method.

The financial liabilities of the Company comprise trade payables, bank and other loans and finance lease liabilities.

Impairment of non-financial assets

At the end of each reporting period the Company determines whether there is any evidence of an impairment indicator for non-financial assets.

Where an indicator exists and regardless for indefinite life intangible assets and intangible assets not yet available for use, the recoverable amount of the asset is estimated.

Where assets do not operate independently of other assets, the recoverable amount of the relevant cash-generating unit (CGU) is estimated.

The recoverable amount of an asset or CGU is the higher of the fair value less costs of disposal and the value in use. Value in use is the present value of the future cash flows expected to be derived from an asset or cash-generating unit.

Where the recoverable amount is less than the carrying amount, an impairment loss is recognised in profit or loss. Reversal indicators are considered in subsequent periods for all assets which have suffered an impairment loss.

Cash and cash equivalents

Cash and cash equivalents comprises cash on hand, demand deposits and short-term investments which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

F-64

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

Contract liabilities

Contract liabilities represents the entity’s obligation to transfer goods or services to a customer and are recognised when a customer pays consideration, or when the entity recognises a receivable to reflect its unconditional rights to consideration (whichever is earlier) before the entity has transferred the goods or services to the customer.

Employee benefits

Provision is made for the Company’s liability for employee benefits arising from services rendered by employees to the end of the reporting period. Employee benefits that are expected to be wholly settled within one year have been measured at the amounts expected to be paid when the liability is settled, plus related on-costs.

Employee benefits expected to be settled more than one year after the end of the reporting period have been measured at the present value of the estimated future cash outflows to be made for those benefits. In determining the liability, consideration is given to employee wage increases and the probability that the employee may satisfy vesting requirements. Cash flows are discounted using market yields on high quality corporate bond rates incorporating bonds rated AAA or AA by credit agencies, with terms to maturity that match the expected timing of cash flows. Changes in the measurement of the liability are recognised in profit or loss.

Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issues of ordinary shares and share portions which vest immediately are recognised as a deduction from equity, net of any tax effects.

Foreign currency translation

The financial statements are presented in Australian dollars, which is Australian Boutique Spirits Ltd’s functional and presentation currency.

Foreign currency transactions

Foreign currency transactions are translated into Australian dollars using the exchange rate prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at financial year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in profit and loss.

New Accounting Standards and interpretations not yet mandatory

Australian Accounting Standards and Interpretations that have recently been issued or amended but are not yet mandatory, have not been early adopted by the Company for the period ended 31 December 2018. The Company’s assessment of the impact of these new or amended Accounting Standards and Interpretations, most relevant are:

AASB 16 Leases

This standard is applicable to annual reporting periods beginning on or after 1 January 2019. The standard replaces AASB 117 ‘Leases’ and for lessees will eliminate the classifications of operating leases and finance leases. Subject to exceptions, a ‘right-of-use’ asset will be capitalised in the statement of financial position, measured at the present value of the unavoidable future lease payments to be made over the lease term

F-65

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

1 Summary of Significant Accounting Policies (Continued)

The exceptions relate to short-term leases of 12 months or less and leases of low-value assets (such as personal computers and small office furniture) where an accounting policy choice exists whereby either a ‘right-of-use’ asset is recognised or lease payments are expensed to profit or loss as incurred. A liability corresponding to the capitalised lease will also be recognised, adjusted for lease prepayments, lease incentives received, initial direct costs incurred and an estimate of any future restoration, removal or dismantling costs.

Straight-line operating lease expense recognition will be replaced with a depreciation charge for the leased asset (included in operating costs) and an interest expense on the recognised lease liability (included in finance costs). In the earlier periods of the lease, the expenses associated with the lease under AASB 16 will be higher when compared to lease expenses under AASB 117.

However EBITDA (Earnings before Interest, Tax, Depreciation and Amortisation) results will be improved as the operating expense is replaced by interest expense and depreciation in profit or loss under AASB 16. For classification within the statement of cash flows, the lease payments will be separated into both a principal (financing activities) and interest (either operating or financing activities) component. For lessor accounting, the standard does not substantially change how a lessor accounts for leases. The Company will adopt this standard from 1 January 2019 and it is not expected to have a major impact on these financial statements.

2 Use of judgments and estimates

In preparing these financial statements, management has made judgments and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

F-66

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

3 Revenue and other income

2018
$
Revenue from contracts with customers
Sale of goods	1,230,326
1,230,326
Disaggregation of revenue from contracts with customers is as follows:
Major product lines	1,230,326
Sales of bitters and alcohol liquors	1,230,326

Geographical regions
Australia	1,230,326
1,230,326
Timing of revenue recognition
Goods transferred at a point in time	1,230,326
1,230,326

4 Income tax expense

(a) Components of income tax expense

In AUD
Current tax expense/(benefit)	98,368
Deferred tax expense/(benefit)	(13,399)
84,969

Deferred tax included in income tax expense comprises:
Increase in deferred tax assets	(13,399)
Increase in deferred tax liabilities	-
Deferred tax - origination and reversal of temporary differences	(13,399)

Numerical reconciliation of income tax expense and tax at the statutory rate
Profit before income tax	308,979

Tax at the statutory rate of 27.5%	84,969

Income tax expense	84,969

5. Cash and cash equivalents

Cash on hand	3,100
Cash at bank	16,811
Term deposit	50,000
69,911

F-67

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

6 Trade and other receivables

2018
$
CURRENT
Trade receivables	229,957
229,957

7 Inventories

CURRENT
At cost:
Inventory (raw materials and finished goods)	255,715
255,715

8 Loans to directors

CURRENT
Unsecured loans to related parties (note 22)	37,134
37,134

9 Other assets

CURRENT
Prepaid listing fee	25,928
25,928
NON CURRENT
Prepaid listing fee	15,125
15,125

10 Deferred tax assets

Deferred tax asset comprises temporary differences attributable to:
Amounts recognised in profit or loss
- Employee benefits	4,882
- Accrued expenses	4,125
- Superannuation Payable	3,839
- Property, plant and equipment	786
- Finance leases	(233)
Deferred tax asset	13,399

Movements:
Opening balance	-
Credited to profit and loss	13,399
Credited to equity	-

Closing balance	13,399

F-68

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

11 Property, plant and equipment

2018
$
Plant and equipment

At cost	333,103

Accumulated depreciation	(14,030)
Total plant and equipment	319,073

Motor Vehicles

At cost	126,143

Accumulated depreciation	(5,256)
Total motor vehicles	120,887

Total property, plant and equipment	439,960

(a)	Movements in carrying amounts of property, plant and equipment

Movement in the carrying amounts for each class of property, plant and equipment between the beginning and the end of the financial period:

	Motor Vehicle	Plant and Equipment	Total
	$	$	$
Opening balance	-	-	-

Additions	126,143	333,103	459,246

Disposals	-	-	-
Depreciation	(5,256)	(14,030)	(19,286)

Closing balance	120,887	319,073	439,960

12 Trade and other payables

$
CURRENT

Trade payables	46,713

GST payable	22,905

Other payables	88,250
157,868

Trade and other payables are unsecured, non-interest bearing and are normally settled within 30 days. The carrying value of trade and other payables is considered a reasonable approximation of fair value due to the short-term nature of the balances.

13 Income tax provision

CURRENT

Provision for Income Tax	98,368
98,368

F-69

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

14 Contract liabilities

2018
$
CURRENT

Amounts received in advance of provision of goods	422,000
422,000
Reconciliation of values for the period are set out as below:

Opening Balance	-

Payments received in advance	422,000
Closing Balance	422,000

15 Issued capital

600 Ordinary shares	600

Total	600

(a) Ordinary shares	No.
At the beginning of the period	-

Shares issued during the period	600

At the end of the reporting period	600

The holders of ordinary shares are entitled to participate in dividends and the proceeds on winding up of the Company. On a show of hands at meetings of the Company, each holder of ordinary shares has one vote in person or by proxy, and upon a poll each share is entitled to one vote.

(b)	Capital management

The key objectives of the Company when managing capital is to safeguard its ability to continue as a going concern and maintain optimal benefits to stakeholders. The Company defines capital as its equity and net debt.

There has been no change to capital risk management policies during the period.

16 Employee benefits

$
Opening provisions	-

Additional provision for annual leave	17,753

Reduction in provision for annual leave	-

Closing provisions	17,753

Provision is made for employee benefits accumulated as a result of employees rendering services up to the date. These benefits include annual leave. Long service leave has been excluded as the directors have assessed the probability of long service leave being payable as nil, as the Company commenced trading on 20 April 2018.

F-70

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

17 Leasing commitments

2018
$
(a) Finance lease commitments
- Not later than 12 months	35,861
- Later than 12 months but not later than 5 years	161,507
Total Commitment	197,368
Less: Future finance charges	(30,838)

Net commitment recognised as liabilities	166,530

Representing:
Lease Liability - Current	22,061
Lease Liability - Non-Current	144,469
166,530

Finance lease commitments includes contracted amounts for various plant, equipment and motor vehicles secured under finance leases expiring within one to five years.

(b) Operating lease commitments
Committed at the reporting date but not recognised as liabilities, payable
- Not later than 12 months	158,656
- Later than 12 months but not later than 5 years	700,678
- More than 5 years	63,094
922,428

Operating lease commitments include contracted amounts for warehouse and offices under non-cancellable leases, in some cases, with options to extend. The initial lease had a termination date of 21 April 2019 with an option to renew for an additional period of 5 years. The option to renew was accepted on 22 April 2019. The lease contract has various escalating clauses.

18 Financial risk management

The Company is exposed to a variety of financial risks through its use of financial instruments.

The Company’s overall risk management plan seeks to minimise potential adverse effects due to the unpredictability of financial markets.

F-71

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

18 Financial risk management (Continued)

Objectives, policies and processes

The Board of Directors have overall responsibility for the establishment of Australian Boutique Spirits Ltd’s financial risk management framework. This includes the development of policies covering specific areas such as liquidity risk, interest rate risk and credit risk.

Risk management policies and systems are reviewed regularly to reflect changes in market conditions and Australian Boutique Spirits Ltd’s activities.

The day-to-day risk management is carried out by Australian Boutique Spirits Ltd’s finance function under policies and objectives which have been approved by the Board of Directors.

Mitigation strategies for specific risks faced are described below:

Liquidity risk

Liquidity risk arises from the Company’s management of working capital and the finance charges and principal repayments on its debt instruments. It is the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Company.

Credit risk arises from cash and cash equivalents and deposits with banks and financial institutions, as well as credit exposure to wholesale and retail customers, including outstanding receivables and committed transactions.

Trade receivables and contract assets

Trade receivables consist of a number of customers. Ongoing credit evaluation is performed on the financial condition of accounts receivable.

The Company has adopted a policy of only dealing with credit worthy counterparties as a means of mitigating the risk of financial loss from defaults. Management has established a credit policy under which each new customer is analysed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the factors that may influence the credit risk of its customer base including the default risk associated with the industry and country in which the customers operate.

F-72

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

18 Financial risk management (Continued)

Management considers that all the financial assets that are not impaired for each of the reporting dates under review are of good credit quality, including those that are past due.

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.

(i) Interest rate risk

The Company is exposed to interest rate risk as funds are borrowed at floating and fixed rates. Borrowings issued at fixed rates expose the Company to fair value interest rate risk.

19 Dividends

No dividends were paid during the year.

20 Contingencies

The Company has the following contingent liabilities with Commonwealth Bank of Australia at the end of the reporting period:

(a)	Security deposit guarantee in favour of Anvil Direct Pty Limited to the value of $30,000.
(b)	Security deposit guarantee in favour of Anvil Direct Pty Limited to the value of $20,000.

There are no other known contingent assets or liabilities.

21 Reconciliation of profit after income tax to net cash from operating activities

2018
$
Reconciliation of cashflows from operating activities
Profit for the period	224,010
Non-cash flows in profit:
- Depreciation	19,286

Changes in assets and liabilities
- (Increase)/decrease in trade and other receivables	(229,957)
- (Increase)/decrease in inventories	(255,715)
- (Increase)/decrease in prepayments	(41,053)
- (Increase)/decrease in deferred tax assets	(13,399)
- Increase/(decrease) in trade and other payables	157,869
- Increase/(decrease) in income received in advance	422,000
- Increase/(decrease) in provisions and employee benefits	17,753
- Increase/(decrease) in provisions for income tax	98,368
Net cash from/(used in) operating activites	399,161

F-73

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

22 Related parties

(a)	The Company’s main related parties are as follows:

Key management personnel

Any person(s) having authority and responsibility for planning, directing and controlling the activities of the entity, directly or indirectly, including any director (whether executive or otherwise) of the entity, is considered key management personnel.

Other related parties

Other related parties include close family members of key management personnel and entities that are controlled significantly influenced by those key management personnel or their close family members.

(b)	Transactions with related parties

There were no transactions with related parties during the period.

(c)	Loans to/from related parties

2018
Unsecured loans from related parties	$

Loans from key management personnel

Opening balance	-
Payments received	769,216
Amounts advanced	(806,350)
Closing balance	(37,134)
Loans payable/(receivable) to/from related parties (note 8)	(37,134)

Loans to key management personnel and other related parties are unsecured loans at call. No interest is charged on the KMP or other related party loans.

(d) Key management personnel remuneration

There was no remuneration paid to key management personnel of the Company during the period.

F-74

Australian Boutique Spirits Limited

ABN 44 625 701 420

Notes to the financial statements (continued)

For the period ended 31 December 2018

23 Auditor’s remuneration

2018
$
Audit or review of the financial statements	15,000

15,000

24 Events occurring after the reporting dates

Change of Company Status

On 11 March 2019, the Company became a Proprietary Limited company.

International Coronavirus

As at the date of signing these financial statements, the international spread of the Coronavirus has resulted in certain restrictions. To date, there has been no impact on the operations of the Company however as future restrictions in relation to the virus and possible outcomes are unknown, the directors are unable to assess whether there will be a material impact on the Company and its operations due to this event.

No other matters or circumstances have arisen since the end of the financial period which significantly affected or may significantly affect the operations of the Company, the results of those operations, or the state of affairs of the Company in future financial periods.

25 Statutory information

The registered office and principal place of business of the Company is:

Australian Boutique Spirits Ltd

29 Anvil Road

Seven Hills NSW 2147

F-75

Australian Boutique Spirits Limited

ABN 44 625 704 420

Directors’ declaration

In the opinion of the directors of Australian Boutique Spirits Limited (‘the Company’):

●	the attached financial statements and notes comply with the Corporations Act 2001, the Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements;

●	the attached financial statements and notes comply with International Financial Reporting Standards as issued by the International Accounting Standards Board as described in note 1 to the financial statements;

●	the attached financial statements and notes give a true and fair view of the Company’s financial position as at 31 December 2018 and of its performance for the financial period ended on that date;

●	there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the Board of Directors.

/s/ Meena Beri
Meena Beri (Director)
/s/ Sahil Beri
Sahil Beri (Director)

F-76

Australian Boutique Spirits Limited

ABN: 44 625 701 420

Independent Audit Report to the members of Australian Boutique Spirits Limited

Report on the Audit of the Financial Report Qualified Opinion

We have audited the financial report, being a general purpose financial report, of Australian Boutique Spirits Limited (the

Company), which comprises the statement of financial position as at 31 December 2018, the statement of profit or loss and other comprehensive income, statement of changes in equity, the statement of cash flows for the period 20 April 2018 - 31 December 2018 (the “period”),notes to the financial statements including a summary of significant accounting policies and the directors’ declaration.

In our opinion, except for the possible effects of the matter described in the Basis for Qualified Opinion paragraph:

(c)	the accompanying financial report of Australian Boutique Spirits Limited is in accordance with the Corporations Act 2001, including:

●	giving a true and fair view of the Company’s financial position as at 31 December 2018 and of its performance for the period then ended; and

●	complying with Australian Accounting Standards and the Corporations Regulations 2001; and

(d)	the financial report also complies with International Financial Reporting Standards as disclosed in Note 1.

Basis for Qualified Opinion

We were appointed as auditors of the Company on 6 April 2020 and therefore did not observe the counting of the physical inventory for the period ended 31 December 2018. We were unable to satisfy ourselves by alternative means concerning inventory quantities held or as to the accuracy of the closing balance of inventory as at 31 December 2018.

We conducted our audit in accordance with Australian Auditing Standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Report section of our report. We are independent of the Company in accordance with the ethical requirements of the Accounting Professional and Ethical Standards Board’s APES 11 O: Code of Ethics for Professional Accountants (the Code) that are relevant to our audit of the financial report in Australia. We have also fulfilled our other ethical responsibilities in accordance with the Code.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Walter Allan Hall

Level 1 Suite 126 117 Old Pittwater Road BROOKVALE NSW 2100

P 02 9981 2300 F 02 9971 2651 E contact@walterallanhall.com.au

Walter Allan Hall Pty Ltd, Authorised Audit Company 424505 ABN 39 158 928 011

Liability Limited by a scheme approved under the Professional Standards Legislation

F-77

Emphasis of Matter

We draw attention to Note 24 to the financial report which describes events after the reporting date. As at the dale of signing these financial statements, the international spread of the Coronavirus has resulted in certain restrictions. To date, there has been no impact on the operations of the Company however as future restrictions in relation to the virus and possible outcomes are unknown. the directors are unable to assess whether there will be a material impact on the Company and its operations due to this event. Our opinion is not modified in respect of this matter.

Responsibilities of the Directors and Those Charged with Governance of the Financial Report

The directors of the Company are responsible for the preparation of a financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of a financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error.

In preparing the financial report, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process. Auditor’s Responsibilities for the Audit of the Financial Report

Our objectives are to obtain reasonable assurance about whether the financial report as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the Australian Auditing Standards will always detect a material misstatement when ii exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of this financial report.

As part of an audit in accordance with Australian Auditing Standards, we exercise professional judgement and maintain professional scepticism throughout the audit. We also:

Identify and assess the risks of material misstatement of the financial report, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentation, or the override of internal control.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

F-78

Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial report or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

Evaluate the overall presentation, structure and content of the financial report, including the disclosures, and whether the financial report represents the underlying transactions and events in a manner that achieves fair presentation.

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the financial report. We are responsible for the direction, supervision and performance of the Company audit. We remain solely responsible for our audit opinion.

We communicate with the directors regarding, among other matters. the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Walter Allan Hall Pty Ltd

Authorised Audit Company 424505

Address: Sydney

Dated: 28th May 2020

F-79

UP TO 57,000,000 UNITS OF SECURITIES, CONSISTING OF 57,000,000 SHARES OF CLASS A
COMMON STOCK AND 57,000,000 WARRANTS TO PURCHASE 28,500,000 SHARES OF CLASS A
COMMON STOCK AT AN OFFERING PRICE OF $0.50 PER UNIT

$49,875,000

DALMORE GROUP, LLC

76

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Amendment No. 1 to Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on June 1, 2020.

Elegance Brands, Inc.

By:	/s/ Amit Raj Beri
Name:	Amit Raj Beri
Title:	Chief Executive Officer, President and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Amit Raj Beri as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Amit Raj Beri	Chief Executive Officer and Chairman of the Board	June 1, 2020
Amit Raj Beri

/s/ Ram Venkat	Chief Financial Officer and Director	June 1, 2020
Ram Venkat

/s/ Sahil Beri	Director	June 1, 2020
Sahil Beri

77

Part III – EXHIBITS

Item 16. Index to Exhibits

Exhibit No.	Description

2.1	Amended and Restated Certificate of Incorporation of Elegance Brands, Inc., as filed April 8, 2020.
2.2	Amended Certificate of Incorporation of Elegance Brands, Inc., as filed April 17, 2020.
2.3	Amended and Restated By-Laws of Elegance Brands, Inc.
3.1	Form of Warrant.
4.1	Form of Subscription Agreement for Regulation A+ Offering.
6.1	Assignment Agreement, dated as of March 5, 2018, between Elegance Brands, Inc. and Australian Boutique Spirits Pty Ltd.
6.2	Broker-Dealer Agreement, dated July 30, 2018, between Elegance Brands, Inc. and Sageworks Capital, LLC.
6.3	Master Services Agreement, dated as of April 29, 2019, between Elegance Brands, Inc. and Issuance, Inc.
6.4	Custodial Agreement, dated June 4, 2019, between Elegance Brands, Inc. and Prime Trust, LLC.
6.5	Consulting Agreement, dated as of September 11, 2019, between Elegance Brands, Inc. and Stan Bharti.
6.6	Independent Contractor Agreement, effective as of September 11, 2019, between Elegance Brands, Inc. and Stan Bharti.
6.7	Consulting Agreement, dated as of October 3, 2019 between Elegance Brands, Inc. and Sahil Beri.
6.8	Employment Agreement, dated October 22, 2019, between Elegance Brands, Inc. and Amit Raj Beri.
6.9	Employment Agreement, dated December 1, 2019, between Elegance Brands, Inc. and Sahil Beri.
6.10	Service Agreement, dated as of December 2, 2019, between Elegance Brands, Inc. and Greystone Partners, Inc.
6.11	Share Purchase Agreement, dated as of December 3, 2019, between Elegance Brands, Inc., Australian Boutique Spirits Pty, Ltd. and Raj Beri.
6.12	Employment Agreement, dated December 13, 2019, between Elegance Brands, Inc. and Allison Luvera.
6.13	Engagement Agreement, dated as of February 25, 2020 between Elegance Brands, Inc. and Donohoe Advisory Associates, LLC.
6.14	Amended and Restated Share Purchase Agreement, dated as of April 8, 2020, between Elegance Brands, Inc., Australian Boutique Spirits Pty, Ltd., and Amit Raj Beri (filed as Exhibit 6.1 to our Current Report on Form 1-U filed April 8, 2020).
6.15	Letter Guaranty, dated as of April 8, 2020, between Elegance Brands, Inc., Australian Boutique Spirits Pty, Ltd. and Amit Raj Beri (filed as Exhibit 6.2 to our Current Report on Form 1-U filed April 8, 2020).
6.16	Charge Over Shares Agreement, dated as of April 8, 2020, between Elegance Brands, Inc. and Australian Boutique Spirits Pty, Ltd. (filed as Exhibit 6.3 to our Current Report on Form 1-U filed April 8, 2020).
6.17	Employment Agreement, dated as of April 11, 2020, between Elegance Brands, Inc. and Christopher Alfieri.
6.18	Broker Agreement, dated as of May 4, 2020, between Elegance Brands, Inc. and Dalmore Group, LLC.
6.19	Elegance Brands, Inc. 2020 Equity Incentive Plan.
6.20	Amendment No. 1 to Amended and Restated Share Purchase agreement, dated as of May 19, 2020, between Elegance Brands, Inc., Australian Boutique Spirits Pty, Ltd. and Amit Raj Beri.
8.1	Escrow Services Agreement, dated as of June 4, 2019, between Elegance Brands, Inc. and Prime Trust, LLC.
11.1	Consent of Alan Schiffman, CPA, PC
12.1	Consent of Michelman & Robinson, LLP
15.1	Moore Stephens Perth Corporate Services Pty Ltd. Valuation and Reasonableness Report and Financial Services Guide, dated as of March 12, 2020

Unless otherwise indicated, all exhibits are filed herewith.

78

UP TO 57,000,000 UNITS OF SECURITIES, CONSISTING OF 57,000,000 SHARES OF CLASS A

COMMON STOCK AND 57,000,000 WARRANTS TO PURCHASE 28,500,000 SHARES OF CLASS A

COMMON STOCK AT AN OFFERING PRICE OF $0.50 PER UNIT